As filed with the Securities and Exchange Commission on February 12, 2003

                                                  SEC Registration No. _________
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        DELAWARE                  NEOMEDIA               36-3680347
    (State or other          TECHNOLOGIES, INC.       (I.R.S. Employer
    jurisdiction of           (Name of issuer        Identification No.)
    incorporation or          in its charter)
     organization)

  2201 SECOND STREET,               7373               CHARLES T. JENSEN
       SUITE 402             (Primary Standard        2201 SECOND STREET,
FORT MYERS, FLORIDA 33901        Industrial                SUITE 402
    (239) 337-3434             Classification     FORT MYERS, FLORIDA 33901-3083
 (Address and telephone         Code Number)            (239) 337-3434
 number of Registrant's                           TELECOPIER NO.: (239) 337-3434
  principal executive offices)                    (Name, address, and telephone
                                                  number of agent for service)

                              With copies to:

                           Clayton E. Parker, Esq.
                          Kirkpatrick & Lockhart LLP
                      201 S. Biscayne Blvd., Suite 2000
                               Miami, FL 33131
                         Telephone No. (305) 539-3305
                        Telecopier No.: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434,
please  check  the  following   box.  |_|

                                 CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                               PROPOSED      PROPOSED
                                                                MAXIMUM       MAXIMUM
                                                               OFFERING      AGGREGATE    AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO BE          PRICE       OFFERING    REGISTRATION
     SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE (1)   PRICE (1)       FEE
------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per
share                                  113,408,376 shares        $0.01     $1,134,083.76  $104.34
------------------------------------------------------------------------------------------------------
TOTAL                                  113,408,376 shares        $0.01     $1,134,083.76  $104.34
======================================================================================================

(1)  In accordance  with  Rule 457(c),  the price  represents  the  average  of  the  high and low sale prices of the  registrant's  common stock on  February 10, 2003, on the Over-the-Counter  Bulletin
     Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO
DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION  STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION  STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS
THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                 Subject to Completion, dated February 12, 2003


                                   PROSPECTUS

                           NEOMEDIA TECHNOLOGIES, INC.

                       113,408,376 SHARES OF COMMON STOCK

        This prospectus relates to the sale of up to 113,408,376 shares of NeoMedia's common stock by persons who are, or will become, stockholders of NeoMedia. Please refer to "Selling Shareholders" beginning on page 16. NeoMedia will receive proceeds from the sale of common stock under the Equity Line of Credit and from the proceeds from the exercise of the warrants for 1,904,900 shares of common stock. All costs associated with this registration will be borne by NeoMedia.

        The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over the Counter Bulletin Board. The prices will fluctuate based on the demand for the shares of common stock. Our common stock trades on the OTC Bulletin Board under the symbol "NEOM." On December 3, 2002, the last reported sale price of our common stock on the OTC Bulletin Board was $0.04 per share.

        The selling stockholders consist of:

        o Cornell Capital Partners, L.P., which intends to sell up to 102,000,000 shares of common stock.

        o Other selling stockholders, who intend to sell up to 11,408,376 shares of common stock.

        Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners will pay NeoMedia 98% of the market price of our common stock. NeoMedia has paid Cornell Capital Partners a one-time commitment fee of 2,000,000 shares of common stock. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit. The 2% discount, the one-time commitment fee and the 5% retention are underwriting discounts.

        NeoMedia has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 62,500 shares of NeoMedia's common stock.

        Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

        THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEGINNING ON PAGE 3, WE HAVE LISTED SEVERAL RISK FACTORS WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

        With the exception of Cornell Capital Partners which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February __, 2003.

                                TABLE OF CONTENTS
                                                                        PAGE NO.

PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................3
FORWARD-LOOKING STATEMENTS..................................................14
SELLING STOCKHOLDERS........................................................15
USE OF PROCEEDS.............................................................17
DILUTION....................................................................18
DIVIDEND POLICY.............................................................19
SELECTED CONSOLIDATED FINANCIAL DATA........................................20
SUPPLEMENTARY QUARTERLY FINANCIAL DATA......................................21
CAPITALIZATION..............................................................22
EQUITY LINE OF CREDIT.......................................................23
PLAN OF DISTRIBUTION........................................................24
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................26
DESCRIPTION OF BUSINESS.....................................................37
MANAGEMENT..................................................................43
AUDIT COMMITTEE REPORT......................................................46
EXECUTIVE COMPENSATION......................................................47
OPTION GRANTS IN LAST FISCAL YEAR...........................................48
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
 YEAR-END OPTIONS VALUES....................................................48
LEGAL PROCEEDINGS...........................................................51
PRINCIPAL STOCKHOLDERS......................................................54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................56
COMPARATIVE STOCK PERFORMANCE...............................................57
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
 EQUITY AND OTHER STOCKHOLDER MATTERS.......................................58
DESCRIPTION OF SECURITIES...................................................64
LEGAL MATTERS...............................................................68
EXPERTS.....................................................................68
HOW TO GET MORE INFORMATION.................................................69
INDEX OF FINANCIAL STATEMENTS................................................1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS...............................1


We intend to distribute to our shareholders annual reports containing audit financial statements. Our audited financial statements for the fiscal year December 31, 2001, were contained in our Annual Report on Form 10-K.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

        NeoMedia   develops   proprietary   technologies   that  link   physical
information and objects to the Internet marketed under its "PaperClickTM" brand name and automate print production operations.

        NeoMedia  is  structured  as  two  distinct  business  units:   Internet
Switching Service and Consulting and Integration Services.

        NeoMedia Internet Switching Service (NISS), our physical world-to-Internet offerings, is our core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. Application services develops and supports all of our physical world to Internet technology, including our linking "switch" and our application platforms, and manages our patent portfolio surrounding our technology. NISS also provides the systems integration resources needed to design and build custom customer solutions predicated on our infrastructure technology.

        NeoMedia  Consulting  and  Integration  Services  (NCIS) is the original business line upon which we were organized. This unit resells client-server equipment and related software. The unit also provides general and specialized consulting services targeted at software driven print applications, and especially at process automation of production print facilities through its integrated document factory solution. NCIS also identifies prospects for custom applications based on our products and services. The operations are based in Lisle, Illinois.

                                    ABOUT US

        Our principal executive offices are located at 2201 Second Street, Suite 402, Fort Myers, Florida 33901. Our general telephone number is (239) 337-3434. Our Web site is located at WWW.NEOM.COM. Information contained on our Web site is not part of this prospectus.

                                  THE OFFERING

        This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

        o Cornell Capital Partners, which intends to sell up to 102,000,000 shares of common stock.

        o Other selling stockholders, who intend to sell up to 11,408,376 shares of common stock.

        Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 98% of the lowest closing bid price of our common stock on the Over the Counter Bulletin Board for the five trading days immediately following the notice date. The amount of each advance is subject to a maximum of $150,000 per advance, with a minimum of six trading days between advances. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. Cornell Capital Partners received 2,000,000 shares of common stock as a one-time commitment fee in connection with the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of our common stock to be issued under the Equity Line of Credit, as well as shares of common stock issued as a commitment fee pursuant to the Equity Line of Credit, shares of common stock to be acquired pursuant to the exercise of warrants previously issued by NeoMedia and shares of common stock previously issued by NeoMedia.

        We have engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 62,500 shares of our common stock.


COMMON STOCK OFFERED                     113,408,376 shares

OFFERING PRICE                           Market Price

COMMON STOCK OUTSTANDING                 25,391,298 shares
 PRIOR TO THIS OFFERING(1)

USE OF PROCEEDS                          The  shares  of  common  stock  offered
                                         pursuant to this prospectus are offered
                                         by the Selling  Stockholders  listed on
                                         page  16.  We  will  not   receive  any
                                         proceeds  from the  sale of the  shares
                                         offered  hereby,  except  the  exercise
                                         price  of  warrants  being   registered
                                         hereunder.   We   will   also   receive
                                         proceeds  from the sale of common stock
                                         to Cornell  Capital  Partners under the
                                         Equity  Line of  Credit,  which will be
                                         used for general working  capital.  See
                                         "Use of Proceeds."

RISK FACTORS                             An  investment  in our common  stock is
                                         highly  speculative and involves a high
                                         degree    of   risk    and    immediate
                                         substantial  dilution.  You should read
                                         the  "Risk   Factors"  and   "Dilution"
                                         sections.

OTC BULLETIN BOARD SYMBOL                 NEOM

----------
(1) This table excludes options and warrants to purchase 8,755,219 and 7,705,090 shares of common stock, respectively, and up to 100,000,000 shares of common stock to be issued under the Equity Line of Credit. Outstanding shares of common stock excludes 53,620,023 shares issued into escrow on December 2, 2002, as collateral for a note payable by NeoMedia to an unrelated investor. The shares are restricted, and the note holder does not have title to the securities unless NeoMedia defaults on the note, which matures on May 1, 2003. The shares are therefore not deemed to be outstanding.

                                  RISK FACTORS

        WE ARE SUBJECT TO VARIOUS RISKS WHICH MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. BEFORE PURCHASING OUR SHARES OF COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                           RISKS SPECIFIC TO NEOMEDIA

WE HAVE CURRENTLY PENDING LEGAL ACTIONS WHICH THREATEN TO DIVEST US OF CRITICAL INTELLECTUAL PROPERTY

        On September 6, 2001, AirClic filed suit against NeoMedia in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to NeoMedia under the terms of a letter of intent entered into between AirClic and NeoMedia. The letter of intent was subsequently abandoned on the basis of NeoMedia's alleged breach of certain representations in the promissory note issued to AirClic in respect of such advance. The note issued by NeoMedia in respect of AirClic's $500,000 advance is secured by substantially all of NeoMedia's property, including our core physical world-to-Internet technologies. If we are deemed to have defaulted under such note, and do not pay the judgment, AirClic, which is one of our key competitors, could acquire NeoMedia's core intellectual property and other assets, which could force us to reduce or cease operations. We are vigorously defending this claim and have interposed counterclaims against AirClic. As of the date of this filing, pleadings were closed and the parties have engaged in written discovery. Whether or not AirClic is successful in asserting its claims that we breached certain representations made by us in the note, the note became due and payable in accordance with its terms on January 11, 2002. Based on the cash currently available to NeoMedia, payment of the note and related interest would have a material adverse effect on NeoMedia's financial condition. If we fail to pay such note, AirClic could proceed against our intellectual property and other assets securing the note which could force us to reduce or cease operations.

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE

        We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred a loss of $6,502,000 in the nine months ended September 30, 2002, $25,469,000 in the year ended December 31, 2001, $5,409,000 in the year ended December 31, 2000 and $10,472,000 in the year ended December 31, 1999. Our accumulated losses were approximately $69,845,000 as of September 30, 2002, $63,344,000 as of December 31, 2001 and $37,875,000 as of December 31, 2000. We had a working capital (deficit) of approximately $(8,208,000) as September 30, 2002, $(5,163,000) as of December 31, 2001 and $8,426,000 as of December 31, 2000. We had stockholders' equity of $(5,183,000), $(263,000) and $19,110,000 at September
30, 2002, December 31, 2001 and December 2000, respectively. We generated revenues of $8,452,000 for the nine months ended September 30, 2002, $8,142,000 for the year ended December 31, 2001 and $27,565,000 for the year ended December 31, 2000. In addition, we recorded negative cash flows from operations of ($669,000) during the nine months ended September 30, 2002, ($5,202,000) for the year ended December 31, 2001 and ($6,775,000) for the year ended December 31, 2000, respectively. To succeed, we must develop new client and customer relationships and substantially increase our revenue derived from improved products and additional value-added services. To the extent we have available financing, we intend to expend substantial resources to develop and improve our products, increase our valued-added services and to market our products and services. These development and marketing expenses must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

        On February 11, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners L.P. Under the terms of the agreement, Cornell has agreed to purchase up to $10.0 million of NeoMedia common stock over the next two years at NeoMedia's discretion. The maximum amount of each purchase is $150,000, with a minimum of seven days between purchases. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board during the five-day period following the delivery of a notice of purchase by NeoMedia. We will pay 5% of the gross proceeds of each purchase to Cornell Capital as a commission. According to the terms of the revised agreement, NeoMedia cannot draw on the Equity Line of Credit until the shares underlying the agreement are registered for with Securities and Exchange Commission. We have not secured any other financing as of the date of this filing to fund operations.

        Our cash balance as of September 30, 2002, was approximately $9,000. Based on current cash balances and operating budgets, we believe we only have enough operating capital to last the next 30 days. If our financial resources are insufficient, we may be forced to seek protection from our creditors under the United States Bankruptcy Code or analogous state statutes unless we are able to engage in a merger or other corporate finance transaction with a better capitalized entity. We cannot predict whether additional financing will be available, the type of any future financing, if available, or whether we will be successful in identifying entities with which we may consummate a merger or other corporate finance transactions.

        On December 2, 2002, we issued to a private investor a promissory note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. We will pay an administrative fee of $16,500 and legal fees of $10,000 relating to the issuance of the note, resulting in net proceeds to us of $138,500. In the event we default on the note, the investor will receive sufficient stock to comprise a non-dilutable 51% of our fully-diluted common stock. In connection with the default provision of the note, we entered into a Pledge Agreement under which we have issued 53,620,020 shares to an unrelated third party as collateral for the note. In the event of default, the third party will issue the shares to the investor, and we would issue additional shares as required to increase the investor's ownership to 51% of our fully-diluted outstanding shares at the time of default.

        During November 2002, NeoMedia issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of our Board of Directors; William E. Fritz, outside director of NeoMedia; and James J. Keil, outside director of NeoMedia. The notes bear interest at a rate of 15% per annum, and mature at the earlier of four months, or that date the shares of common stock underlying the Equity Line of Credit are registered with the Securities and Exchange Commission. The notes are convertible, at the option of the holder, into either cash or shares of NeoMedia's common stock at a 30% discount to the market price upon either the closing date or the conversion date, whichever is lower. NeoMedia will also grant to the holders an additional 192,000 shares of common stock and 60,000 warrants to purchase shares of NeoMedia's common stock at $0.03 per share, with a term of three years. In the event NeoMedia defaults on the note, we will issue an additional 1,404,330 shares of our common stock to the note holders. The notes are secured by our intellectual property, which is subject to first lien by AirClic, Inc.

        Over the next two years, we anticipate that in addition to the $10 million available to us under the Equity Line of Credit, we will need to raise additional capital to fund our anticipated operating expenses. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. In the absence of financing, we believe that we will have sufficient capital to sustain operations through December 31, 2002. Our belief is based on our operating plan, which in turn is based on assumptions that may prove to be incorrect. If capital raised from financing efforts and our financial resources are insufficient we may require additional financing in order to execute on our operating plan and continue as a going concern. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans for expansion, repay our debt obligations as they become due or respond to competitive pressures, any of which circumstances could force us to reduce or cease operations. In the event that any future financing should take the form of a sale of equity securities, the holders of the common stock may experience additional dilution.

OUR INDEPENDENT ACCOUNTANTS HAVE ADDED GOING CONCERN LANGUAGE TO THEIR REPORT ON OUR FINANCIAL STATEMENTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

        The report of Stonefield Josephson, Inc., our independent auditors, with respect to our financial statements and the related notes for the year ended December 31, 2001, indicates that, at the date of their report, we had suffered recurring losses from operations and our current cash position raised substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of Arthur Andersen LLP, our former independent auditors, with respect to our financial statements and the related notes for the years ended December 21, 2000 and 1999, indicates that, at the date of their report, we had suffered recurring losses from operations and our current cash position raised substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty.

THERE IS LIMITED INFORMATION UPON WHICH INVESTORS CAN EVALUATE OUR BUSINESS BECAUSE THE PHYSICAL WORLD - TO - INTERNET MARKET HAS EXISTED FOR A SHORT PERIOD OF TIME

        The physical world-to-Internet market in which we operate is a recently developed market. Further, we have conducted operations in this market only since March 1996. Consequently, we have a relatively limited operating history upon which you may base an evaluation of our primary business and determine our prospects for achieving our intended business objectives. To date, we have sold our physical world-to-Internet products to only 12 companies. Further, Digital Convergence, our primary customer for our physical world-to-Internet products, has filed Chapter 7 of the United States Bankruptcy Code and is presently being sued by us for default on a promissory note issued to us in lieu of payment. We are prone to all of the risks inherent to the establishment of any new business venture, including unforeseen changes in our business plan. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history in our primary market, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in the early stages of development, particularly companies in new and rapidly evolving markets, such as the physical world-to-Internet space. To address these risks, we must, among other things,

        o    maintain and increase our client base;

        o implement and successfully execute our business and marketing strategy;

        o    continue to develop and upgrade our products;

        o    continually update and improve our service offerings and features;

        o    respond to industry and competitive developments; and

        o    attract, retain, and motivate qualified personnel.

        We may not be successful in addressing these risks. If we are unable to do so, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

OUR SHARES HAVE BEEN DE-LISTED FROM TRADING ON THE NASDAQ SMALLCAP MARKET, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON YOUR ABILITY TO RESELL YOUR SHARES OR OBTAIN ACCURATE PRICE QUOTATIONS

        On March 11, 2002, we received a Nasdaq Staff Determination stating that, as of December 31, 2001, we did not meet either the minimum net tangible assets ($2,000,000) or minimum stockholders' equity ($2,500,000) criteria for continued listing on the Nasdaq SmallCap Market and advising that, accordingly, our shares were subject to de-listing from such market. On May 16, 2002, we received notification from the Nasdaq Listing Qualifications Panel that our shares were delisted effective May 17, 2002. Our shares are now trading on the OTC Bulletin Board. Your ability to resell shares of our stock, obtain accurate or timely price quotations on our shares, and, potentially, our ability to sell shares for our own account in order to raise equity financing could possibly be materially adversely affected by this delisting.

WE ARE SUBJECT TO PRICE VOLATILITY DUE TO OUR OPERATIONS MATERIALLY FLUCTUATING

        As a result of the emerging and evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

        o    our ability to retain existing clients and customers;

        o    our ability to attract new clients and customers at a steady rate;

        o    our ability to maintain client satisfaction;

        o our ability to motivate potential clients and customers to acquire and implement new technologies;

        o the extent to which our products gain market acceptance; o the timing and size of client and customer purchases;

        o    introductions of products and services by competitors;

        o    price competition in the markets in which we compete;

        o the pricing of hardware and software which we resell or integrate into our products;

        o the level of use of the Internet and online services and the rate of market acceptance of physical world-to-Internet marketing;

        o our ability to upgrade and develop our systems and infrastructure in a timely and effective manner;

        o our ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

        o    the amount and timing of operating  costs and capital  expenditures
             relating  to  the  expansion  of  our  business,   operations,  and
             infrastructure;

        o unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

        o general economic conditions and economic conditions specific to Internet technology usage and electronic commerce.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

        Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

        o    With a price of less than $5.00 per share;

        o    That are not traded on a "recognized" national exchange;

        o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

        o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE ARE UNCERTAIN OF THE SUCCESS OF OUR INTERNET SWITCHING SERVICES BUSINESS UNIT AND THE FAILURE OF THIS UNIT WOULD NEGATIVELY AFFECT OUR OPERATIONS

        We provide products and services that provide a seamless link from physical objects, including printed material, to the Internet. We can provide no assurance that:

        o this Internet Switching Services business unit will ever achieve profitability;

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

        o our current product offerings will not be adversely affected by the focusing of our resources on the physical world-to-Internet space; or

        o    the products we develop will obtain market acceptance.

        In the event that the Internet Switching Services business unit should never achieve profitability, that our current product offerings should so suffer, or that our products fail to obtain market acceptance, we could be forced to reduce or cease operations.

OUR SUCCESS IS DEPENDENT UPON THE RESALE OF SOFTWARE AND EQUIPMENT FOR REVENUE; A REDUCTION IN THESE SALES WOULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS AND THE PRICE OF OUR STOCK

        During the three and nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, we derived 96%, 96%, 93%, and 69%, respectively, of our revenues from the resale of computer software and technology equipment. A loss or a reduction of this revenue would have a material adverse effect on our business, prospects, financial condition, and results of operations, as well as our stock price. We can provide no assurance that:

        o    the market for our products and services will continue;

        o    we  will  be  successful  in  marketing   these   products  due  to
             competition and other factors;

        o we will continue to be able to obtain short-term financing for the purchase of the products that we resell; or

        o our relationship with companies whose products and services we sell will continue, including our relationship with Sun Microsystems Computer Company.

        Further, the technology and equipment resale business is becoming a commodity industry for products undifferentiated by value-added proprietary elements and services. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels. In some instances, we, in acting as a re-marketer, may compete with the original manufacturer. An inability to effectively compete and generate revenues in this industry could force us to reduce or cease operations.

A LARGE PERCENTAGE OF OUR ASSETS ARE INTANGIBLE ASSETS, WHICH WILL HAVE LITTLE OR NO VALUE IF OUR OPERATIONS ARE UNSUCCESSFUL

        At September 30, 2002, approximately 33% of our total assets were intangible assets, consisting primarily of rights related to our patents and other intellectual property. If our operations are unsuccessful, these assets will have little or no value, which will materially adversely affect the value of our stock and the ability of our stockholders to recoup their investments in our capital stock.

OUR ISS BUSINESS UNIT MARKETING STRATEGY HAS NOT BEEN TESTED AND MAY NOT RESULT IN SUCCESS

        To date, we have conducted limited marketing efforts directly relating to our NISS business unit. All of our marketing efforts have been largely untested in the marketplace, and may not result in sales of our products and services. To penetrate the markets in which we compete, we will have to exert significant efforts to create awareness of, and demand for, our products and services. With respect to our marketing efforts conducted directly, we intend to expand our sales staff upon the receipt of sufficient operating capital. Our failure to further develop our marketing capabilities and successfully market our products and services could force us to reduce or cease operations.

OUR INTERNALLY DEVELOPED SYSTEMS ARE INEFFICIENT AND MAY PUT US AT A COMPETITIVE DISADVANTAGE

        We use internally developed technologies for a portion of our systems integration services, as well as the technologies required to interconnect our clients' and customers' physical world-to-Internet systems and hardware with our own. As we developed these systems in order to integrate disparate systems and hardware on a case-by-case basis, these systems are inefficient and require a significant amount of customization. Such client and customer specific customization is time-consuming and costly and may place us at a competitive disadvantage when compared to competitors with more efficient systems.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

        Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Our failure to attract and retain qualified personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations will be materially adversely affected.

WE DEPEND UPON OUR SENIOR MANAGEMENT AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE

        Our success depends largely on the skills of certain key management and technical personnel, including Charles T. Jensen, our President, Chief Executive Officer and Chief Operating Officer. The loss of the services of Mr. Jensen could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Jensen.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

        Our success in the physical world-to-Internet and the value-added systems integration markets is dependent upon our proprietary technology, including our patents and other intellectual property, and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees, as well as our patents. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have five patents for our physical world-to-Internet technology. We also have several trademarks relating to our proprietary products. Although we believe that we have taken appropriate steps to protect our unpatented proprietary rights, including requiring that our employees and third parties who are granted access to our proprietary technology enter into confidentiality agreements with us, we can provide no assurance that these measures will be sufficient to protect our rights against third parties. Others may independently develop or otherwise acquire patented or unpatented technologies or products similar or superior to ours.

        We license from third parties certain software tools that we include in our services and products. If any of these licenses were terminated, we could be required to seek licenses for similar software from other third parties or develop these tools internally. We may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. We may in the future be required to defend our intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third-party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by, us. An adverse determination could subject us to significant liabilities to third parties, require us to seek licenses from, or pay royalties to, third parties, or require us to develop appropriate alternative technology. Some or all of these licenses may not be available to us on acceptable terms or at all, and we may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations.

WE ARE EXPOSED TO PRODUCT LIABILITY CLAIMS FOR WHICH WE DO HAVE COVERAGE AND AN UNINSURED CLAIM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS, AS WELL AS THE VALUE OF OUR STOCK

        Many of our projects are critical to the operations of our clients' businesses. Any failure in a client's information system could result in a claim for substantial damages against us, regardless of our responsibility for such failure. We could, therefore, be subject to claims in connection with the products and services that we sell. We currently maintain product liability insurance up to $1 million per occurrence. We do not currently maintain errors and omissions insurance. There can be no assurance that: we have contractually limited our liability for such claims adequately or at all; or we would have sufficient resources to satisfy any liability resulting from any such claim.

        The successful assertion of one or more large claims against us could have a material adverse effect on our business, prospects, financial condition, and results of operations.

WE WILL NOT PAY CASH DIVIDENDS AND INVESTORS MAY HAVE TO SELL THEIR SHARES IN ORDER TO REALIZE THEIR INVESTMENT

        We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. We are currently a party to a Credit Agreement with Bank One, which restricts our ability to pay dividends. Any future credit agreements into which we may enter with institutional lenders may similarly restrict our ability to pay dividends. As a result, investors may have to sell their shares of common stock to realize their investment.

SOME PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR STOCKHOLDERS TO SELL THEIR SHARES AT A PREMIUM TO THE THEN MARKET PRICE

        Some of the provisions of our Certificate of Incorporation and By-Laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then market price. On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right to acquire Series A Preferred Stock of NeoMedia, par value $0.01 per share, on each outstanding share of our common stock to stockholders of record on December 10, 1999 and each share of common stock issued thereafter until a pre-defined hostile takeover date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders not engaged in a hostile takeover attempt to receive fair and equal treatment in any proposed takeover of NeoMedia and to guard against partial or two-tiered tender offers, open market accumulations and other hostile tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many leading public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. This stockholders rights plan may have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in control of NeoMedia. Certain of our directors, officers and principal stockholders, including Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of our "poison pill" plan, as their holdings as of the date of plans adoption might have otherwise triggered the "poison pill."

        In addition, our Certificate of Incorporation authorizes the issuance of blank-check preferred stock (that is, preferred stock which our Board of Directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. This provision may have the effect of delaying or preventing changes of control or management of NeoMedia, even if such transactions would have significant benefits to our stockholders. As a result, this could limit the price some investors might be willing to pay in the future for shares of our common stock.

                         RISKS RELATING TO OUR INDUSTRY

WE WILL ONLY BE ABLE TO EXECUTE OUR PHYSICAL WORLD-TO-INTERNET BUSINESS PLAN IF INTERNET USAGE AND ELECTRONIC COMMERCE CONTINUE TO GROW

        Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of information and commerce. If use of the Internet and other online services does not continue to grow or grows more slowly than we expect, if the infrastructure for the Internet and other online services does not effectively support the growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, our physical world-to-Internet business, and therefore our business, prospects, financial condition, and results of operations, could be materially adversely affected. Rapid growth in the use of, and interest in, the Internet, the Web, and online services is a recent phenomenon, and may not continue on a lasting basis. Concerns over the security of the Internet and other electronic transactions and the privacy of consumers and merchants may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. In addition, new consumers may not adopt, and existing consumers may not continue to use, the Internet and other online services as a medium of information retrieval or commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For us to be successful, consumers and businesses must be willing to accept and use new ways of conducting business and exchanging information.

        In addition, the public in general may not accept the Internet and other online services as a viable commercial or information marketplace for a number of reasons, including, but not limited to, potentially inadequate development of the necessary network infrastructure and delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online networks continue to experience significant growth in the number of users, their frequency of use, and in their bandwidth requirements, the infrastructure for the Internet and online networks may be unable to support the demands placed upon them. In addition, the Internet and other online networks could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity and increased governmental regulation. Significant issues concerning the commercial and informational use of the Internet and online networks technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online networks generally and our physical world-to-Internet product and networks in particular. In the event that we are unable to successfully execute our physical world-to-Internet business plan, we could be forced to reduce or cease operations.

WE MAY NOT BE ABLE TO ADAPT AS THE INTERNET, PHYSICAL WORLD-TO-INTERNET, EQUIPMENT RESALES AND SYSTEMS INTEGRATIONS MARKETS, AND CUSTOMER DEMANDS CONTINUE TO EVOLVE

        We may not be able to adapt as the Internet, physical world-to-Internet, equipment resales and systems integration markets, and consumer demands continue to evolve. Our failure to respond in a timely manner to changing market conditions or client requirements could force us to reduce or cease operations. The Internet, physical world-to-Internet, equipment resales, and systems integration markets are characterized by:

        o    rapid technological change;

        o    changes in user and customer requirements and preferences;

        o frequent new product and service introductions embodying new technologies; and

        o    the emergence of new industry  standards  and practices  that could
             render   proprietary   technology   and   hardware   and   software
             infrastructure obsolete.

        Our success will depend, in part, on our ability to:

        o enhance and improve the responsiveness and functionality of our products and services;

        o license or develop technologies useful in our business on a timely basis;

        o enhance our existing services, and develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective or current customers; and

        o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN MARKETS WHERE OUR COMPETITORS HAVE MORE RESOURCES

        While the market for physical world-to-Internet technology is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could force us to reduce or cease operations.

        In addition, the equipment resales and systems integration markets are increasingly competitive. We compete in these industries on the basis of a number of factors, including the attractiveness of the services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and response to clients' needs. A number of these factors are beyond our control. Our competitors may develop or offer products or services that provide significant technological, creative, performance, price, or other advantages over the products and services offered by us.

        Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than NeoMedia. Based on total assets and annual revenues, we are significantly smaller than our two largest competitors in the physical world-to-Internet industry, which is the primary focus of our business. Similarly, we compete against significantly larger and better-financed companies in our systems integration and resales businesses, including the manufacturers of the equipment and technologies that we integrate and resell. If we compete with our primary competitors for the same geographical or institutional markets, their financial strength could prevent us from capturing those markets. We may not successfully compete in any market in which we conduct currently or in the future. In addition, based on the increasing consolidation, price competition and participation of equipment manufacturers in the systems integration and equipment resales markets, we believe that we will no longer be able to compete effectively in these markets in the future. It is for this reason, that we have increasingly focused our business plan on competing in the emerging market for physical world-to-Internet products. In the event that we do not successfully execute our physical world-to-Internet business plan, we could be forced to reduce or cease operations.

IN THE FUTURE THERE COULD BE GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES WHICH COULD HARM OUR BUSINESS

        We are not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to electronic commerce. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations. Due to the increasing popularity and use of the Internet and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as taxation, user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. The growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise force us to reduce or cease operations.
Moreover, the relevant governmental authorities have not resolved the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively.

        Certain of our proprietary technology allow for the storage of demographic data from our users. In 2000, the European Union adopted a directive addressing data privacy that may limit the collection and use of certain information regarding Internet users. This directive may limit our ability to collect and use information collected by our technology in certain European countries. In addition, the Federal Trade Commission and several state governments have investigated the use by certain Internet companies of personal

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

information. We could incur significant additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT AND THE SALE OF CONVERTIBLE DEBENTURES

        The sale of shares pursuant to the conversion of debentures and pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that we will issue 100,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.04 (approximately 91% of our lowest closing bid price for the five trading days before December 3, 2002), then new shareholders would experience dilution of $0.0717 per share.

                         RISKS SPECIFIC TO THIS OFFERING

        In addition, as of December 1, 2002, we have outstanding options and warrants to purchase up to an aggregate 16,460,309 shares of common stock. Up to an additional 100,000,000 shares of common stock may be issued under the Equity Line of Credit.

THE  INVESTOR   UNDER  THE  EQUITY  LINE  OF  CREDIT  WILL  PAY  LESS  THAN  THE
THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

        The common stock to be issued under the Equity Line of Credit will be issued at a 2% discount to the lowest closing bid price for the 5 trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

        The significant downward pressure on the price of our common stock caused by the sale of significant amounts of common stock under the Equity Line of Credit could encourage short sales by third parties. Up to 100,000,000 shares of our common stock may be issued under the Equity Line of Credit. Such an event could place further downward pressure on the price of our common stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

        The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

        The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 113,408,376 shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.

OUR COMMON STOCK TRADES SPORADICALLY; THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE

        Our common stock currently trades sporadically on the OTC Bulletin Board. The market for our common stock may continue to be an inactive market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock at a price that is attractive to you.

        Our common stock has traded as low as $0.02 and as high as $6.75 between September 30, 2000 and October 29, 2002. From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

YOU MAY SUFFER SIGNIFICANT ADDITIONAL DILUTION IF OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED

        As of December 1, 2002, we had outstanding stock options to purchase approximately 8.8 million shares of common stock and warrants to purchase approximately 7.7 million shares of common stock, some of which may in the future, but do not currently, have exercise prices at or below the price of our common shares on the public market. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

        The sale of shares of common stock pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

FUTURE SALES OF COMMON STOCK BY OUR STOCKHOLDERS COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

        The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market as a result of this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Immediately following this offering, we will have outstanding 140,799,674 shares of common stock. Up to 100,000,000 of the shares being registered in this offering underlie our Equity Line of Credit Agreement with Cornell Capital Partners. Under the terms of the agreement, in our discussion, Cornell Capital Partners is obligated to buy up to $150,000 worth of our common stock every seven days at a price equal to 98% of the lowest closing bid price during the five-day period subsequent to delivery by us of an advance notice. Assuming the market price is $0.04 (closing price on December 3, 2002) on the day this registration statement becomes effective, and that we deliver an advance notice of purchase of $150,000 worth of our common stock, we would issue 3,750,000 shares of our common stock. Remaining shares would become outstanding as we continue to sell them under the agreement, with the number of shares dependent on the market price of our common stock at the time of the put. The number of shares to be issued upon each put is dependent on the stock price and cannot be determined exactly at this time.

        Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 25,391,298 shares of common stock outstanding as of December 1, 2002, 22,239,248 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 3,152,050 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. The amount of outstanding shares excludes 53,620,023 shares issued into escrow on December 2, 2002, as collateral for a note payable by NeoMedia to an unrelated investor. The shares are restricted, and the noteholder does not have title to the securities unless NeoMedia defaults on the note, which matures on May 1, 2003. The shares are therefore not deemed to be outstanding.

                           FORWARD-LOOKING STATEMENTS

        Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

        This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

        The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with NeoMedia, except as follows:

        o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

        o Westrock Advisors, Inc. is an unaffiliated registered broker/dealer that has been retained by us. It has provided advice to us in connection with the Equity Line of Credit. Greg Martino makes the investment decisions for Westrock Advisors, Inc. For its services, Westrock Advisors, Inc. received 62,500 shares of NeoMedia's common stock.

        o Ronald Breckner makes the investment decisions for Data Sales Corporation.

        o    Alan Refkin makes the  investment  decisions for Thornhill  Capital
             LLC.

        o    Thomas S. Rogers makes the investment decisions for About.com, Inc.

        o Qode.com, Inc. is currently proceeding under Chapter 7 of the United States Bankruptcy Code. The trustee, Soneet Kapila, makes the investment decisions for Qode.com, Inc.

        o Michael Pritchett makes the investment decisions for 2150 Western Court LLC.

        o    Greg Wharton makes the investment decisions for Ripfire, Inc.

        The table follows:

                                                                     PERCENTAGE
                                        PERCENTAGE                   OF
                                        OF                           OUTSTANDING
                                        OUTSTANDING    SHARES TO     SHARES TO                    PERCENTAGE
                            SHARES      SHARES         BE ACQUIRED   BE ACQUIRED                  OF SHARES
                         BENEFICIALLY   BENEFICIALLY   UNDER THE     UNDER THE     SHARES TO      BENEFICIALLY
                         OWNED BEFORE   OWNED BEFORE   EQUITY LINE   EQUITY LINE   BE SOLD IN     OWNED AFTER
SELLING STOCKHOLDERS       OFFERING     OFFERING(1)    OF CREDIT     OF CREDIT     THE OFFERING   OFFERING(1)
----------------------   ------------   ------------   -----------   -----------   ------------   -----------
Cornell Capital
  Partners, L.P.         2,000,000(2)           7.9%   100,000,000           80%    102,000,000         0.00%

Westrock Advisors,
  Inc.                      62,500(3)              *            --            --         62,500         0.00%

Data Sales
  Corporation            1,624,501(4)           6.4%            --            --      1,624,501         0.00%

Thornhill Capital LLC    3,320,955(5)          13.1%            --            --      1,904,900         6.97%

About.com, Inc.            452,489(6)           1.8%            --            --        452,489         0.00%

Qode.com, Inc.           1,676,500(7)           6.6%            --            --      1,676,500         0.00%

David Kaminer               32,486(8)              *            --            --         32,486         0.00%

David Swain                 55,000(9)              *            --            --         55,000         0.00%

2150 Western Court
  LLC                     900,000(10)           3.5%            --            --        900,000         0.00%

                                       15

                                                                     PERCENTAGE
                                        PERCENTAGE                   OF
                                        OF                           OUTSTANDING
                                        OUTSTANDING    SHARES TO     SHARES TO                    PERCENTAGE
                            SHARES      SHARES         BE ACQUIRED   BE ACQUIRED                  OF SHARES
                         BENEFICIALLY   BENEFICIALLY   UNDER THE     UNDER THE     SHARES TO      BENEFICIALL
                         OWNED BEFORE   OWNED BEFORE   EQUITY LINE   EQUITY LINE   BE SOLD IN     OWNED AFTER
SELLING STOCKHOLDERS       OFFERING     OFFERING(1)    OF CREDIT     OF CREDIT     THE OFFERING   OFFERING(1)
----------------------   ------------   ------------   -----------   -----------   ------------   -----------
Robert Koch             2,000,000(11)        7.9%               --            --      2,000,000         0.00%

Ripfire, Inc.           2,700,000(12)       10.6%               --            --      2,700,000         0.00%

TOTAL                      14,824,431      58.38%      100,000,000        79.75%    113,408,376         6.97%
                        =============      ======      ===========        ======    ===========         =====

----------

*       Less than 1%.

(1)     Applicable  percentage of ownership is based on  25,391,298  shares of common stock  outstanding  as of
        December 1, 2002,  together with  securities  exercisable  or  convertible  into shares of common stock within 60 days of December 1, 2002, for each stockholder. Outstanding shares excludes 53,620,023 shares issued into escrow on December 2, 2002,  as  collateral  for a note payable by NeoMedia to an unrelated investor.  The shares are restricted,  and the note holder does not have title to the securities unless
        NeoMedia  defaults on the note, which matures on May 1, 2003. The shares are therefore not deemed to be outstanding.  Beneficial  ownership is determined in accordance  with the rules of the  Securities  and
        Exchange  Commission  and generally  includes  voting or investment  power with respect to  securities.
        Shares of common stock subject to securities  exercisable  or  convertible  into shares of common stock that are currently  exercisable  or  exercisable  within 60 days of December 1, 2002,  are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership  of such  person,  but are not  treated  as  outstanding  for the  purpose of  computing  the percentage  ownership of any other  person.  The common stock is the only  outstanding  class of equity securities of NeoMedia.

(2)     Represents  2,000,000  shares of common stock issued as a commitment fee in connection  with the Equity
        Line of Credit.

(3)     The address of the referenced holder(s) is 230 Park Avenue, Floor 9, New York, NY, 10169.

(4)     Dispositive  control of the  referenced  shares  lies with  Ronald  Breckner,  President  of Data Sales
        Corporation, Inc., 3450 West Burnsville Parkway, Burnsville, MN 55337.

(5)     Beneficial  ownership is comprised of 1,416,055  shares issuable upon exercise of stock options granted under our 2002 and 1998 stock option  plans,  and  1,904,900  shares  issuable  upon  exercise of stock warrants. The address of the referenced holder(s) is c/o Alan Refkin, 3709 Fielding Drive, Springfield,
        IL, 62707.

(6)     The address of the referenced holder(s) is c/o Tom Rogers, PRIMEDIA, Inc. (parent company of About.com,
        Inc.) 745 Fifth Avenue,  New York,  NY, 10151.  These shares are subject to a right of first refusal in favor of us, sale volume  restrictions and sale price restrictions  pursuant to a certain Agreement for
        Payment in Stock, with us. These restrictions are only applicable to About.com,  Inc. and will not bind subsequent  purchasers of its shares.  Subject to the right of first refusal  described above,  control over the disposition of these shares is held by Primedia,  Inc., a Delaware  corporation,  by virtue of its position as sole parent corporation of About.com, Inc. Primedia, Inc. is publicly-listed on the New
        York Stock Exchange,  under the trading symbol,  "PRM".  The directors of Primedia,  Inc. are Thomas S.
        Rogers,  Charles G. McCurdy and Beverly C. Chell, and the Chief Executive Officer of Primedia,  Inc. is
        Thomas S. Rogers.

(7)     Represents shares that are held in escrow pending the results of negotiations  between us and Qode with respect to the performance of the Qode business unit for the period March 1, 2001 through  February 28,
        2002.  Upon reaching a mutual  agreement by NeoMedia and Qode, all such shares may be released to Qode.
        Soneet Kapila, trustee for Qode.com, Inc., in its Chapter 7 bankruptcy proceeding.

(8)     The address of the referenced individual is 108 Ralph Avenue, White Plains, NY, 10606-3812.

(9)     The address of the referenced individual is 443 Upper Colony Road, Wellington, NV, 89444-9580.

(10)    The address of the referenced  holder(s) is c/o Michael Pritchett,  2777 Finley Rd., Suite 23, Downer's
        Grove, IL, 60515.  Dispositive control of the referenced shares lies with Michael Pritchett,  Manger of
        2150 Western Court L.L.C.

(11)    The address of the referenced individual is 324 Jay Street, Katonah, NY, 10536.

(12)    The address of the referenced  holder(s) is Plumtree Software,  500 Sansome Street, San Francisco,  CA,
        94111.  Dispositive  control of the  referenced  shares  lies with Greg  Wharton,  General  Counsel for
        Plumtree, successor-in-interest to Ripfire, Inc.

                                                      16

                                 USE OF PROCEEDS

        This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the 5 trading days immediately following the notice date.

        For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and 5% retention of the gross proceeds raised under the Equity Line of Credit.

GROSS PROCEEDS                  $1,000,000          $5,000,000       $10,000,000

NET PROCEEDS                      $865,000           4,665,000         9,415,000

USE OF PROCEEDS:
Research and development                --             100,000           500,000
Accounts payable                    60,000           1,500,000         3,000,000
Management Compensation            200,000             250,000           400,000
General Working Capital            605,000           2,815,000         5,515,000
                           ---------------     ---------------   ---------------
TOTAL                             $865,000          $4,665,000        $9,415,000
                           ===============     ===============   ===============

        Any proceeds received upon exercise of outstanding options will be used for general working capital purposes.

                                    DILUTION

        The net tangible book value of our company as of September 30, 2002 was $(7,678,000) or $(0.3054) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of NeoMedia (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to NeoMedia, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.04 per share.

        If we assume that NeoMedia had issued 100,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.04 per share (I.E., the maximum number of shares registered in this offering under the Equity Line of Credit), less retention fees of $200,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2002 would have been $(3,963,000) or $(0.0317) per share. Note that at an offering price of $0.04 per share, NeoMedia would receive gross proceeds of $4,000,000 or $6,000,000 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.2737 per share and an immediate dilution to new stockholders of $0.0717 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.0400
Net tangible book value per share before this offering     $(0.3054)
Increase attributable to new investors                     $ 0.2737
                                                         -----------
Net tangible book value per share after this offering                  $(0.0317)
                                                                     -----------
Dilution per share to new stockholders                                   $0.0717
                                                                     ===========

        The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                                 DILUTION PER
                             ASSUMED         NO. OF SHARES TO    SHARE TO NEW
                         OFFERING PRICE       BE ISSUED (1)       INVESTORS
                         --------------     ------------------  ---------------
                            $0.1000            100,000,000          $0.0861
                            $0.0400            100,000,000          $0.0717
                            $0.0300            100,000,000          $0.0693
                            $0.0200            100,000,000          $0.0669
                            $0.0100            100,000,000          $0.0644

----------

(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                                 DIVIDEND POLICY

        We have not declared or paid any dividends on our common stock during the years ended December 31, 2001 or 2000. Following this offering, our dividend practices with respect to our common stock will be determined and may be changed from time to time by our board of directors. We will base any issuance of dividends upon our earnings, financial condition, capital requirements and other factors considered important by our board of directors. Delaware law and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. In addition, we have a letter of credit with Bank One, Chicago, Illinois, which requires Bank One's written consent prior to the declaration of cash dividends. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following financial information was taken from our consolidated financial statements, which have been audited by KPMG LLP, our former independent accountants, for the years of 1997 and 1998, Arthur Andersen LLP, our former independent accountants, for the years of 1999 and 2000, and Stonefield Josephson, Inc., our current independent accountants, for the year 2001. The selected financial data for the years ended December 31, 2001, 2000 and 1999 have been derived from our consolidated financial statements included elsewhere herein and include, in our management's opinion, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such periods. The selected financial data for the years ended December 31, 1998 and 1997 have been derived from previous annual reports and are not included elsewhere herein. You should read the data presented below together with our consolidated financial statements and related notes, the other financial information contained herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                      YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------------------------------
                                2001            2000            1999            1998          1997
------------------------  --------------  --------------  --------------   -------------- -------------
STATEMENT OF OPERATIONS
  DATA:
Sales                      $     8,142     $     27,565    $     25,256     $     23,478   $   24,434

Net loss from operations      (18,768)         (5,583))        (10,246)         (11,616)      (5,904)

Net loss                      (25,469)          (5,409)        (10,472)         (11,495)      (5,973)


Loss per share             $    (1.55)     $     (0.39)    $     (1.01)     $     (1.34)   $   (0.90)

Weighted avg. number of
  common shares and
  common equiv.             16,410,246       13,931,104      10,377,478        8,560,849      6,615,107

                                                      YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------------------------------
                                2001            2000           1999             1998          1997
------------------------  --------------  --------------  --------------   -------------- -------------
BALANCE SHEET DATA:

Cash                       $      134      $     4,453     $      2,460     $      1,350     $   10,283

Total assets                    9,039           40,594           13,657           12,630         19,799

Short term debt                   899              137              625              577            201

Long term debt, less
  current portion                 390              539              676              801            915

Total stockholders'
  equity                   $     (263)     $     19,110    $      4,020     $      3,261     $   13,126

                                       (in thousands, except share data)

                        SUPPLEMENTARY QUARTERLY FINANCIAL DATA

        Certain quarterly financial information regarding NeoMedia is set forth below:

                                       SEPTEMBER 30, 2002     JUNE 30, 2002    MARCH 31, 2002
---------------------  -------------- --------------------   ---------------  ----------------
Sales                                          $3,404,000        $3,652,000         $1,396,000

Gross profit (loss)                               582,000           417,000             82,000

Net income (loss)                               (773,000)       (4,347,000)        (1,382,000)

Net income (loss) Per
  share (basic)                                   $(0.03)           $(0.11)            $(0.05)

                         DECEMBER 31,      SEPTEMBER 30,         JUNE 30,           MARCH 31,
                             2001              2001                2001               2001
---------------------  -------------- --------------------   ---------------  ----------------
Sales                     $4,459,000         $908,000            $1,237,000         $1,538,000

Gross profit (loss)          597,000        (503,000)             (404,000)          (414,000)

Net income (loss)        (1,692,000)      (9,310,000)          (11,042,000)        (3,425,000)

Net income (loss) Per
  share (basic)              $(0.11)          $(0.60)               $(0.72)            $(0.24)


                         DECEMBER 31,      SEPTEMBER 30,         JUNE 30,           MARCH 31,
                             2000              2000                2000               2000
---------------------  -------------- --------------------   ---------------  ----------------
Sales                        $9,875,000        $4,049,000      $9,547,000           $4,094,000

Gross profit (loss)           7,571,000            42,000         879,000              540,000

Net income (loss)             2,667,000       (3,555,000)     (2,085,000)          (2,436,000)

Net income (loss) Per
  share (basic)                   $0.21           $(0.25)         $(0.15)              $(0.19)

                                 CAPITALIZATION

        The following table sets forth as of September 30, 2002, NeoMedia's actual capitalization and pro forma capitalization after giving effect to the issuance of 100,000,000 shares of common stock under the Equity Line of Credit. This information assumes a purchase price under the Equity Line of Credit of $0.04 per share, less estimated offering expenses of $85,000 and a retention of $200,000. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                     SEPTEMBER 30, 2002
                                                ------------------------------
                                                   ACTUAL         PROFORMA
                                              ---------------   --------------
  Long-term debt, net of current portion           $268,000       $268,000
                                              ---------------   --------------
  Stockholders' equity:

    Preferred stock, $0.01 par value,
     25,000,000 authorized, no issued
     and outstanding shares(2)(3)                        --             --

    Common stock, $0.01 par value,
     200,000,000 authorized, 26,782,724
     shares issued and 25,141,298
     outstanding in 2002(1)(2)(4)                   251,412      1,251,412

  Treasury stock, at cost, 201,230 shares
    of common stock                               (779,000)      (779,000)

  Additional paid-in capital:
    Preferred stock                                      --             --
    Common stock                                 65,237,000     67,952,000

  Deferred stock-based compensation                (47,000)       (47,000)

  Accumulated deficit                          (69,845,000)   (69,845,000)
                                              --------------- ---------------
  Total stockholders' deficit                  ($5,182,588)   ($1,467,588)
                                              --------------- ---------------
    Total capitalization                       ($4,914,588)   ($1,199,588)
                                              =============== ===============

----------
(1) This table excludes outstanding options and warrants which if exercised into shares of common stock would result in NeoMedia issuing 8,755,219 and 7,705,090, respectively, additional shares of common stock.

(2) On June 6, 2002, our stockholders approved an amendment to our articles of incorporation that increased the authorized capital stock to 200,000,000 shares of common stock and 25,000,000 shares of preferred stock.

(3) As of December 31, 2001, there were 452,489 shares of Series B Convertible Preferred Stock that were converted to shares of common stock on January 2, 2002. As of December 1, 2002, no Preferred Stock was outstanding.

(4) An additional 19,000,000 shares were issued in February 2002 in exchange for $190,000 cash and promissory notes for $3,230,000 maturing at the earlier of August 12, 2002 or 30 days from the date of registration of the shares. On August 12, 2002, the notes matured without payment, and we subsequently cancelled the 19,000,000 shares issued in connection with such notes. As a result, as of December 1, 2002, we had total outstanding shares of 25,391,298 shares. Outstanding shares excludes 53,620,023 shares issued into escrow on December 2, 2002, as collateral for a note payable by NeoMedia to an unrelated investor. The shares are restricted, and the note holder does not have title to the securities unless NeoMedia defaults on the note, which matures on May 1, 2003. The shares are therefore not deemed to be outstanding. As of December 1, 2002, we had outstanding options to purchase 8,755,219 shares of common stock and 7,705,090 warrants.

                              EQUITY LINE OF CREDIT

        SUMMARY. On February 11, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Equity Line of Credit. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 62,500 shares of our common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

        EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 days. A closing will be held 7 days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount, less the 5% retention.

        We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

        The amount of each advance is subject to a maximum of $150,000 with a minimum of 6 trading days between advances. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time.

        We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued 100,000,000 shares to Cornell Capital Partners (i.e., the maximum number of shares being registered in the accompanying registration statement), based on a recent price of $0.04 per share under the Equity Line of Credit, we would receive gross proceeds of $4,000,000 less estimated offering expenses of $85,000 and a retention of $200,000. These shares would represent 80% of our outstanding common stock upon issuance. Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

        We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In addition, Cornell Capital Partners will retain 5% of each advance. In connection with the Equity Line of Credit, we paid Cornell Capital Partners a commitment of 2,000,000 shares of common stock. In addition, we issued 62,500 shares of common stock, valued at $10,000, to Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

        The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the 5 trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Line of Credit and received a one-time commitment fee paid by the issuance of 2,000,000 shares of common stock. The 2% discount, the 5% retention, and the one-time commitment fee are underwriting discounts. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 62,500 shares of our common stock.

        Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make or market in NeoMedia's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing NeoMedia's common stock.

        Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, and a one-time fee payable by the issuance of 2,000,000 shares of common stock. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 62,500 shares of our common stock. The offering expenses consist of: a SEC registration fee of $210, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,282. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

        The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NEOMEDIA AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

        Beginning in the second quarter of 2002, NeoMedia's continued focus was aimed toward the intellectual property commercialization unit of its Internet Switching Systems (NISS, formerly NAS) business. NISS consists of the patented PaperClickTM technology that enables users to link directly from the physical to the digital world, as well as the patents surrounding certain physical-world-to-web linking processes. NeoMedia's mission is to invent, develop, and commercialize technologies and products that effectively leverage the integration of the physical and electronic to provide clear functional value for NeoMedia's end-users, competitive advantage for their business partners and return-on-investment for their investors. To this end, the Company signed an intellectual property license with Brandkey Systems Corporation, the fourth intellectual property license into which the Company has entered. NeoMedia also continued its movement into the Storage Area Network (SAN) market through its NeoMedia Consulting and Integration Services (NCIS) business unit.

        NeoMedia's quarterly operating results have been subject to variation and will continue to be subject to variation, depending upon factors, such as the mix of business among NeoMedia's services and products, the cost of material, labor and technology, particularly in connection with the delivery of business services, the costs associated with initiating new contracts, the economic condition of NeoMedia's target markets, and the cost of acquiring and integrating new businesses.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2001

        NET SALES. Total net sales for the nine months ended September 30, 2002 were $8.5 million, which represented a $4.7 million, or 124%, increase from $3.8 million for the nine months ended September 30, 2001. This increase primarily resulted from revenues relating to NeoMedia's newly created SAN practice in 2002. NeoMedia will continue to pursue additional sales of SAN products and services, and to the extent that such sales can be made, NeoMedia expects total net sales to more closely resemble the results for the first nine months of 2002, rather than the first nine months of 2001.

        LICENSE FEES. License fees were $0.3 million for the nine months ended September 30, 2002, a decrease of $0.2 million or 40%, compared with $0.5 million for the nine months ended September 30, 2001. The decrease was due to lower sales of internally developed software licenses in 2002. Demand for such licenses has historically fluctuated from year to year. NeoMedia intends to continue to increase sales efforts of its internally developed software licenses in the future.

        RESALES OF SOFTWARE AND TECHNOLOGY EQUIPMENT AND SERVICE FEES. Resales of software and technology equipment and service fees increased by $4.8 million, or 145%, to $8.1 million for the nine months ended September 30, 2002, as compared to $3.3 million for the nine months ended September 30, 2001. This increase primarily resulted from revenues relating to NeoMedia's newly created SAN practice in 2002. NeoMedia will continue to pursue additional sales of SAN products and services.

        COST OF SALES. Cost of license fees was $0.8 million for the nine months ended September 30, 2002, a decrease of $1.2 million, or 150%, compared with $2.0 million for the nine months ended September 30, 2001. The decrease resulted from reduced amortization expense of capitalized development costs in 2002 relating to the PaperClick, MLM/Affinity, and Qode products that were written off during 2002. Cost of resales was $6.6 million for the nine months ended September 30, 2002, an increase of $3.9 million, or 144%, compared with $2.7 million for the nine months ended September 30, 2001. The increase resulted form increased resales in 2002 compared with 2001. Cost of resales as a percentage of related resales was 81% in 2002 and 84% in 2001. NeoMedia expects the cost of resales as a percentage of related resales to remain relatively stable in the next 12 months.

        GROSS PROFIT. Gross profit was $1.1 million for the nine months ended September 30, 2002, an increase of $2.0 million, or 222%, compared with a negative gross profit of ($0.9) million in 2001. The increase was due to higher SAN-related sales in 2002, as well as lower software amortization costs in 2002 due to the write-off of Qode-related assets at the end of 2001, and PaperClick assets in the second quarter of 2002.

        SALES AND MARKETING. Sales and marketing expenses were $0.7 million for the nine months ended September 30, 2002, compared to $2.1 million for the nine months ended September 30, 2001, a decrease of $1.4 million or 67%. This decrease resulted from a reduction in sales and marketing personnel following NeoMedia's cost-reduction initiative started in the second half of 2001. NeoMedia does not expect sales and marketing expenses to fluctuate dramatically from 2002 levels over the next 12 months.

        GENERAL AND ADMINISTRATIVE. General and administrative expenses were $3.6 million for the nine months ended September 30, 2002 compared with general and administrative expenses of $3.4 million for the nine months ended September 30, 2001, an increase of $0.2 million or 6%. The increase resulted primarily from increased legal and professional service. NeoMedia expects general and administrative expense to decrease slightly in the next 12 months due to reduced professional service expenses, lease restructuring, and other cost reduction efforts.

        RESEARCH AND DEVELOPMENT. During the nine months ended September 30, 2002, NeoMedia charged to expense $0.7 million of research and development costs, compared to $0.3 million for the nine months ended September 30, 2001, an increase of $0.4 million or 133%. The increase is primarily due to the fact that NeoMedia was capitalizing the majority of its product development costs in 2001 as the Qode Commerce Solution was being implemented. The implementation was cancelled and the product discontinued in the third quarter of 2001. During the third quarter of 2002, development resources were devoted primarily to system maintenance. NeoMedia expects research and development costs will decline over the next 12 months.

        LOSS ON IMPAIRMENT OF ASSETS. During the nine months ended September 30, 2002, NeoMedia recognized a loss on impairment of assets of $1.0 million for the write-off capitalized development costs relating to its PaperClick physical-world-to-internet software. Due to capital constraints, NeoMedia is not currently able to devote full-time resources and infrastructure to commercializing the technology. NeoMedia intends to re-focus sales and marketing efforts surrounding the product upon the receipt of sufficient capital. During the nine months ended September 30, 2001, NeoMedia recognized a loss or impairment of assets of $2.9 million relating to NeoMedia's MLM/Affinity product line.

        WRITE-OFF OF DIGITAL CONVERGENCE LICENSE CONTRACT. During the second quarter of 2001, NeoMedia took a $7.4 million charge to income to write off the net assets associated with the Digital Convergence intellectual property license contract. There were no charges related to the contract in 2002. No charges are expected in the next 12 months.

        INTEREST EXPENSE/(INCOME). Net Interest expense/(income) consists primarily of interest paid to creditors as part of financed purchases, notes payable and NeoMedia's asset-based collateralized line of credit net of interest earned on cash equivalent investments. Interest expense increased by $129,000 to $99,000 for the nine months ended September 30, 2002 from income of $(30,000) for the nine months ended September 30, 2001, due to lower cash balances in 2002, as well as interest charges in 2002 relating to notes payable not held during 2001. NeoMedia expects net interest expense similar to 2002 levels over the next 12 months, due to capital constraints and borrowing costs.

        LOSS FROM CONTINUING OPERATIONS. The loss from continuing operations for the nine months ended September 30, 2002 was $5.0 million, which represented a $12.0 million, or 71% decrease from a $17.0 million loss for the nine months ended September 30, 2001. The decrease resulted primarily from the $7.4 million write-off of the Digital Convergence license contract during the second quarter of 2001, combined with a loss on impairment of the Company's MLM/Affinity product line of $2.9 million in 2001 and decrease of sales and marketing expense by $1.4 million due to reduction of sales force.

        LOSS FROM OPERATIONS OF DISCONTINUED BUSINESS UNITS. NeoMedia discontinued operations of its Qode business unit in 2001, resulting in a loss from operations of discontinued business units of $3.7 million for the nine months ended September 30, 2001. The business unit's assets were purchased in March 2001 and the implementation was cancelled during the second quarter of 2001. NeoMedia does not expect any charges relating to the Qode business unit in the next 12 months.

        LOSS ON DISPOSAL OF DISCONTINUED BUSINESS UNITS. During the third quarter of 2001, NeoMedia discontinued operations of its Qode business unit, resulting in a loss on disposal of discontinued business unit of $3.2 million. The remaining Qode system assets were held for sale subject to a letter of intent with the Finx Group, Inc. As of September 30, 2001, December 31, 2001, and March 31, 2002, NeoMedia recorded on its consolidated balance sheet net assets held for sale in the amount of $210,000, which was the estimated value to be received by NeoMedia from the Finx Group in exchange for the Qode assets. During the second quarter of 2002, the Finx group withdrew its letter of intent. As a result, during the nine months ended September 30, 2002, NeoMedia recognized an additional loss on disposal of discontinued business unit of $1.5 million to write off the remaining Qode-related assets. NeoMedia does not expect any charges relating to the Qode business unit in the next 12 months.

        NET LOSS. The net loss for the nine months ended September 30, 2002 was $6.5 million, which represented a $17.3 million, or 73% decrease from a $23.8 million loss for the nine months ended September 30, 2001. The decrease primarily resulted from the $7.4 million write-off of the Digital Convergence license contract during the second quarter of 2001, a loss on impairment of NeoMedia's MLM/Affinity product line of $2.9 million in 2001, loss from discontinued Qode operations of $6.9 million in 2001, and a reduction in overhead expenses resulting from a reduction in force initiated in the third quarter of 2001.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AS COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2001

        NET SALES. Total net sales for the three months ended September 30, 2002 were $3.4 million, which represented a $2.5 million, or 278%, increase from $0.9 million for the three months ended September 30, 2001. This increase primarily resulted from revenues relating to a $1.7 million equipment and software order in 2002. NeoMedia intends to continue to pursue additional software and equipment sales, as well as sales of its SAN products and services, and to the extent that such sales can be made, NeoMedia expects future net sales to more closely resemble the results for the first nine months of 2002, rather than the first nine months of 2001.

        LICENSE FEES. License fees were $0.2 million for the three months ended September 30, 2002, an increase of $0.1 million or 100%, compared with $0.1 million for the three months ended September 30, 2001. The increase was due to higher sales of internally developed software licenses in 2002. Demand for such licenses has historically fluctuated from year to year. NeoMedia intends continue to increase sales efforts of its internally developed software licenses in the future.

        RESALES OF SOFTWARE AND TECHNOLOGY EQUIPMENT AND SERVICE FEES. Resales of software and technology equipment and service fees increased by $2.5 million, or 313%, to $3.3 million for the three months ended September 30, 2002, as compared to $0.8 million for the three months ended September 30, 2001. This increase primarily resulted from revenues relating to a $1.7 million equipment and software order in 2002. NeoMedia intends to continue to pursue additional software and equipment sales, as well as sales of its SAN products and services.

        COST OF SALES. Cost of license fees was $0.1 million for the three months ended September 30, 2002, a decrease of $0.6 million, or 86%, compared with $0.7 million for the three months ended September 30, 2001. The decrease resulted from reduced amortization expense of capitalized development costs in 2002 relating to the PaperClick, MLM/Affinity, and Qode products that were written off during 2002. Cost of resales was $2.7 million for the nine months ended September 30, 2002, an increase of $2.0 million, or 286%, compared with $0.7 million for the nine months ended September 30, 2001. The increase resulted form increased resales in 2002 compared with 2001. Cost of resales as a percentage of related resales for the three months ended September 30 was 84% in 2002 and 91% in 2001. This decrease is primarily due to a higher sales mix of higher-margin equipment, software, and services in 2002.

        GROSS PROFIT. Gross profit was $0.6 million for the three months ended September 30, 2002, an increase of $1.1 million, or 220%, compared with a negative gross profit of ($0.5) million in 2001. The increase was due to higher SAN-related sales in 2002, as well as lower software amortization costs in 2002 due to the write-off of Qode-related assets at the end of 2001, and PaperClick assets in the second quarter of 2002.

        SALES AND MARKETING. Sales and marketing expenses were $0.2 million for the three months ended September 30, 2002, compared to $0.7 million for the three months ended September 30, 2001, a decrease of $0.5 million or 71%. This decrease resulted from a reduction in sales and marketing personnel resulting from NeoMedia's cost-reduction initiative started in the second half of 2001. NeoMedia does not expect sales and marketing expenses to fluctuate dramatically from 2002 levels over the next 12 months.

        GENERAL AND ADMINISTRATIVE. General and administrative expenses increased by $0.2 million, or 25%, to $1.0 million for the three months ended September 30, 2002, compared to $0.8 million for the three months ended September 30, 2001. The increase resulted primarily from increased legal and professional service. NeoMedia expects general and administrative expense to decrease slightly in the next 12 months due to reduced professional service expenses, lease restructuring, and other cost reduction efforts.

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        RESEARCH AND  DEVELOPMENT.  During the three months ended  September 30,
2002, NeoMedia charged to expense $150,000 of research and development costs, an increase of $13,000, or 9%, compared to $137,000 for the three months ended September 30, 2001. NeoMedia expects research and development costs to remain materially constant over the next 12 months.

        LOSS ON IMPAIRMENT OF ASSETS. During the three months ended September 30, 2002, NeoMedia did not recognize a loss on impairment of assets. During the three months ended September 30, 2001, NeoMedia recognized an impairment loss of $2.9 million relating to its MLM/Affinity product line. NeoMedia does not expect any additional losses from asset impairment in the next 12 months.

        INTEREST EXPENSE/(INCOME). Net Interest expense/(income) consists primarily of interest paid to creditors as part of financed purchases, notes payable and NeoMedia's asset-based collateralized line of credit net of interest earned on cash equivalent investments. Interest expense decreased by $20,000 to $2,000 for the three months ended September 30, 2002 from $22,000 for the three months ended September 30, 2001. NeoMedia expects net interest expense similar to 2002 levels over the next 12 months, due to capital constraints and borrowing costs.

        LOSS FROM CONTINUING OPERATIONS. The loss from continuing operations for the three months ended September 30, 2002 was $0.8 million, which represented a $4.3 million, or 84% decrease from a $5.1 million loss for the three months ended September 30, 2001. The decrease resulted primarily from an impairment loss of $2.9 million relating to NeoMedia's MLM/Affinity product line during the second quarter of 2001, combined with continued company-wide cost reduction efforts during the last quarter of 2001 and the first three quarters of 2002.

        LOSS FROM OPERATIONS OF DISCONTINUED BUSINESS UNITS. NeoMedia discontinued operations of its Qode business unit in 2001, resulting in a loss from operations of discontinued business units of $1.0 million for the three months ended September 30, 2001. The business unit's assets were purchased in March 2001 and the implementation was cancelled during the second quarter of 2001. NeoMedia does not expect any charges relating to the Qode business unit in the next 12 months.

        NET LOSS. The net loss for the three months ended September 30, 2002 was $0.8 million, which represented an $8.5 million, or 91% decrease from a $9.3 million loss for the three months ended September 30, 2001. The decrease resulted from the $7.4 million write-off of the Digital Convergence license contract and an impairment loss of $2.9 million relating to the Company's MLM/Affinity product line during the second quarter of 2001.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

        NET SALES. Total net sales for the year ended December 31, 2001 were $8.1 million, which represented a $19.5 million, or 70.1%, decrease from $27.6 million for the year ended December 31, 2000. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. Additionally, we recognized $7.8 million of revenue in 2000 related to the DC license contract. No revenue was recognized related to this contract in 2001. We expect net sales in 2002 will increase significantly from 2001, due to a resurgence in demand for software and technology equipment and services, combined with anticipated revenue streams from intellectual property licenses.

        Total net sales during the fourth quarter of 2001 were $4.5 million, compared with $0.9 million in the third quarter of 2001, $1.2 million in the second quarter of 2001, and $1.5 million in the first quarter of 2001. The fourth-quarter increase is primarily due to a large Storage Area Network (SAN) sale of $1.1 million in that quarter. Additionally, sales from our Consulting and Integration Services business unit have been historically higher in the fourth quarter of the calendar year.

        LICENSE FEES. License fees were $0.6 million for the year ended December 31, 2001, compared with $8.4 million for the year ended December 31, 2000, a decrease of $7.8 million, or 92.9%. The decrease resulted primarily from the recognition of $7.8 million revenue during 2000 related to the Digital:Convergence license contract. No revenue was recognized related to this contract in 2001. We are anticipating license revenue growth in 2002 compared with 2001 as we aggressively pursue license contracts relating to our intellectual property.

        RESALES OF SOFTWARE AND TECHNOLOGY EQUIPMENT AND SERVICE FEES. Resales of software and technology equipment and service fees decreased by $11.5 million, or 63.4%, to $7.6 million for the year ended December 31, 2001, as compared to $19.1 million for the year ended December 31, 2000. This decrease primarily resulted from fewer sales of Sun Microsystems hardware due to increased competition and general economic conditions. We believe that resurgent demand for such products, combined with our movement into higher margin and Value-Add products and services such as Storage Area Networks, will result in increased revenue from resales of software and technology equipment and service fees during 2002.

        COST OF SALES. Cost of resales as a percentage of related resales was 86.0% in 2001, compared to 90% in 2000. This decrease is substantially due to a sales mix of higher-margin products such as service fees and maintenance contracts.

        SALES AND MARKETING. A portion of the compensation to the sales and marketing staff constitutes salary and is fixed in nature and the remainder of this compensation, which is paid as a commission, is directly related to sales volume. Sales and marketing expenses were $2.5 million for the year ended December 31, 2001, compared to $6.5 million for the year ended December 31, 2000, a decrease of $4.0 million or 61.5%. This decrease primarily resulted from fewer marketing personnel in 2001, coupled with a decrease in sales commissions from reduced sales. Sales and marketing expense will continue to decrease in 2002 as we move away from its applications service provider model.

        GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased by $2.2 million, or 30.1%, to $4.8 million for the year ended December 31, 2001, compared to $7.0 million for the year ended December 31, 2000. The decrease is primarily related to a reduction in personnel as a result of our cost reduction initiative. We expect general and administrative expenses will continue to decline in 2002 as we realize the full-year benefit of cost-reduction measures begun in the fourth quarter of 2001.

        RESEARCH AND DEVELOPMENT. During the year ended December 31, 2001, we charged to expense $0.5 million of research and development costs, a decrease of $0.6 million or 54.5% compared to $1.1 million charged to expense for the year ended December 31, 2000. This decrease is predominately associated with decreased personnel devoted to our development during the second half of 2001, combined with increased capitalization of software development costs associated with our "switching" platform and the Qode Universal Commerce Solution during the first half of 2001. We expect research and development expense to continue to decrease in 2002 as we move away from its applications service provider model

        LOSS ON IMPAIRMENT OF ASSETS. During the third quarter of 2001, we wrote off all assets associated with its discontinued MLM/Affinity product line, resulting in an impairment charge of $2.9 million.

        LOSS ON DIGITAL:CONVERGENCE. During the second quarter of 2001, we wrote off all assets and liabilities relating to its intellectual property license with Digital:Convergence, resulting in a net charge of $7.4 million.

        INTEREST EXPENSE (INCOME), NET. Interest expense/(income) consists primarily of interest paid to creditors as part of financed purchases, notes payable and our asset-based collateralized line of credit net of interest earned on cash equivalent investments. Interest (income) decreased by $153,000, or 87.9%, to $(21,000) for the year ended December 31, 2001 from $(174,000) for the year ended December 31, 2000, due to reduced cash balances throughout 2001 as compared to 2000.

        LOSS FROM CONTINUING OPERATIONS. During the year ended December 31, 2001, our loss from continuing operations increased by $13.4 million or 248.1% from $5.4 million in 2000 to $18.8 million in 2001. This increase is primarily due to the loss on the Digital:Convergence license contract of $7.4 in the second quarter of 2001 and an impairment loss of $2.8 million in the third quarter of 2001 related to the discontinuation of our MLM/Affinity product line.

        LOSS FROM OPERATIONS AND DISPOSAL OF DISCONTINUED OPERATIONS. We discontinued operations of our Qode business unit in 2001, resulting in a loss from operations of discontinued business units of $3.6 million. There was no loss from this business unit during 2000. The business unit's assets were purchased in March 2001 and the implementation was cancelled during the second quarter of 2001.

        LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS. We sustained a loss of $3.1 million in 2001 from the disposal of the Qode business unit in 2001.

        NET LOSS. Our net loss for the year ended December 31, 2001 was $25.5 million, which represented a $20.1 million, or 372.2% increase from a $5.4 million loss for the year ended December 31, 2000. The increase in net loss is due primarily to the loss on the Digital:Convergence contract, an impairment loss of in the third quarter of 2001 related to the discontinuation of our MLM/Affinity product line and the discontinuation of our Qode business unit, and reduced resales of software and technology equipment and service fees resulting from increased competition and general economic conditions, offset by lower expenses as a result of our cost reduction effort.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1999

        NET SALES. Total net sales for the year ended December 31, 2000 were $27.6 million, which represented a $2.3 million, or 9.1%, increase from $25.3 million for the year ended December 31, 1999. This increase primarily resulted from the intellectual property license contract signed with Digital:Convergence, offset by decreased sales of Y2K licenses and services from $3.3 million in 1999 to $0.1 million in 2000.

        LICENSE FEES. Total license fees increased from $2.4 million to $8.4 million, or 250.0%, for the years ended December 31, 1999 and December 31, 2000. The increase was due to a license agreement, entered into during the fourth of quarter of 2000, between us and Digital:Convergence, granting Digital:Convergence a worldwide, non-exclusive license of our patent portfolio. Revenue from this agreement totaled $7.8 million in 2000. This was offset by a decrease of $1.8 million due to the discontinuation of our Y2K product line. Cost of sales as a percentage of related sales was 15.4% during 2000 compared to 73.7% during 1999. This decrease in the cost of sales as a percentage of related sales was primarily due to the Digital:Convergence license sale in 2000 and the discontinuation of Y2K licenses on which we paid royalties.

        RESALES OF SOFTWARE AND TECHNOLOGY EQUIPMENT AND SERVICE FEES. Resales of software and technology equipment and service fees decreased by $3.7 million, or 16.1%, to $19.1 million for the year ended December 31, 2000, as compared to $22.8 million for the year ended December 31, 1999. This decrease primarily resulted from decreased resales of IBM equipment due to discontinuation of sales in the Canadian market. Also contributing to the decrease was reduced service revenue from Y2K products of $1.6 million. Cost of sales as a percentage of related sales decreased to 90.0% during 2000 from 90.5% during 1999.

        SALES AND MARKETING. A portion of the compensation to the sales and marketing staff constitutes salary and is fixed in nature and the remainder of this compensation, which is paid as a commission, is directly related to sales volume. Sales and marketing expenses decreased $0.3 million, or 4.4%, to $6.5 million for the year ended December 31, 2000 from $6.8 million for the year ended December 31, 1999, due to a decrease in our application services direct sales force, offset by personnel additions in marketing.

        GENERAL AND ADMINISTRATIVE. General and administrative expenses increased by $1.7 million, or 32.1%, to $7.0 million for the year ended December 31, 2000, from $5.3 million for the year ended December 31, 1999. This increase was due to the accrual of executive performance incentives in 2000. No performance incentive expense was incurred in 1999. Also, increased legal costs of $0.5 million were expensed in 2000.

        RESEARCH AND DEVELOPMENT. During the year ended December 31, 2000, we charged to expense $1,101,000 of research and development expenses, an increase of $114,000 or 11.6% compared to $986,000 charged to expense for the year ended December 31, 1999. This increase was due to increased resources directed toward the development of the application services business. To the extent we can obtain additional capital, we will continue to make significant investments in research and development.

        NET INTEREST (INCOME) EXPENSE. Interest expense consists primarily of interest paid to creditors as part of financed purchases, capitalized leases and our asset-based collateralized line of credit net of interest earned on cash equivalent investments. Interest expense decreased by $400,000, or 177%, to income of $174,000 for the year ended December 31, 2000 from $226,000 of expense for the year ended December 31, 1999. This was due to reduced interest expense resulting from the repayment of notes in the first quarter of 2000, as well as interest income from higher cash balances during 2000.

        NET LOSS. Our net loss for the year ended December 31, 2000 was $5.4 million, which represented a $5.1 million, or 48.6% decrease from a $10.5 million loss for the year ended December 31, 1999. The decrease was primarily due to revenue from the licensing of our intellectual property in 2000. This was offset by a 97% decrease of Y2K revenue in 2000 along with increased general and administrative expenses.

INTANGIBLE ASSETS

        At the end of each quarter we perform impairment tests on each of our intangible assets, which include capitalized patent costs, capitalized software development costs, and purchased software. In doing so, we evaluate the carrying value of each intangible asset with respect to several factors, including historical revenue generated from each intangible asset, application of the assets in our current business plan, and projected revenue to be derived from the asset. Intangible asset balances are then adjusted to their current net realizable value based on these criteria if impaired.

LIQUIDITY AND CAPITAL RESOURCES

        As of September 30, 2002, NeoMedia's cash balance was $9,000 compared to $10,000 at June 30, 2002 and $134,000 at December 31, 2001.

        Net cash used in operating activities for the nine months ended September 30, 2002 and 2001, was $0.7 million and $4.8 million, respectively. During the nine months ended September 30, 2002, trade accounts receivable increased $0.6 million, while accounts payable inclusive of amounts due under financing agreements, liabilities in excess of assets of discontinued business unit, accrued expenses and deferred revenue increased $2.0 million. During the nine months ended September 30, 2001, trade accounts receivable decreased $1.3 million, while accounts payable inclusive of amounts due under financing agreements, accrued expenses and deferred revenue decreased $0.1 million. NeoMedia's net cash flow from/(used in) investing activities for the nine months ended September 30, 2002 and 2001 was $0.1 and ($3.0) million, respectively.

        Net cash provided by financing activities for the nine months ended September 30, 2002 and 2001, was $0.5 million and $3.7 million, respectively. The decrease was due to $1.6 million proceeds for the sale of common stock and $1.2 million from the exercise of stock options and warrants in 2001. During the nine months ended September 30, 2002, NeoMedia sold 19 million shares of its common stock at $0.17 per share in exchange for promissory notes maturing at the earlier of i), August 12, 2002, or ii) 30 days from registration of the shares. During August 2002, the notes matured without payment, and NeoMedia subsequently cancelled the 19 million shares issued in connection with such notes. NeoMedia has accrued a liability in the third quarter of $190,000 relating to the par value paid in connection with the issuance of the shares.

        The accompanying unaudited financial statements have been prepared assuming NeoMedia will continue as a going concern. Accordingly, the financial statements do not include any adjustments that might result from NeoMedia's inability to continue as a going concern. Based on current cash balances and operating budgets, NeoMedia believes it only has sufficient financing to last until December 31, 2002. If NeoMedia's financial resources are insufficient, NeoMedia may be forced to seek protection from its creditors under the United States Bankruptcy Code or analogous state statutes unless it is able to engage in a merger or other corporate finance transaction with a better capitalized entity. NeoMedia cannot predict whether additional financing will be available, its form, whether equity or debt, or be in another form, or if NeoMedia will be successful in identifying entities with which it may consummate a merger or other corporate finance transactions.

        On February 11, 2002, NeoMedia and Cornell Capital Partners terminated the November 2002 Equity Line of Credit Agreement and entered into a new Equity Line of Credit Agreement with Cornell Capital Partners under which Cornell Capital Partners agreed to purchase up to $10.0 million of NeoMedia's common stock over the next two years, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase is $150,000 with a minimum of 7 days between purchases. The shares will be valued at 98% of the lowest closing bid price during the 5-day period following the delivery of a notice of purchase by NeoMedia. NeoMedia will pay 5% of the gross proceeds of each purchase to Cornell Capital Partners as a commission. According to the terms of the agreement, NeoMedia cannot request an advance pursuant to the Equity Line of Credit until the shares underlying the Equity Line of Credit Agreement are registered for trading with the Securities and Exchange Commission.

OTHER DEBTS

        On December 2, 2002, NeoMedia issued to Michael Kesselbrenner, a private investor, a Promissory Note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the Promissory Note, NeoMedia entered into a Pledge Agreement, dated December 2, 2002, under which NeoMedia issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. In the event of default, the third party will issue the shares to Mr. Kesselbrenner, and NeoMedia would issue additional shares as required to increase the Mr. Kesselbrenner's ownership of securities of NeoMedia to equal 51% of its fully-diluted outstanding shares at the time of such default.

        On November 12, 2002, NeoMedia settled the lawsuit with its former General Counsel over payment of the 2000 executive incentive, severance and unpaid vacation days in the amount of approximately $154,000. The settlement calls for cash payments totaling approximately $100,000 over a period of 10 months, plus 250,000 vested options to purchase shares of NeoMedia's common stock at an exercise price of $0.01 and a term of five years.

        During November 2002, NeoMedia issued Convertible Secured Promissory Notes in an aggregate principal amount equal to $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of our Board of Directors; William E. Fritz, outside director of NeoMedia; and James J. Keil, outside director of NeoMedia. The notes bear interest at a rate of 15% per annum, and mature at the earlier of four months or that date the shares underlying the Equity Line of Credit are registered with the Securities and Exchange Commission. The notes are convertible, at the option of the holder, into either cash or shares of NeoMedia's common stock at a 30% discount to the market price upon either the closing date, or upon the conversion date, whichever is lower. NeoMedia will also grant to the holders an additional 192,000 shares of NeoMedia's common stock and 60,000 warrants to purchase shares of NeoMedia's common stock at $0.03 per share, with a term of three years. In the event NeoMedia defaults on the notes, NeoMedia will issue an additional 1,404,330 shares of its common stock to the note holders. The notes are secured by NeoMedia's intellectual property, which is subject to first lien by AirClic, Inc.

GOING CONCERN

        The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

        Through September 30, 2002, NeoMedia has not been able to generate sufficient revenues from its operations to cover its costs and operating expenses. Although NeoMedia has been able to issue its common stock or other financing for a significant portion of its expenses, it is not known whether NeoMedia will be able to continue this practice, or if its revenue will increase significantly to be able to meet its cash operating expenses.

        This, in turn, raises substantial doubt about NeoMedia's ability to continue as a going concern. Management believes that NeoMedia will be able to raise additional funds through an offering of its common stock or alternative sources of financing. However, no assurances can be given as to the success of these plans. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES

        The U.S. Securities and Exchange Commission ("SEC") recently issued Financial Reporting Release No. 60, "CAUTIONARY ADVICE REGARDING DISCLOSURE ABOUT CRITICAL ACCOUNTING POLICIES" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: inventory valuation, which affects our cost of sales and gross margin; the valuation of purchased intangibles and goodwill, which affects our amortization and write-offs of goodwill and other intangibles; the valuation of strategic equity investments, which affects our other income and expense; and valuation of deferred income taxes, which affects our income tax expense and benefit. We also have other key accounting policies, such as our policies for revenue recognition, including the deferral of a portion of revenues on sales to distributors, and allowance for bad debt. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our financial statements.

INVENTORY VALUATION

        Our policy is to value inventories at the lower of cost or market on a part-by-part basis. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess or obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future demand for our products within a specified time horizon, generally 12 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing and are consistent with our revenue forecasts. If our demand forecast is greater than our actual demand we may be required to take additional excess inventory charges, which will decrease gross margin and net operating results in the future. In addition, as a result of the downturn in demand for our products, we have excess capacity in our manufacturing facilities. Currently, we are not capitalizing any inventory costs related to this excess capacity as the recoverability of such costs is not certain. The application of this policy adversely affects our gross margin.

INTANGIBLE ASSET VALUATION

        The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets especially requires the exercise of judgment. While there are a number of different generally accepted valuation methods to estimate the value of intangible assets acquired, we primarily use the discounted cash flow method. This method requires significant management judgment to forecast the future operating results used in the analysis. In addition, other significant estimates are required such as residual growth rates and discount factors. The estimates we have used are consistent with the plans and estimates that we use to manage our business, based on available historical information and industry averages. The judgments made in determining the estimated useful lives assigned to each class of assets acquired can also significantly affect our net operating results.

ALLOWANCE FOR BAD DEBT

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        On July 21, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations", and No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001 and establishes specific criteria for the recognition of intangible assets separately from goodwill; SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized, but rather will be tested at least annually for impairment. It also provides that intangible assets that have finite useful lives will continue to be amortized over their useful lives, but those lives will no longer be limited to forty years. SFAS No. 141 is effective for all business combinations after June 30, 2001. The provisions of SFAS No. 142 are effective beginning January 1, 2002. NeoMedia has implemented the provisions of SFAS No. 141 and No. 142 and has concluded that the adoption does not have a material impact on the Company's financial statements.

        In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. NeoMedia does not expect the adoption to have a material impact to NeoMedia's financial position or results of operations.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

        In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. NeoMedia does not expect the adoption to have a material impact to NeoMedia's financial position or results of operations.

        In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of FASB No. 146 to have a material impact on the Company's financial position or results of operations.

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

PURCHASE AND DISPOSAL OF QODE.COM, INC.

        On March 1, 2001, NeoMedia purchased all of the net assets of Qode.com, Inc. (Qode), except for cash. Qode is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". In consideration for these assets, NeoMedia issued 274,699 shares of common stock, valued at $1,359,760. Additionally, the Company placed in escrow 1,676,500 shares of its common stock valued at $8,298,675 at the time of issuance. Stock issued was valued at $4.95 per share, which is the average closing price for the few days before and after the measurement date of March 1, 2001. As of December 31, 2001 NeoMedia had released 35,074 shares of common stock from escrow for performance for the period March 1, 2001 to August 31, 2001. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to the performance of the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

        NeoMedia accounted for this purchase using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The excess fair market value of the net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to noncurrent assets. The accompanying consolidated statements of operations include the operations of Qode from March 1, 2001, through September 30, 2002.

        The purchase price at the original purchase date was calculated and allocated as follows:

              Original Shares: 274,699 issued at $4.95 1,360,000 Contingent shares: 35,074 issued at
                $0.39                                    $    13,000
                                                         -----------
                Total purchase price                     $ 1,373,000
                                                         -----------
              PURCHASE PRICE ALLOCATED AS FOLLOWS:
              ASSETS PURCHASED
                Trade receivables                        $     5,000
                Inventory                                    144,000
                Prepaid expenses                              49,000
                Furniture & fixtures                         913,000
                Capitalized development costs              2,132,000
                Capitalized software                          83,000
                Refundable deposits - non-current             38,000

              LIABILITIES ASSUMED
                Accounts payable                           (981,000)
                Forgiveness of note receivable             (440,000)
                Interest receivable                         (10,000)
                Current portion of long-term debt          (117,000)
                Note payable                                (24,000)
                Capitalized lease obligation               (419,000)
                                                         -----------
                 Total purchase price allocated          $ 1,373,000
                                                         ===========

        During the third quarter of 2001, NeoMedia issued an additional 35,074 shares under the terms of the earn-out with Qode.com, Inc. (see explanation below). The value of these shares in the amount of $13,000 was allocated $9,000 to capitalized development costs and $4,000 to furniture and fixtures.

CONTINGENT CONSIDERATION

        In accordance with the purchase of the assets of Qode.com, Inc., NeoMedia has placed 1,676,500 shares of its common stock in escrow for a period of one year, subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002. As of March 1, 2002, these performance targets were not met and therefore, the remaining 1,641,426 shares held in escrow were not issued. The criteria used to determine the number of shares released from escrow is a weighted combination of revenue, page views, and fully allocated earnings before taxes relating to the Qode Universal Commerce Solution.

        At the end of each of certain interim periods as outlined in the purchase agreement, the number of cumulative shares earned by Qode.com is calculated based on revenue and page views and the shares are released. The resulting financial impact on NeoMedia is a proportionate increase in the long-term assets acquired from Qode, resulting in an increase in depreciation expense from that point forward. The amount of the increase in long-term assets is dependent upon the number of shares released from escrow, as well as the value of NeoMedia stock at the time of measurement. The first such measurement date was July 1, 2001. At the end of the 12-month measurement period (February 28, 2002), the number of shares issued to Qode under the earn-out was 309,773, allocated as outlined in the table above. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to a disagreement over the performance of, and investment in, the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.


INTANGIBLE ASSETS

        Intangible assets acquired from Qode.com include:

        (i) Purchased software licenses relating to the development of the Qode Universal Commerce Solution, amortized on a straight-line basis over three years.

        (ii) Capitalized software development costs relating to the development of the Qode Universal Commerce Solution.

        All Qode related assets were written off during the third and fourth quarters of 2001.

OTHER

        On May 31, 2001, three creditors of Qode.com, Inc. filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. On July 22, 2002, the case was converted to Chapter 7, U.S. Bankruptcy Code.

DISPOSAL OF QODE BUSINESS UNIT

        On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its Ft. Lauderdale-based Qode business unit, which it acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, NeoMedia recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

        The loss for discontinued operations during the phase-out period from August 31, 2001 (measurement date) to September 30, 2001 was $439,000. No further loss is anticipated.

        During June 2002, the Finx Group notified NeoMedia that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the three-month period ended June 30, 2002, the Company recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of September 30, 2002, NeoMedia had $1.5 million of liabilities relating to the Qode system on its books.

IMPAIRMENT OF PAPERCLICK ASSET

        During the three-month period ending June 30, 2002, NeoMedia recognized an impairment charge of $1.0 million relating to its PaperClick physical-world-to-internet software solution. Due to capital constraints, the Company is not currently able to devote full-time resources and infrastructure to commercializing the technology. NeoMedia intends to re-focus sales and marketing efforts surrounding the product upon the receipt of sufficient capital.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange, interest rates and a decline in the stock market. NeoMedia dos not enter into derivative or other financial instruments for trading or speculative purposes. NeoMedia has limited exposure to market risks related to changes in interest rates and foreign currency exchange rates. NeoMedia does not currently invest in equity instruments of public or private companies for business or strategic purposes.

        NeoMedia generally conducts business, including sales to foreign customers, in U.S. dollars, and as a result, has limited foreign currency exchange rate risk. The effect of an immediate 10 percent change in foreign exchange rates would not have a material impact on NeoMedia's financial condition or results of operations.

                             DESCRIPTION OF BUSINESS

        We develop proprietary technologies that link physical information and objects to the Internet marketed under our "PaperClickTM" brand name and automate print production operations. We are structured as two distinct business units: Internet Switching Service and Consulting and Integration Service.

        NeoMedia Internet Switching Service (NISS) is our core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. Application services develops and supports all of our physical world to Internet technology as well as its suite of application service provider services, including our linking "switch" and our application platforms. NISS also provides the systems integration resources needed to design and build custom customer solutions predicated on our infrastructure technology.

        NeoMedia Consulting and Integration Service (NCIS) is the original business line upon which we were organized. This unit resells client-server equipment and related software. The unit also provides general and specialized consulting services targeted at software driven print applications, and especially at process automation of production print facilities through its integrated document factory solution. NCIS also identifies prospects for custom applications based on our products and services. The operations are based in Lisle, Illinois.

OUR PRODUCTS AND SERVICES

INTERNET SWITCHING SERVICE

        PAPERCLICKTM SWITCHING SERVICE. PaperClickTM is a state-of-the-art application-switching platform that links physical objects to digital media through the use of scanned UPC, EAN, or custom PaperClickTM codes. This dynamic open solution serves a wide variety of customers in industrial, commercial, and educational applications.

        INTELLECTUAL PROPERTY LICENSING. We currently hold five U.S. patents relating to the physical world-to-Internet marketplace. We intend to license this intellectual property portfolio to companies endeavoring to tap the potential of this emerging market. To date, we have entered into such agreements with Digital:Convergence, A.T. Cross Company, and Symbol Technologies. During January 2002, we announced that we had entered into an agreement with Baniak Pine and Gannon, a law firm specializing in patent licensing and litigation, under which the firm will represent NeoMedia in seeking out potential licensees of our patent portfolio.

CONSULTING AND INTEGRATION SERVICE

        NCIS is a group of highly skilled application developers thoroughly familiar with MSS and other associated NeoMedia technologies who contract to develop custom applications for clients.

        STORAGE AREA NETWORKS (SAN). SAN is a Storage Management solutions and consultancy offering consisting of tools and services that insure data integrity, efficiency and accessibility, achieved through moving data backup, access and archival functions off of traditional LANs/WANs that are added on to a highly reliable independent managed network.

        PRODUCT SALES AND EQUIPMENT RE-SALES. NCIS markets and sells proprietary software products, including high-density symbology encoders (e.g. PDF417 and UPS Maxicode) and resells client-server hardware and related systems such as Sun Microsystems, IBM and others , as well as related applications software and services.

        INTEGRATED DOCUMENT FACTORY (IDF). The IDF solution provides design and implementation of a collection of tested hardware and software solutions utilizing Xerox's printers and Sun servers to turn document creation, production, and printing into an assembly line manufacturing process. The system particularly assists financial service concerns such as banks, insurance companies, and brokerage firms as well as helps to manage high-volume printing of statements on a frequent basis.

OUR MARKETS

INTERNET SWITCHING SERVICE

        We believe that our switching platform is a state-of-the-art open and extensible cross-media publishing tool serving customers in a variety of industrial, commercial, and educational applications. This business segment is also responsible for licensing our intellectual property to others as a means of promoting this new market as well as providing a revenue and cash resource. We have been developing our physical world-to-Internet technology and offerings since 1996 and consider ourselves an innovator and pioneer in this industry. In the past two years, we have seen similar technologies and concepts emerge in the marketplace, and see these events as a positive validation of the physical world-to-internet concept.

        Press from competitors is expected to continue to raise consumer awareness of physical-to-Web convergence. We believe the key to the adoption of physical world-to-Internet technologies in the marketplace will be in the development of real world applications that provide the end user a valuable experience. Our service offering, however, differs from those of AirClic and other competitors in that, unlike their products and services, our products do not require the use of a proprietary or specified device, and we offer our service on a private label basis. We believe that we are positioned to provide solutions that preserve the customer's brand and also provide tailored solutions to fit the customer needs.

CONSULTING AND INTEGRATION SERVICE

        The technology and equipment resale business is becoming a commodity industry for products undifferentiated by value added proprietary elements and services. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels.

        Proprietary products, such as our encoders, systems integration services, and integrated document factory solutions, offer a competitive value-add to our consulting and integration business. We believe that we have unique offerings, which, to the extent that they meet market needs, offer the potential for growth in this industry.

        This segment also sells migration products, tools designed to migrate software code from one platform to another platform, primarily to mid-sized to large corporations and government agencies. The products include proprietary products and software tools to migrate Wang, HP3000, Data General, DEC and IBM DOS/VSE platforms, legacy systems, to a Unix or NT open system platform.

RECENT DEVELOPMENTS

QODE.COM ASSETS

        In March 2001, we acquired the assets of Qode.com, a Web-based commerce facilitation service. On September 7, 2001, we announced that we had signed a non-binding letter of intent to sell the assets of our Fort Lauderdale-based Qode business unit, which we acquired in March 2001, to The Finx Group, Inc., a holding company in Elmsford, New York. The agreement called for The Finx Group to assume approximately $620,000 of Qode's payables and approximately $800,000 in long-term assets. We were expecting to receive 500,000 shares of The Finx Group common stock, a five-year license to use and sell Qode Services, and up to $5 million in affiliate revenues from The Finx Group from Qode sales over the next five years. In connection with the sale of Qode assets, we recognized a loss of approximately $3.1 million in 2001.

        During June 2002, the Finx Group notified us that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the three-month period ended June 30, 2002, we recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of June 30, 2002, we had $1.3 million of liabilities relating to the Qode system on our books.

ABOUT.COM, INC. RELATIONSHIP

        In June 2001, we announced that we entered into a one-year license agreement with About.com, Inc. to provide our Qode Universal Commerce SolutionTM to About.com's estimated 36 million worldwide users. We and About.com intended to promote the co-branded shopping service throughout the About.com network. In June 2001, About.com ran banner ads on its site promoting the Qode Universal Commerce SolutionTM. As part of the emerging About.com and NeoMedia relationship, About.com received 452,489 shares of our Series A Convertible Preferred Stock, par value $0.01 per share, of the 500,000 total Series A Convertible Preferred shares which we are authorized to issue, in consideration for these promotions. On January 2, 2002, these 452,489 shares were converted

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

into 452,489 shares of common stock, which are being registered for resale in this prospectus. Those shares are currently subject to a right of first refusal in favor of us prior to resale. See "Principal and Selling Stockholders." We recorded an expense of $882,000 associated with this transaction in the second quarter of 2001 in sales and marketing expense in the accompanying consolidated statements of operations. The agreement with About.com was terminated on August 31, 2001, in anticipation of the sale of the Qode assets to the Finx Group.

AIRCLIC, INC. RELATIONSHIP

        On July 3, 2001, we entered into a non-binding letter of intent with AirClic, Inc., which contemplated an intellectual property cross-licensing transaction between us and AirClic. Under the terms of the letter of intent, AirClic was to provide us with bridge financing of $2,000,000, which was to be paid to us in installments. On July 11, 2001, AirClic advanced $500,000 in bridge financing to us in return for a promissory note secured by all of our assets. During the negotiation of a definitive set of agreements, the parties decided not to proceed with the cross-licensing transaction. AirClic has since initiated two currently pending lawsuits against us.

DIGITAL:CONVERGENCE CORPORATION RELATIONSHIP

        We entered into an agreement with a competitor, Digital:Convergence Corporation, a private company located in the US, in October 2000, granting them a worldwide, non-exclusive license of our patent portfolio for directly linking documents, objects, transaction and voice commands to the internet. The agreement provided for annual license fees over a period of ten years in excess of $100 million through a combination of cash and equity. We recognized $7.8 million of revenue in 2000 related to this contract, including a $5.0 million cash payment received in October 2000 for royalties earned before contract execution, $2.5 million related to the $10 million of payments in Digital Convergence common stock and cash expected to be received in the first year of the contract, and $0.3 million related to DC stock received by us to be recognized over the life of the contract.

        As part of the contract, we issued to Digital Convergence a warrant to purchase 1.4 million shares of our common stock.

        In the first quarter of 2001, Digital Convergence issued us an interest bearing $3 million note payable in lieu of a $3 million cash payment due in January 2001. We also received shares of Digital Convergence stock in January with a contractual value of $2 million as part of the first contract-year royalties due. The note was originally due on April 24, 2001, however, on that date we agreed to extend it until June 24, 2001. We also partially wrote down, in the first quarter of 2001, the value of the remaining Digital Convergence stock receivable, and Digital Convergence stock that had been received in January, to a value that management believed was reasonable at the time (50% of the valuation stipulated in the contract). The write-down consisted of a reduction in assets of $7.7 million and a corresponding reduction in liabilities of $7.7 million. The Digital Convergence stock received in January 2001 was valued at $1 million and the Digital Convergence receivable was valued at $9.2 million. In April 2001, we received additional shares of Digital Convergence stock with a $5 million value based on the valuation method stipulated in the contract. No revenue was recognized related to these shares and the shares were not recorded as an asset due to Digital Convergence's worsening financial condition. All assets and liabilities relating to the contract were subsequently written off in the second quarter.

        Also in April 2001, an agreement was entered into with Digital Convergence whereby for a period from the date of registration of the shares underlying the warrant to purchase 1.4 million shares of our common stock until October 24, 2001, if we would identify a purchaser for our shares, Digital Convergence would exercise the warrant and purchase 1.4 million shares of common stock and sell the shares to the identified purchaser. One third of the net proceeds received by Digital Convergence on the sale of our common stock shall be paid to us toward repayment of Digital Convergence's obligations under the note to us in the amount of $3 million. In consideration for this, the warrant exercise price was reduced during this period to 38 percent of the closing sale price of our common stock on the day prior to the date of exercise, subject to a minimum price. Because the exercise of the warrants at this reduced price is contingent upon our finding a purchaser of the underlying 1.4 million shares, the value of this re-pricing will be measured and recorded at the time the shares are sold. As of October 24, 2001, we were not able to locate a purchaser and therefore, the warrant was not exercised.

        On June 24, 2001, Digital Convergence did not pay the note that was due, and on June 26, 2001, we filed a $3 million lawsuit against Digital Convergence for breach of contract regarding the $3 million promissory note. It was also learned in the second quarter of 2001 that Digital Convergence's capital raising efforts and business operations were having difficulty, and we decided to write off all remaining amounts related to the Digital Convergence contract. The net effect of the write-off is a $7,354,000 non-cash charge to income during the second quarter of 2001, which is included in Loss on Digital:Convergence License

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Contract  in our  consolidated  statements  of  operations  for the year  ending
December 31, 2001. Any future revenues related to this contract will be recorded as payments are received.

        On March 22, 2002, Digital:Convergence filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code.

OUR STRATEGY

        We have spent the past six years developing and patenting the now confirmed space of linking the physical and Internet environments, and developing and implementing five generations of continuously refined switch technology that seamlessly bridges these environments. We are strategically pursuing potential licensees of the PaperClick switching platform, as well as intellectual property licensing opportunities with organizations attempting to commercialize physical world-to-Internet technology, such as Symbol Technologies, A.T. Cross Company and Brandkey Systems Corporation.

        While  pursing  these  goals  we  remain  aware  of  strategic   issues,
opportunities, and constraints that will govern the interplay of competition and alliances in this rapidly emerging market.

OUR STRATEGIC RELATIONSHIPS

INTERNET SWITCHING SERVICES

        In this segment, we have a number of customers who have used or are using our products and services, including Amway, Solar, A.T. Cross Company, NYCO and two universities in Latin America. During the year ended December 31, 2000, we entered into a license agreement with Digital:Convergence. This customer accounted for 28.2% of NeoMedia's total revenue and 96.1% of our Application Services revenue during such year. During the year ended December 31, 2001, we did not recognize any revenue related to the Digital:Convergence contract, and we wrote off approximately $7.4 million in net assets and liabilities related to the contract. In March 2002, Digital Convergence filed for bankruptcy under Chapter 7. We are aggressively pursuing numerous additional opportunities for our products and services.

        In January 2001, we entered into a patent license with A.T. Cross Company, a major international manufacturer of fine writing instruments and pen computing products. A.T. Cross Company obtained the rights under our physical world-to-Internet patents for personal portable scanning devices used to link bar codes on documents and other physical consumer goods to corresponding Internet content. A.T. Cross Company will pay a royalty per device to us for license rights granted under this agreement. We have not recognized any revenue relating to this contract as of the date of this prospectus.

        In May 2001, we entered into an agreement with Symbol Technologies, Inc., granting Symbol a worldwide, non-exclusive license of our patents surrounding the sale and use of scanning devices used in physical world-to-Internet technologies. Symbol will pay us a royalty per qualified device shipped. We have not recognized any revenue relating to this contract as of the date of this filing.

        During January 2002, we engaged Baniak Pine and Gannon, a Chicago law firm specializing in intellectual property licensing and litigation. The firm will assist us in seeking out potential licensees of our intellectual property portfolio, including any resulting litigation.

        During May 2002, we granted a personal, worldwide, non-exclusive, limited intellectual property licensing agreement to Brandkey Systems Corporation. Brandkey has paid us a $50,000 upfront licensing fee and is obligated to pay 2.5% of all royalty-based revenues earned by Brandkey, with minimum royalties of $25,000 in 2003, $50,000 in 2004, and $75,000 in 2005 and
after.

CONSULTING AND INTEGRATION SERVICES

        Through this segment, we provide services and products to a spectrum of customers, ranging from closely held companies to Fortune 500 companies. For the years ended December 31, 2001, 2000, and 1999, one customer, SBC/Ameritech Services, Inc., accounted for 37%, 30%, and 24%, respectively, of our revenue. We expect sales to Ameritech as a percentage of total sales to decline in the future. Furthermore, we do not have a written agreement with Ameritech and, therefore, there are no contractual provisions to prevent Ameritech from terminating its relationship with us at any time. Accordingly, the loss of this customer, or a significant reduction by it in buying the products and services offered by us, absent diversification, would materially and adversely affect of our business, prospects, financial condition, and results of operations. In addition, a single supplier supplies the equipment and software, which is re-marketed to this customer. Accordingly, the loss of this supplier would materially adversely affect our business, prospects, financial condition, and results of operations. For these reasons, we are seeking, and continue to seek,

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to diversify our sources of revenue and vendors from whom we purchase.

SALES AND MARKETING

INTERNET SWITCHING SERVICE

        PAPERCLICKTM. While we eliminated the majority of our sales and marketing staff during the third quarter of 2001, we continue to promote our PaperClickTM line of products to potential customers in a wide array of industries. Upon receipt of sufficient financing, we plan to re-focus our efforts on the sale of PaperClickTM licenses through the hiring of additional sales and marketing staff. We have refocused our sales efforts by focusing on signing up channel partners who have industry market presence. We intend to negotiate with a number of industry-focused companies who will be our "go-to-market" partners. No assurances can be given that any successful association will result.

        INTELLECTUAL PROPERTY LICENSING. During January 2002, we engaged Baniak Pine and Gannon, a law firm specializing in intellectual property licensing and litigation. The firm will assist us in seeking out potential licensees of our intellectual property portfolio, including any resulting litigation. On August 13, 2002, our fifth patent surrounding our Physical-World-to-Internet technology was issued by the U.S. Patent and Trademark Office.

CONSULTING AND INTEGRATION SERVICE

        We, through or systems integration services segment, market our products and services, as well as those for which we act as a re-marketer, primarily through a direct sales force, which was composed of five individuals as of December 31, 2001. In addition, this business unit also relies upon strategic alliances with industry leaders to help market products and services, provide lead referrals, and establish informal co-marketing arrangements. Our representatives attend seminars and trade shows, both as speakers and participants, to help market products and services. In addition, this business segment has two agents in the United States that sell our products and services.

CUSTOMERS

INTERNET SWITCHING SERVICES

        PAPERCLICKTM. Our customers for our physical world-to-Internet offerings have included Amway, Solar Communications, Inc., NYCO Products Company, and several large organizations in Latin America, including several prestigious universities.

        INTELLECTUAL PROPERTY LICENSING. To date, we have entered into IP licensing agreements with Digital:Convergence Corporation, A.T. Cross Company,
Symbol Technologies, and Brandkey Systems Corporation. We intend to pursue additional license agreements in the future.

CONSULTING AND INTEGRATION SERVICES

        We  provide  equipment  and  software   reselling  and  integration  and
automation consulting services to a variety of customers across a range of industries, including telecommunications, insurance, financial services, manufacturing, government entities, and more.

RESEARCH AND DEVELOPMENT

INTERNET SWITCHING SERVICE

        NISS employed 3, 24 and 19 persons in the area of product development as of December 31, 2001, 2000, and 1999, respectively. During the years ended December 31, 2001, 2000 and 1999, NeoMedia ISS incurred total software development costs of $2,064,000, $2,888,000 and $1,722,000, respectively, of which $1,515,000, $1,787,639 and $736,000, respectively, were capitalized as software development costs and $549,000, $1,101,000 and $986,000, respectively, were expensed as research and development costs.

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CONSULTING AND INTEGRATION SERVICES

        All significant research and development relating to our consulting and integration products was discontinued at December 31, 1999 when we discontinued our Y2K business. All employees that were in this area were reassigned or released at or prior to such time. If any future research or development of products is needed, it will be performed by the application services division or outside contractors.

COMPETITION

INTERNET SWITCHING SERVICES

        Although, we have been developing our physical world-to-Internet technology and offerings since 1996, the physical world-to-Internet market in which we compete is relatively new. In the past year, new technologies and concepts have emerged in the physical world-to-Internet space. We view the increased development of other products in this space as a validation of the physical world-to-Internet concept and believe that the increased promotion of these products and services by us and other companies in this space, including AirClic, Inc., will raise consumer awareness of this technology, resulting in a larger market. We believe that the significant portfolio of physical world-to-Internet technologies that we have developed over the last five years will provide a barrier to entry for most potential competitors.

CONSULTING AND INTEGRATION SERVICES

        The largest competition, in terms of number of competitors, is for customers desiring systems integration, including the re-marketing of another party's products, and document solutions. These competitors range from local, small privately held companies to large national and international organizations, including large consulting firms. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. In some instances, we, in acting as a re-marketer, may compete with the original manufacturer.

INTELLECTUAL PROPERTY

        Our  success  in the  physical  world-to-Internet  and  the  value-added systems  integration  markets  is  dependent  upon our  proprietary  technology, including patents, and other intellectual property, and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have five patents for our physical world-to-Internet technology. We also have several trademarks relating to our proprietary software products. In addition, we license from third parties certain software tools that we include in our services and products. We require our employees and third parties who are granted access to our proprietary technology to enter into confidentiality agreements with us in order to attempt to protect our unpatented proprietary rights. We are currently engaged in two lawsuits initiated against us by one of our primary competitors, AirClic. AirClic seeks, among other things, to succeed to our core assets, by suing for alleged default under a promissory note in the principal amount of $500,000 issued to AirClic by us, secured by our core assets. AirClic is also suing to invalidate our patents on our key physical world-to-Internet technologies.

EMPLOYEES

        As of December 1, 2002, we employed 18 persons. Of the 18 employees, 8 are located at our headquarters in Fort Myers, Florida, and 10 at other domestic locations. Of the 18 employees, 3 are dedicated to the Application Services business unit, 10 are dedicated to the Systems Integration Services business unit, and 5 provide shared services used by both business units. None of our employees are represented by a labor union or bound by a collective bargaining agreement. We believe that our employee relations are good.

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                                   MANAGEMENT

DIRECTORS AND OFFICERS

        Our directors and executive officers, their respective ages, and their positions held with us are as follows:

NAME                   AGE    POSITION
-------------------   -----   --------------------------------------------------
Charles W. Fritz        46    Chairman of the Board of Directors
Charles T. Jensen       59    President, Chief Operating Officer, Acting Chief
                                Executive Officer and Director
David A. Dodge          27    Vice-President, Chief Financial Officer and
                                Controller
William E. Fritz        72    Secretary and Director
James J. Keil           75    Director
A. Hayes Barclay        72    Director

        The following is certain summary information with respect to the directors and executive officers of NeoMedia:

        CHARLES W. FRITZ is a founder of NeoMedia and has served as an officer and as a Director of NeoMedia since our inception. On August 6, 1996, Mr. Fritz was appointed Chief Executive Officer and Chairman of the Board of Directors. On April 2, 2001, Mr. Fritz was appointed as President where he served until June 2002. Mr. Fritz is currently a member of the Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an account executive with IBM Corporation from January 1986 to January 1988, and Director of Marketing and Strategic Alliances for the information consulting group from February 1988 to January 1989. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia.

        CHARLES  T.  JENSEN  was  Chief   Financial   Officer,   Treasurer   and
Vice-President of NeoMedia since May 1, 1996. Mr. Jensen has been a Director since August 6, 1996, and currently is a member of the Compensation Committee. During June 2002, Mr. Jensen was promoted to President, Chief Operating Officer, and Acting Chief Executive Officer. Prior to joining NeoMedia in November 1995, Mr. Jensen was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December 1994 to October 1995, and at Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November 1993 to December 1994. From December 1992 to February 1994, Mr. Jensen was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. Prior to that, from January 1982 to March 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

        DAVID A. DODGE joined NeoMedia in 1999 as the Financial Reporting Manager. Since then, Mr. Dodge has acted as NeoMedia's Director of Financial Planning and Controller, and currently holds the title of Vice President, Chief Financial Officer and Controller. Prior to joining NeoMedia in 1999, Mr. Dodge was an auditor with Ernst & Young LLP for 2 years. Mr. Dodge holds a B.A. in economics from Yale University and an M.S. in accounting from the University of Hartford, and is also a Certified Public Accountant.

        WILLIAM E. FRITZ is a founder of NeoMedia and has served as Secretary and Director of NeoMedia since our inception. Mr. Fritz also served as Treasurer of NeoMedia from its inception until May 1, 1996. Since February 1981, Mr. Fritz has been an officer and either the sole stockholder or a majority stockholder of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia's former Chief Executive Officer and Chairman of the Board of Directors.

        JAMES J. KEIL has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member of the Compensation Committee, the Stock Option Committee and the Audit Committee. He is founder and President of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in marketing, sales, document application strategies, recruiting and electronic commerce projects. Prior to forming Keil & Keil Associates in 1990, Mr. Keil worked for approximately 38 years at IBM Corporation and Xerox Corporation in various marketing, sales and senior

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executive positions.  From 1989-1995,  Mr. Keil was on the Board of Directors of
Elixir Technologies Corporation (a non-public corporation), and from 1990-1992 was the Chairman of its Board of Directors. From 1992-1996, Mr. Keil served on the Board of Directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton and did Masters level studies at the Harvard Business School and the University of Chicago in 1961/62.

        A. HAYES BARCLAY has been a Director of NeoMedia since August 6, 1996, and currently is a member of the Stock Option Committee and the Audit Committee. Mr. Barclay has practiced law for approximately 37 years and, since 1967, has been an officer, owner and employee of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology - Chicago Kent College of Law.

ELECTION OF DIRECTORS AND OFFICERS

        Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. NeoMedia's By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his successor.

MEETINGS OF THE BOARD OF DIRECTORS

        During our fiscal year ended December 31, 2001, our Board of Directors held 13 meetings. All members of the Board of Directors attended at least 75% of such meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

        NeoMedia's Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

        AUDIT  COMMITTEE.  The Audit  Committee is  responsible  for  nominating
NeoMedia's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with NeoMedia's independent accountants, and reviewing the financial statements, audit practices and internal controls of NeoMedia. During 2001, members of the Audit Committee were nonemployee directors - James J. Keil, A. Hayes Barclay and, until September
2001 when he resigned as a Director, John Lopiano. During 2001, the Audit Committee held two meetings.

        COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of NeoMedia to the Board of Directors and for administering NeoMedia's Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, James J. Keil, Paul Reece, and, until September 2001, John Lopiano, were members of NeoMedia's Compensation Committee during 2001. During January 2002, Mr. Reece resigned from the Board of Directors and Compensation Committee. This Committee held seven meetings throughout 2001.

        STOCK OPTION COMMITTEE. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering NeoMedia's Stock Option Plans. A. Hayes Barclay and James J. Keil are the current members of NeoMedia's Stock Option Committee. During 2001, this Committee held four meetings.

COMPENSATION OF DIRECTORS

        Directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. Upon election or re-election as a director, non-employee directors receive options to purchase 15,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. Each employee director receives either fees of $2,000 per meeting attended or, at his election, options to purchase an additional 3,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. The options vest immediately upon grant.

GENERAL COMPENSATION PHILOSOPHY

        Under the supervision of the Committee, NeoMedia's compensation policy is designed to attract, motivate and retain qualified key executives critical to NeoMedia's success. It is the objective of NeoMedia to have a portion of each executive's compensation dependent upon NeoMedia's performance as well as upon the executive's individual performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in

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

cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officer with those of NeoMedia's stockholders.

        The Committee considers the total compensation of each executive officer in establishing each element of compensation, other than stock options which are the responsibility of the Stock Option Committee. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of NeoMedia.

        The summary below describes in more detail the factors that the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

        Base salary ranges are established based on benchmark data from nationally recognized surveys of similar high-technology companies that compete with NeoMedia for executive officers and Company research of peer companies. Each executive officer's base salary is established on the basis of the individual's qualifications and relevant experience.

VARIABLE BONUS

        The Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay to reinforce the attainment of Company goals. The Incentive Plan rewards achievement of specified levels of corporate profitability. A pre- determined formula, which takes into account profitability against the annual plan approved by the Board of Directors, is used to determine the bonus award. The individual executive officer's bonus award is based upon discretionary assessment of each officer's performance during the prior fiscal year.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

        Since August 1996, Charles W. Fritz has served as NeoMedia's Chairman of the Board and Chief Executive Officer. Mr. Fritz resigned as Chief Executive Officer in June 2002. Charles T. Jensen is currently acting Chief Executive Officer, President, Chief Operating Officer and a Director.

        BASE SALARY: The Committee reviews the Chief Executive Officer's major accomplishments and reported base salary information for the chief executive officers of other companies in NeoMedia's peer group. Based on this information, the Committee recommends a salary adjustment to the Board of Directors. Beginning in 1996, NeoMedia and Mr. Fritz entered into a five-year employment agreement under which Mr. Fritz was paid $170,000 per year. In January 1998, the Committee increased Mr. Fritz's salary to $250,000. In April 2001, the employment agreement expired. In June 2002, Mr. Fritz resigned as Chief Executive Officer. His salary is currently $120,000 in his capacity as a part-time business development executive. NeoMedia owes Mr. Fritz approximately $56,000 relating to deferred salary from 2001 to 2002. Charles T. Jensen is currently Acting Chief Executive Officer with a salary of $180,000 per year.

        CASH INCENTIVE: The Chief Executive Officer's incentive target is at the discretion of the Committee. Achievement of the target is based on overall company income versus annual Plan income. Mr. Fritz did not earn a bonus relating to fiscal 2001. During June 2001, the Committee approved an adjustment, relating to the Digital:Convergence patent license fees, to the 2000 Incentive Plan that reduced the bonus payout by approximately $1.1 million. Mr. Fritz's incentive relating to fiscal 2000 was reduced from $430,800 to $148,800. The award had not been paid as of December 1, 2002.

                             COMPENSATION COMMITTEE
                                Charles W. Fritz
                                Charles T. Jensen
                                  James J. Keil

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

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors currently consists of Messrs. Fritz, Jensen, and Keil. During the last fiscal year, no interlocking relationship existed between NeoMedia's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                             AUDIT COMMITTEE REPORT

        The  Audit   Committee  for  the  last  fiscal  year  consisted  of  two nonemployee Directors (a third resigned in September 2001). The Board of Directors has determined that none of the members of the Audit Committee has a relationship to NeoMedia that may interfere with his independence from NeoMedia and its management.

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by NeoMedia to any governmental body or the public, NeoMedia's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and NeoMedia's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of NeoMedia and meets with such personnel of NeoMedia to review the scope and the results of the annual audit, the amount of audit fees, NeoMedia's internal accounting controls, NeoMedia's financial statements contained in NeoMedia's Annual Report to Stockholders and other related matters.

        The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2001 audited by Stonefield Josephson, Inc., NeoMedia's independent auditors. The Audit Committee has discussed with Stonefield Josephson, Inc. various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). The Audit Committee has also received the written disclosures and the letter from Stonefield Josephson, Inc. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NeoMedia's Annual Report on Form 10-K for the fiscal year ending December, 2001 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE:
                                  James J. Keil
                                A. Hayes Barclay

        The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this prospectus or registration statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

        The following table sets forth certain information with respect to the compensation paid during the years ended December 31, 2001, 2000 and 1999 to:
(i) NeoMedia's Chief Executive Officer and (ii) each of NeoMedia's other executive officers as of December 31, 2001 who received aggregate cash compensation during the year ended December 31, 2001 in excess of $100,000 for services rendered to NeoMedia:

                                                         SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                  ANNUAL COMPENSATION(1)                                  LONG-TERM COMPENSATION
                               ----------------------------                  ---------------------------------------------------
                                                                                          SECURITIES
                                                                  OTHER      RESTRICTED   UNDERLYING
                                                                  ANNUAL        STOCK      OPTIONS/        LTIP      ALL OTHER
                                        SALARY     BONUS       COMPENSATION    AWARD(S)     SARS(2)      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)        ($)            ($)           ($)          (#)          ($)          ($)
-----------------------------  ------  --------  --------     -------------  ----------  ------------   ----------  ------------
Charles W. Fritz               2001    $221,758  $      -              --           --      400,000           --         $21,352(4)
   Chairman of the Board       2000     250,000   148,800(3)           --           --       49,000           --          22,502(4)
                               1999     250,000         -              --           --      400,000           --          84,914(4)

Charles T. Jensen              2001     144,239         -              --           --      240,000           --          17,794(4)
   President, Chief Operating  2000     150,000    87,860(3)           --           --       37,000           --          29,767(4)
   Officer, and Acting Chief   1999     150,000         -              --           --      180,000           --          42,712(4)
   Chief Executive Officer


----------

(1)     In accordance with the rules of the Securities and Exchange  Commission,  other  compensation in the form of perquisites and other  personal  benefits has been omitted in those  instances  where the  aggregate  amount of such  perquisites  and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the Named
        Executive Officer for such year.

(2)     Represents  options  granted under  NeoMedia's  1998 Stock Option Plan and warrants  granted at the discretion of NeoMedia's
        Board of Directors.

(3)     In June 2001, NeoMedia's Compensation Committee approved an adjustment,  relating to the Digital:Convergence  patent license fees, to the Annual  Incentive Plan for Management  that reduced the 2000 bonus payout by  approximately  $1.1 million.  The original  amount  recorded in 2000 and  reported on  NeoMedia's  Form 10-KSB for 2000 was  $430,800 for Charles W. Fritz and
        $193,860 for Charles T. Jensen. The adjusted amounts are presented in the table above.

(4)     Includes life insurance premiums where policy benefits are payable to his beneficiary and automobile  expenses  attributable to personal use and the corresponding income tax effects.

                                                                 48

        The following table contains information regarding options granted in the year ended December 31, 2001, by NeoMedia's named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                   PERCENT
                                   OF TOTAL
                                   OPTIONS/
                                    SARS
                      NUMBER OF    GRANTED
                     SECURITIES      TO                                           POTENTIAL REALIZED VALUE
                     UNDERLYING   EMPLOYEES   EXERCISE                            AT ASSUMED ANNUAL RATES
                       OPTIONS       IN       OR BASE                           OF STOCK PRICE APPRECIATION
                       GRANTED     FISCAL      PRICE                                  FOR OPTION TERM
NAME                    (#)         YEAR     ($/SHARE)    EXPIRATION DATE          5% ($)          10%($)
-----------------   ------------ ----------  ---------  --------------------   -----------------------------

Charles W. Fritz      200,000       5.7%      $2.50      January 2, 2011          $814,447      $1,296,871
                      200,000       5.7%      $0.20      September 13, 2011       $65,156         $103,750

Charles T. Jensen      90,000       2.6%      $2.50      January 2, 2011          $366,501        $583,592
                      150,000       4.3%      $0.20      September 13, 2011       $48,867         $77,812

        The following table contains information regarding options exercised in the year ended December 31, 2001, and the number of shares of common stock underlying options held as of December 31, 2001, by NeoMedia's named executive officers.



                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTIONS VALUES

                                                                             VALUE OF UNEXERCISED
                                                 NUMBER OF SECURITIES            IN-THE-MONEY
                                                UNDERLYING UNEXERCISED      OPTIONS/SARS AT FISCAL
                                                OPTIONS/SARS AT FISCAL             YEAR END
                                                       YEAR END           EXERCISABLE/UNEXERCISABLE(1)
                                              --------------------------  ----------------------------
                       SHARES
                    ACQUIRED ON     VALUE
                      EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
NAME                    (#)          ($)
-----------------  -------------  ----------  -----------  -------------   -----------  -------------
Charles W. Fritz          --           --      699,600        549,400             --            --
Charles T. Jensen         --           --      413,186        292,200             --            --

----------
(1) Based on the closing price of $0.14 of NeoMedia's common stock as quoted on OTC Bulletin Board on December 31, 2001 and the exercise price of the option.

OPTION REPRICING PROGRAM

        To encourage the exercise of options, our Board of Directors in April 2002 adopted an option repricing program. Under the program, those persons holding options granted under the 1996, 1998 and 2002 Stock Option Plans, to the extent their options are exercisable during the period ending October 9, 2002, were allowed to exercise the option at a price which is the greater of $0.12 per share or 50% of the last sale price of a share of our common stock on the OTC Bulletin Board on the trading date immediately preceding the date of exercise. No options were exercised under the program.

        Under applicable provisions of the Internal Revenue Code, to the extent the nonqualified options are exercised, the holders will be deemed to have the taxable income to the extent of the difference between the fair market value and the exercise price and we will suffer a comparable charge to our earnings. Alpine Securities Inc., a broker-dealer registered under the Securities Exchange Act has agreed to assist option holders in the option exercise and the sale of shares acquired and the payment to us of the exercise price from the sale proceeds.

EMPLOYMENT AGREEMENTS

        The five year employment agreements between NeoMedia and each of Charles
W. Fritz, as Chief Executive Officer and Chairman of the Board, and Charles T. Jensen, as Executive Vice-President and Chief Technical Officer expired on April

30, 2001. Their annual compensation, which at the time of expiration was $250,000 and $150,000, respectively, was continued except that each agreed, along with other officers of NeoMedia, to a 20% reduction in the annual rate for the two month period ended July 15, 2001 in the effort to reduce expenses. We plan to renegotiate new employment agreements with Mr. Jensen. Mr. Fritz resigned as Chief Executive Officer in June 2002. In the interim, we entered into agreements providing for six months severance in the event of termination related to a change of control. During the year ended December 31, 2001, the Board of Directors granted Mr. Fritz options to purchase 400,000 shares of common stock under the 1998 Stock Option Plan, 200,000 of which were exercisable at the price of $0.20 per share, and 200,000 of which were exercisable at a price of $2.50 per share. During the year ended December 31, 2001, the Board of Directors granted Mr. Jensen options to purchase 240,000 shares of common stock under the 1998 Stock Option Plan, 150,000 of which were exercisable at the price of $0.20 per share, and 90,000 of which were exercisable at a price of $2.50 per share. Mr. Fritz had received under the 1998 Stock Option Plan during the year ended December 31, 2000, options to purchase 49,000 shares of common stock at a price of $4.44 per share and during the year ended December 31, 1999, options to purchase 200,000 shares at a price of $3.63 per share and options to purchase 200,000 shares at a price of $5.13. Mr. Jensen received options to purchase 37,000 shares at $4.44 per share during 2000, and 90,000 shares at $3.63 and 90,000 shares at $5.13 during 1999, in each case under the 1998 Stock Option Plan.

INCENTIVE PLAN FOR MANAGEMENT

        Effective as of January 1, 1996, NeoMedia adopted an Annual Incentive Plan for Management, which provides for annual bonuses to eligible employees based upon the attainment of certain corporate and/or individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to NeoMedia's management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by NeoMedia's Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

        To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on NeoMedia's payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro-rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

        Performance goals are determined for both NeoMedia's and/or the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

STOCK OPTION PLANS

        Effective as of February 1, 1996, NeoMedia adopted its 1996 Stock Option Plan, which was amended and restated effective July 18, 1996 and further amended through November 18, 1996. The 1996 Stock Option Plan provides for the granting of non-qualified stock options and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the issuance of a maximum of 1,500,000 shares of common stock. Nonqualified options granted under the 1996 Stock Option Plan with respect to 155,664 shares were outstanding as of December 1, 2002.

        Effective March 27, 1998, NeoMedia adopted its 1998 Stock Option Plan. The 1998 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 8,000,000 shares of common stock. Nonqualified options granted under the 1998 Stock Option Plan with respect to 5,454,555 shares were outstanding as of December 1, 2002.

        Effective June 6, 2002, NeoMedia adopted its 2002 Stock Option Plan. The 2002 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 10,000,000 shares of common stock. Nonqualified options granted under the 2002 Stock Option Plan with respect to 3,145,000 shares were outstanding as of December 1, 2002.

401(K) PLAN

        NeoMedia maintains a 401(k) Profit Sharing Plan and Trust. All employees of NeoMedia who are 21 years of age and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit, which is $10,500 for 2001 and $11,000 for 2002) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, NeoMedia has not made any such contributions.

PROPERTIES

        Our principal executive, development and administrative office is located at 2201 Second Street, Suite 402, Fort Myers, Florida 33901. We occupy approximately 5,000 square feet under terms of a written lease from an unaffiliated party which expires on January 31, 2004, with monthly rent totaling approximately $16,000. During September 2002, we entered into an agreement with the landlord of this facility under which we vacated approximately 70% of our previously rented space in exchange for reduced rent. We maintain a sales facility at 2150 Western Court, Suite 230, Lisle, Illinois 60532, where we occupy approximately 6,000 square feet under the terms of a written lease from an unaffiliated party expiring on October 31, 2003. Monthly rent on this facility was negotiated from approximately $9,000 per month to $3,000 per month for a period of nine months as part of a settlement agreement between us and the landlord finalized in August 2002. In March 2001, with the acquisition of the assets of Qode.com, Inc., we added an additional 8,388 square feet office lease at 4850 N. State Road 7, Suite 104, Ft. Lauderdale, Florida, with monthly rent totaling approximately $9,200. Upon the discontinuation of the Qode business unit, we vacated the premises. We were subsequently sued by Headway Associates, the landlord, for past and future rents on the facility. We settled the suit for cash payments of $100,000, all of which have been made. During 2001, we closed our office in Monterrey, Mexico, which was primarily used for sales and consulting efforts. We believe that existing office space is adequate to meet current and short-term requirements.

                                LEGAL PROCEEDINGS

INTERNATIONAL DIGITAL SCIENTIFIC, INC.

      On October 21, 2002, International Digital Scientific, Inc. ("IDSI") filed a demand for arbitration relating to past due payments on an uncollateralized note payable from us to IDSI dated October 1, 1994. The note was issued in exchange for the purchase by us of computer software from IDSI. The note calls for the Company to make payments of the greater of: (i) 5% of the collected gross revenues from sales of software or (ii) $16,000 per month. As of September 30, 2002, we had a past due balance under the IDSI note of approximately $256,000. We have filed a counterclaim with the arbitrator relating to this matter. The arbitration hearing has not yet been scheduled.

NEOMEDIA SHAREHOLDERS

        During January 2002, certain of NeoMedia's shareholders filed a complaint with the Securities and Exchange Commission, alleging that the shareholders were not included in the special shareholders meeting of November 25, 2001, to vote on the issuance of 19 million shares of NeoMedia common stock. On March 11, 2002, NeoMedia filed its response claiming that NeoMedia had fully complied with all of its obligations under the laws and regulations administered by the Securities and Exchange Commission, as well as with its obligation under Delaware General Corporation Law.

AIRCLIC, INC. LITIGATION

        On July 3, 2001, we entered into a non-binding letter of intent with AirClic which contemplated an intellectual property cross-licensing transaction between us and AirClic. Under the terms of the letter of intent, AirClic was to provide us with bridge financing of $2,000,000, which was to be paid to us in installments. On July 11, 2001, AirClic advanced $500,000 in bridge financing to us in return for a promissory note from us secured by all of our assets, including our physical world-to-Internet patents. During the negotiation of definitive agreements, the letter of intent was abandoned on the basis of our alleged breach of certain representations made by us in the promissory note.

        On September 6, 2001, AirClic filed suit against us in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to us under the terms of a letter of intent entered into between AirClic and us. The letter of intent was subsequently abandoned on the basis of our alleged breach of certain representations made by us in the promissory note issued to AirClic in respect of such advance. The note issued by us in respect of AirClic's $500,000 advance is secured by substantially all of our property, including our core physical world-to-Internet technologies. If we are unsuccessful in this litigation, AirClic, which is one of our key competitors, could acquire our core intellectual property and other assets, which would have a material adverse effect on our business, prospects, financial condition, and results of operations. We are vigorously defending this claim and have filed counterclaims against AirClic. As of the date of this prospectus, pleadings were closed and the parties have engaged in written discovery. Whether or not AirClic is successful in asserting its claims that we breached certain representations made by it in the note, the note became due and payable in accordance with its terms on January 11, 2002. Based on the cash currently available to us, payment of the note and related interest would have a material adverse effect on our financial condition. If we fail to pay such note, AirClic could proceed against our intellectual property and other assets securing the note which would have a material adverse effect on our business, prospects, financial condition, and results of operations. We have not accrued any additional liability over and above the note payable and related accrued interest. As of December 3, 2002, pleadings were closed and the parties have engaged in written discovery.

        AirClic has also filed suit against us in the United States District Court for the Eastern District of Pennsylvania. In this second action, AirClic seeks a declaration that certain core intellectual property securing the note issued by us to AirClic, some of which is patented and others for which a patent application is pending, is invalid and in the public domain. Any declaration that our core patented or patentable technology is non-protectable and in the public domain would have a material adverse effect on our business, prospects, financial condition, and results of operations. We are vigorously defending this second action as well. On November 21,2001, we filed a motion to dismiss the complaint. On December 19, 2001, AirClic filed a response opposing that position. On September 18, 2002, the court ruled in favor of the Company and dismissed AirClic's complaint. The Company has not accrued any liability in connection with this matter.

DIGITAL:  CONVERGENCE LITIGATION

        On June 26, 2001, we filed a $3 million lawsuit in the U.S. District Court, Northern District of Texas, Dallas Division, against Digital:Convergence Corporation for breach of contract regarding a $3 million promissory note due on June 24, 2001 that was not paid. We are seeking payment of the $3 million note plus interest and attorneys fees. We have not accrued any gain contingency related to this matter. On March 22, 2002, Digital:Convergence filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code.

OTHER LITIGATION

        In April 2001, our former President and director filed a lawsuit against us and several of our directors. The suit was filed in the Circuit Court of the Twentieth Judicial Circuit for Sarasota, Florida. The claim alleges the individual was fraudulently induced into accepting employment and that we breached the employment agreement. The individual's employment with us ended in January 2001. During May 2002, we settled the suit. We will make cash payments of $90,000 directly to the plaintiff during the period May 2002 through December 2002, of which $50,000 has been paid as of the date of this prospectus. We will also make cash payments to the plaintiff's attorney for legal fees in the amount of $45,000 over the next several months, of which $7,500 has been paid as of the date of this prospectus. In addition, the plaintiff was granted 360,000 options to purchase shares of our common stock at an exercise price of $0.08. As of March 31, 2002, we had accrued a $347,000 liability relating to the suit. As a result, we recognized an increase to net income of approximately $176,000 during the three-month period ended June 30, 2002 to adjust the liability to the settlement amount. As of September 30, 2002 we had an accrued liability of $72,000 relating to this matter.

        On August 20, 2001, Ripfire, Inc. filed suit against us in the San Francisco County Superior Court seeking payment of $138,000 under a software license agreement entered into between Ripfire and us in May 2001 relating to implementation of the Qode Universal Commerce Solution. On September 6, we settled the suit for $133,000 of our common stock, to be valued at the average closing price for the five days preceding the date that such shares are registered for resale with the Securities and Exchange Commission.

        On October 3, 2001, Headway Associates, Ltd. filed a complaint for damages in the Circuit Court of the Seventeenth Judicial Circuit for Broward County, Florida. Headway Associates, Ltd. is seeking payment of all amounts due under the terms the lease agreement of the Ft. Lauderdale office of NeoMedia's Qode business unit. The lease commenced on March 3, 2000 and terminates on March 31, 2005. On February 25, 2002, Headway agreed to accept $100,000 cash payment over a two-month period for settlement of all past-due and future amounts owed under the lease. As of June 30, 2002, we had made all payments relating to the settlement.

        On November 30, 2001, Orsus Solutions USA, Inc., filed a summons seeking payment in full of approximately $525,000 relating to a software and services contract associated with implementation of the Qode Universal Commerce Solution. We are currently negotiating settlement of this matter. We have accrued a liability of $525,000 in the accompanying financial statements.

        On March 20, 2002, IOS Capital, Inc. filed a summons seeking full payment of approximately $38,700 relating to past due and future payments under an office equipment lease. During April 2002, we settled this matter for cash payments totaling $29,000. As of September 30, 2002, we had made all payments under the settlement agreement.

        On July 22, 2002, 2150 Western Court, L.L.C., the property manager for our Lisle, IL, office, filed a summons seeking payment of approximately $72,000 for all past due rents on the facility. The summons asked for a judgment for the above amount plus possession of the premises. On August 8, 2002, we settled for cash payments of approximately $72,000 on past due amounts over the remaining term of the lease, which expires in October 2003. Additionally, we issued 900,000 shares of our common stock, which are included in this registration statement, in exchange for a reduction in rent of approximately $55,000 over the period from August 2002 to March 2003. NeoMedia had a liability of approximately $61,000 relating to this matter as of September 30, 2002.

        On July 27, 2002, our former General Counsel filed suit in U.S. District Court, Ft. Myers division, seeking payment of the 2000 executive incentive, severance and unpaid vacation days in the amount of approximately $154,000. In June 2001, our compensation committee approved an adjustment to the 2000 executive incentive plan that reduced the executive incentive payout as a result of the write-off of the Digital:Convergence intellectual property license contract in the second quarter of 2001. As a result, we reduced the accrual for such payout by an aggregate of approximately $1.1 million in the second quarter of 2002. On November 12, 2002, NeoMedia settled the lawsuit with its former General Counsel over payment of the 2000 executive incentive, severance and unpaid vacation days in the amount of approximately $154,000. The settlement calls for cash payments totaling approximately $100,000 over a period of 10 months, plus 250,000 vested options to purchase shares of NeoMedia's common stock at an exercise price of $0.01 and a term of five years.

        On September 12, 2002, R. R. Donnelley & Sons Company filed a summons in the Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $92,000 in past due professional services bills. We have accrued approximately $92,000 relating to this matter. We are attempting to negotiate settlement of this issue out of court prior to the court date.

        On September 13, 2002, Wachovia Bank, N.A. filed a complaint in Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $225,000 in past due rents on our headquarters in Ft. Myers, Florida. On October 28, 2002, NeoMedia settled this lawsuit. The settlement calls for cash payments of past due rents of approximately $250,000 over a period of 16 months. NeoMedia will also vacate approximately 70% of the unused space in its headquarters, and the rent for the remainder of the lease, which expires January 2004, will be reduced according to square footage used. NeoMedia accrued a liability of approximately $250,000 relating to this matter as of September 30, 2002.

        On October 28, 2002, Merrick and Klimek, P.C., a law firm that formerly represented us, filed a complaint in Circuit Court for the Twentieth Judicial Circuit of Florida, seeking payment of a note payable in the amount of approximately $170,000. The note was entered into in September 2001 between us and Merrick and Klimek and matured unpaid in February 2002. The balance of the note consists of fees for legal services provided in 2001 and earlier.

                             PRINCIPAL STOCKHOLDERS

        The  following  table  sets  forth,  as of  December  1,  2002,  certain information regarding beneficial ownership of NeoMedia's common stock by: (i) each person known by NeoMedia to be the beneficial owner of more than 5% of NeoMedia's outstanding common stock; (ii) each director and director-nominee;
(iii) each named executive officer; and (iv) all executive officers and directors as a group.

                                                                  COMMON STOCK BENEFICIALLY OWNED
                                                                  -------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER       TITLE OF CLASS      NUMBER OF SHARES   PERCENT OF CLASS(1)
----------------------------------------   -----------------   -----------------  -------------------
Charles W. Fritz (2)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                4,454,955                17.5%

Fritz Family Limited Partnership(3)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                1,511,742                 6.0%

Chandler T. Fritz 1994 Trust(3)(4)(5)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                   58,489                    *

Charles W. Fritz 1994 Trust(3)(4)(6)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                   58,489                    *

Debra F. Schiafone 1994 Trust(3)(4)(7)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                   48,489                    *

William Fritz(3)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                  439,701                 1.7%

Edna Fritz(3)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                   90,609                    *

Charles T. Jensen(8)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                1,420,086                 5.6%

David A. Dodge(9)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                  188,820                    *

A. Hayes Barclay(10)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                  269,000                 1.1%

James J. Keil(11)
2201 Second Street, Suite 402
Fort Myers, Florida  33901                 Common Stock                  423,000                 1.7%

Officers and Directors As a Group (9
Persons) (12)                              Common Stock                8,863,380                34.9%

Thornhill Capital LLC (13)
C/o Alan Refkin
3709 Fielding Drive
Springfield, IL.  62707                    Common Stock                3,336,955                13.1%


----------
*       Indicates less than 1%.

(1) Applicable percentage of ownership is based on 25,391,298 shares of common stock outstanding as of December 1, 2002, together with securities exercisable or convertible into shares of common stock within 60 days of December 1, 2002 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 1, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Outstanding shares excludes 53,620,023 shares issued into escrow on December 2, 2002, as collateral for a note payable by NeoMedia to an unrelated investor. The shares are restricted, and the note holder does not have title to the securities unless NeoMedia defaults on the note, which matures on May 1, 2003. The shares are therefore not deemed to be outstanding.

(2) Shares beneficially owned include 100 shares owned by each of Mr. Fritz's four minor children for an aggregate of 400 shares, 1,369,400 shares of common stock issuable upon exercise of options granted under our 2002 and 1998 stock option plans, 1,500,000 shares issuable upon exercise of stock warrants, 42,186 shares of common stock owned by Mr. Charles W. Fritz directly, and 1,542,969 shares of common stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Fritz's family.

(3) William E. Fritz, our corporate secretary, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owner of the 1,511,742 shares held in the Fritz Family Partnership. As trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the shares of NeoMedia held in each trust. Accordingly, Mr. William E. Fritz is deemed to be the beneficial owner of an aggregate of 2,207,519 shares, 165,467 of which as a result of being trustee of the Chandler T. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, 1,511,742 shares as a result of being co-general partner of the Fritz Family Partnership, 268,787 shares owned by Mr.
        Fritz or his spouse, 12,523 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse and 249,000 shares to be issued upon the exercise of options held by Mr. Fritz or his spouse. Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act.

(4) William E. Fritz is the trustee of this Trust and therefore is deemed to be the beneficial owner of such shares.

(5) Chandler T. Fritz, son of William E. Fritz, is the primary beneficiary of this trust.

(6) Charles W. Fritz, son of William E. Fritz and our president, chief executive officer, and Chairman of the Board, is the primary beneficiary of this trust.

(7) Debra F. Schiafone, daughter of William E. Fritz, is the primary beneficiary of this trust.

(8) Includes 1,418,586 shares of common stock issuable upon exercise of options granted under our 2002, 1998, and 1996 stock option plans.

(9) Includes 188,820 shares of common stock issuable upon exercise of options granted under our 2002 and 1998 stock option plans.

(10) Includes 264,000 shares of common stock issuable upon exercise of options granted under our 1996 and 1998 stock option plans. The address of the referenced individual is c/o Barclay & Damisch Ltd. 115 West Wesley Street Wheaton, IL 60187.

(11) Includes 283,000 shares of common stock issuable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans, and 140,000 shares owned by Mr. Keil directly. The address of the referenced individual is c/o Keil & Keil Associates 733 15th Street, N.W. Washington D.C., 20005.

(12) Includes an aggregate of 3,772,806 currently exercisable options to purchase shares of common stock granted under our 1996 stock option plan and 1998 stock option plan and 1,512,523 currently exercisable warrants to purchase shares of common stock.

(13) Beneficial ownership is comprised of 1,432,055 shares issuable upon exercise of stock options granted under our 2002 and 1998 stock option plans, and 1,904,900 shares issuable upon exercise of stock warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During November 2002, NeoMedia issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and mature at the earlier of i.) four months, or ii.) that date the shares underlying the Cornell Equity Line of Credit are registered with the SEC. The notes are convertible, at the option of the holder, into either cash or shares of our common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. NeoMedia will also grant to the holders an additional 192,000 shares of our common stock and 60,000 warrants to purchase shares of our common stock at $0.03 per share, with a term of three years. In the event NeoMedia defaults on the note, NeoMedia will issue an additional 1,404,330 shares of its common stock to the note holders. The notes are secured by our intellectual property, which is subject to first lien by AirClic, Inc. NeoMedia will continue to pursue additional capital through the issuance of Convertible Secured Promissory Notes with the same terms as above.

        During April 2002, we borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 60 days. The note had not been repaid as of the date of this filing and continues to accrue interest.

        During March 2002, we borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

        During February 2002, we borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 30 days. The note has not been repaid as of the date of this filing and continues to accrue interest.

        During October 2001, we borrowed $4,000 from Charles W. Fritz, our Chairman, our former Chief Executive Officer and a director, under a note payable bearing interest at 10% per annum with a term of six months. The note has not been repaid as of the date of this filing and continues to accrue interest.

        We believe that all of the above transactions were conducted at "arm's length", representing what we believe to be fair market value for those services.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires NeoMedia's officers and directors, and persons who own more than ten percent of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2001 there was no delinquency in the
Section 16(a) filing obligations of NeoMedia's officers, directors and ten percent beneficial owners.

                          COMPARATIVE STOCK PERFORMANCE

        The following graph compares the yearly percentage change in the cumulative total stockholder return (change in stock price plus reinvested dividends) on NeoMedia's common stock with the cumulative total return for the Nasdaq Stock Market Index (U.S.) and the Dow Jones Internet Composite Index. The graph assumes that $100 was invested in the common stock of NeoMedia and in each of the comparative indices on December 31, 1996, the trading day before the beginning of NeoMedia's fifth preceding fiscal year. The graph further assumes that such amount was initially invested in the common stock of NeoMedia at a per share price of $5.625, the price at which shares of NeoMedia's common stock closed on the Nasdaq SmallCap Market on December 31, 1996. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of NeoMedia's common stock.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG NEOMEDIA TECHNOLOGIES, INC.
                THE NASDAQ COMPOSITE AND DOW-JONES INTERNET INDEX

[GRAPHIC OMITTED]

           ---------------------------------
              NEOM        100       ECM
           ---------------------------------
--------------------------------------------
                         Nasdaq   Dow-Jones
   Date     NeoMedia     Comp     Internet
--------------------------------------------

12/31/1996   100.000    100.000   100.000
01/31/1997   111.111    112.198   100.000
02/28/1997   102.222    103.543   100.000
03/31/1997    86.667     97.041   100.000
04/30/1997    86.667    106.499   100.000
05/28/1997    82.222    119.631   100.000
06/30/1997   134.444    116.551   100.000
07/30/1997   156.667    134.044   100.000
08/31/1997   193.333    130.765   104.531
09/30/1997   183.333    133.578   122.281
10/29/1997   171.111    125.373   122.566
11/30/1997   144.444    127.899   117.909
12/31/1997   161.668    120.633   120.115
01/31/1998   122.222    130.409   120.873
02/28/1998   132.222    145.384   148.263
03/31/1998   138.889    148.614   168.266
04/30/1998   155.001    151.958   183.807
05/28/1998   137.778    147.905   166.109
06/30/1998    86.667    162.820   214.476
07/30/1998    60.555    173.134   201.712
08/31/1998    46.667    138.836   132.534
09/30/1998    45.556    163.811   171.905
10/29/1998    44.444    169.999   180.672
11/30/1998    35.556    189.681   256.419
12/31/1998    51.111    223.533   322.964
01/31/1999    73.333    258.984   491.346
02/28/1999    63.333    234.401   397.430
03/31/1999    82.222    256.451   524.322
04/30/1999    87.221    260.104   601.392
05/28/1999    93.333    254.401   505.556
06/30/1999   108.889    279.630   530.373
07/30/1999   140.000    276.484   450.490
08/31/1999   157.778    291.817   457.637
09/30/1999   120.000    293.160   503.910
10/29/1999    94.444    321.106   533.503
11/30/1999    97.778    361.195   655.996
12/31/1999    84.444    451.426   861.668
01/31/2000   173.333    434.651   811.297
02/29/2000   248.889    519.497   957.774
03/31/2000   151.111    535.434   824.677
04/30/2000   168.889    459.382   643.207
05/31/2000    91.666    404.704   515.420
06/30/2000   104.444    458.239   618.012
07/31/2000   104.444    439.436   570.532
08/31/2000    78.889    496.444   690.105
09/30/2000   113.333    434.719   615.344
10/31/2000    88.889    399.618   491.997
11/30/2000    53.333    305.169   315.420
12/31/2000    53.333    285.100   292.744
01/31/2001    88.889    315.696   326.155
02/28/2001    86.667    232.337   204.374
03/31/2001    88.889    191.542   149.487
04/30/2001    52.089    225.863   187.927
05/31/2001    38.044    219.135   188.378
06/30/2001    34.667    223.136   181.041
07/31/2001    20.444    204.978   146.312
08/31/2001     4.267    178.935   113.485
09/30/2001     3.911    142.248    83.446
10/31/2001     2.844    166.161    99.387
11/30/2001     1.956    194.318   126.180
             -------    -------   -------
12/31/2001     2.489    192.005   133.575

        The above graph compares the closing price of NeoMedia's common stock on the Nasdaq SmallCap Market at the end of each month versus the weekend closing price of the Nasdaq Composite Index and the Dow-Jones Internet Composite Index for the period January 1, 1997 through December 31, 2001. We believe these indices provide the best benchmark by which to compare the price of our stock against competitors and others in similar markets.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

        Our common stock began trading on The Nasdaq SmallCap Market under the symbol "NEOM" on November 25, 1996, the date of our initial public offering. On March 11, 2002, we received a Nasdaq Staff Determination stating that, as of December 31, 2001, we did not meet either the minimum net tangible assets ($2,000,000) or minimum stockholders' equity ($2,500,000) criteria for continued listing on the Nasdaq SmallCap Market and advising that, accordingly, our shares were subject to de-listing from such market. Our shares are now trading on the OTC Bulletin Board under the symbol "NEOM." As of December 1, 2002, there were 25,391,298 common shares outstanding. This amount of outstanding shares excludes 53,620,023 shares issued into escrow on December 2, 2002, as collateral for a note payable by NeoMedia to an unrelated investor. The shares are restricted, and the note holder does not have title to the securities unless NeoMedia defaults on the note, which matures on May 1, 2003. The shares are therefore not deemed to be outstanding.

        The following table summarizes the high and low closing sales prices per share of the common stock for the periods indicated as reported on The Nasdaq SmallCap Market:

                                  THE NASDAQ SMALLCAP MARKET
                                           (U.S. $)
------------------------------------------------------------------------------
2000                          HIGH                            LOW
------------------------------------------------------------------------------
First Quarter                  $14.50                        $5.69
Second Quarter                  11.13                         5.00
Third Quarter                    6.75                         4.13
Fourth Quarter                   6.50                         1.94

------------------------------------------------------------------------------
2001                          HIGH                            LOW
------------------------------------------------------------------------------
First Quarter                   $6.00                        $2.50
Second Quarter                   4.50                         1.76
Third Quarter                    1.85                         0.16
Fourth Quarter                   0.24                         0.11

------------------------------------------------------------------------------
2002                          HIGH                            LOW
------------------------------------------------------------------------------
First Quarter                   $0.41                        $0.14
Second Quarter                   0.17                         0.05
Third Quarter                    0.13                         0.02

HOLDERS OF COMMON EQUITY

        As of December 1, 2002, NeoMedia had 168 recordholders of common stock.

DIVIDENDS

        We have not declared or paid any dividends on our common stock during the nine months ended September 30, 2002 or the years ended December 31, 2002, 2001 or 2000. Following this offering, our dividend practices with respect to our common stock will be determined and may be changed from time to time by our board of directors. We will base any issuance of dividends upon our earnings, financial condition, capital requirements and other factors considered important by our board of directors. Delaware law and our certificate of incorporation do not require our board of directors to declare dividends on our common stock. In addition, we have a letter of credit with Bank One, Chicago, Illinois, the terms of which require Bank One's written consent prior to the declaration of cash dividends. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

        On December 2, 2002, Jerald Eicke was issued 4,000,000 shares of common stock in exchange for consulting services rendered. The shares of common stock were priced at $0.05 totaling a value of $200,000.

        On December 2, 2002, NeoMedia issued to Michael Kesselbrenner, a private investor, a Promissory Note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the Promissory Note, NeoMedia entered into a Pledge Agreement, dated December 2, 2002, by and between NeoMedia and the Investor under which NeoMedia issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. In the event of default, the third party would issue the shares to the Investor, and NeoMedia would issue additional shares as required to increase Mr. Kesselbrenner's ownership of securities of NeoMedia to equal 51% of its fully-diluted outstanding shares at the time of such default.

        On February 11, 2003, NeoMedia and Cornell Capital Partners terminated the November 2002 Equity Line of Credit Agreement and entered into a new Equity Line of Credit Agreement with Cornell under which Cornell agreed to purchase up to $10.0 million of NeoMedia's common stock and over the next two years, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase is $150,000 with a minimum of seven days between purchases. The shares will be valued at 98% of the lowest closing bid price during the five day period following the delivery of a notice of advance by NeoMedia. NeoMedia will pay 5% of the gross proceeds of each purchase to Cornell as a commission. According to the terms of the agreement, NeoMedia cannot draw on the line of credit until the shares underlying the agreement are registered for trading with the Securities and Exchange Commission. Cornell Capital received a one-time commitment fee payable in 2,000,000 shares of our common stock. Additionally, Westrock Advisors, Inc. was paid a fee of 62,500 shares of NeoMedia's common stock for acting as the placement agent.

        In September 2002, NeoMedia issued 1,161,402 shares of common stock upon exercise of outstanding options by an unrelated consultant at a price of $0.01 per share. The gross proceeds of such transaction were approximately $12,000.

        In August 2002, NeoMedia issued 900,000 shares of common stock to 2150 Western Court L.L.C, the landlord of its Lisle, Illinois sales office, as settlement of a lawsuit relating to past-due and future building rents. The shares were valued at $0.03 per share, the market price at the date of issuance. There were no cash proceeds to NeoMedia in this transaction.

        In July, August and September 2002, we issued an aggregate of 3,000,000 shares of our common stock upon the exercise of outstanding options by a consultant at a price of $0.01 per share. The gross proceeds of such transaction were $30,000.

        In July 2002, we issued 575,980 shares of common stock upon the exercise of outstanding options by an unrelated consultant at a price of $0.01 per share. The gross proceeds of such transaction were approximately $6,000.

        In June 2002, we issued 900,000 shares of common stock to two unrelated consultants as payment for consulting services to be performed from June 2002 through June 2003. There were no cash proceeds to us in these transactions.

        In June 2002, we issued 10,000 shares of common stock to an unrelated vendor as an interest payment on past-due accounts payable. There were no cash proceeds to us in these transactions.

        In May 2002, we issued an aggregate of 200 shares of our common stock upon the exercise of outstanding options by an employee at a price of $0.12 per share. The gross proceeds of such transaction were $24.

        During April 2002, NeoMedia repriced 7.4 million of its common stock options held by employees, consultants and advisors for a period of six months. During the term of the option repricing program, participating holders are entitled to exercise subject options at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Shortly after the announcement of the repricing program, the market price for the Company's common stock fell below $0.12, and has not closed above $0.12 since. As a result, no options were exercised under the terms of the program and NeoMedia did not recognize any expense relating to the repricing program during the nine months ended September 30, 2002 due to immaterial effect on the financial statements.

        In April 2002, we issued an aggregate of 140,775 shares of our common stock upon the exercise of outstanding warrants by Charles W. Fritz, its Chairman and Chief Executive Officer, at a price of $0.12 per share. Mr. Fritz subsequently sold the shares into the market. The gross proceeds of such transaction were approximately $17,000. In accordance with Section 16(b), all proceeds from the sales were retained by us.

        In April 2002, we issued an aggregate of 1,962,255 shares of our common stock upon the exercise of outstanding options by two unrelated parties at a price of $0.12 per share. The gross proceeds of such transaction were approximately $235,000.

        In April 2002, we issued an aggregate of 40,000 shares of our common stock upon the exercise of outstanding options by James J. Keil, an outside director. Mr. Keil purchased 25,000 shares at an exercise price of $0.135 and 15,000 shares at $0.20. The gross proceeds of such transaction were approximately $6,000.

        During March 2002, NeoMedia repriced 1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders are entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and NeoMedia recognized approximately $38,000 in expense relating to the repricing during the nine months ended September 30, 2002.

        In March 2002, we issued an aggregate of 228,675 shares of our common stock upon the exercise of outstanding warrants by an unrelated party at a price of $0.12 per share. The gross proceeds of such transaction were approximately $27,000.

        In February 2002, we issued 19,000,000 shares of our common stock at a price of $0.17 per share to five individuals and two institutional unrelated parties. The shares were issued in exchange for limited recourse promissory notes maturing at the earlier of i.) 90 days from the date of issuance, or ii.) 30 days from the date of registration of the shares. The gross proceeds of such transaction will be approximately $3,040,000 upon maturity of the notes, as a purchase price of $0.01 per share, or $190,000 in aggregate, was paid in cash. During August 2002, the notes matured without payment, and we subsequently cancelled the 19 million shares issued in connection with such notes. We have accrued a liability in the third quarter of $190,000 relating to the par value paid in connection with the issuance of the shares.

        In January 2002, we issued 452,489 shares of common stock to About.com, Inc. The shares were issued upon conversion of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, Inc. as payment for advertising expenses incurred during 2001. This issuance was made pursuant to Section 3(a)(9) of the Act.

        In January 2002, NeoMedia issued 55,000 shares of its common stock at a price of $0.13 per share to an individual unrelated party. Cash proceeds to NeoMedia were $7,150.

        In January 2002, we issued 1,646,987 shares of common stock to two unrelated vendors as settlement of past-due accounts payable and future payments under equipment lease agreements. There were no cash proceeds to us in these transactions.

        In September 2001, we issued 150,000 options to buy shares of common stock at a price of $0.20 per share for consulting services.

        In July 2001, we issued an aggregate of 11,300 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The gross proceeds of such transaction were $23,000. The warrants were originally issued to one unrelated party for professional services provided to us.

        In June 2001, we issued warrants to purchase 404,900 shares of common stock with an exercise price of $2.09 for consulting services.

        In June 2001, we issued an aggregate of 4,100 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The gross proceeds of such transaction were $8,000. The warrants were originally issued to one unrelated party for professional services provided to us.

        In May 2001, we issued an aggregate of 320,050 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The gross proceeds of such transaction were $641,000. The warrants were originally issued to one related party in exchange for forgiveness of debt and one unrelated party for professional services provided to us.

        In April 2001, we issued warrants to purchase 50,000 shares of common stock at a price of $0.01 per share to an outside institution for services performed.

        In March and April 2001, we issued 316,500 shares of our common stock at a price of $3.40 per share to four foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,076,000. In connection

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with the sale, we issued as a commission  50,000  warrants to purchase shares of our common stock at an exercise price of $3.56 per share to a foreign individual.

        In March 2001, we issued 18,000 shares of our common stock at a price of $3.41 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $61,000.

        In March 2001, we issued 156,250 shares of our common stock at a price of $3.20 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $500,000.

        In March 2001, we issued 170,000 shares of our common stock issuable upon the exercise of outstanding warrants held by a foreign institutional unrelated party, originally issued in connection with the transaction described in paragraph 4, above. The gross proceeds of such transaction were approximately $362,000.

        In October 2000, we issued warrants to purchase 80,000 shares of common stock at a price of $4.13 per share for consulting services.

        In October 2000, we issued warrants to purchase 1,400,000 shares of common stock at a price of $6.00 per share to Digital:Convergence Corporation as consideration for a 10-year intellectual property license agreement.

        In March 2000, we issued an aggregate of 1,000,000 shares of our common stock at a price of $7.50 per share to 20 foreign individuals and one foreign institutional unrelated party. The gross proceeds of such transaction were approximately $7,500,000. In connection with the sale, we issued as a commission 125,000 warrants to purchase shares of our common stock at an exercise price of $7.50 per share, 125,000 warrants to purchase shares of our common stock at an exercise price of $15.00 per share, and 100,000 warrants to purchase shares of our common stock at an exercise price of $7.20 per share to the institutional investor and an independent consultant.

        In March 2000, we issued 187,500 shares of our common stock upon the exercise of outstanding warrants at a price of $7.38 per share. The gross proceeds of such transaction were approximately $1,383,000. The warrants were originally issued as payment for professional services provided to us.

        In February 2000, we issued 39,535 shares of our common stock at a price of $6.88 per share to one individual and one institutional unrelated party. In connection with the sale, we also issued 2,500 warrants with an exercise price of $12.74 and 1,454 warrants with an exercise price of $9.56. The gross proceeds of such transaction were approximately $272,000.

        In February 2000, we issued 50,000 shares of our common stock at a price of $6.00 per share to an institutional unrelated party. In connection with the sale, we also issued 2,982 warrants with an exercise price of $10.06. The gross proceeds of such transaction were approximately $300,000.

        In February 2000, we issued 37,500 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share, originally issued in connection with the transaction described above in March 2002. The gross proceeds of such transaction were approximately $75,000.

        In January 2000, we issued an aggregate of 301,368 shares of our common stock at a price of $3.75 per share to 14 unrelated parties, 3 of which were institutions and 11 of which were individuals, of which two were foreign. In connection with the sale, we also issued an aggregate of 12,570 warrants with an exercise price of $7.19, 5,400 warrants with an exercise price of $6.44, and 12,167 warrants with an exercise price of $7.37. The gross proceeds of such transaction were approximately $1,130,000. In connection with the sale, we issued as commissions 9,502 shares of its common stock valued at $7.09 per share.

        In December 1999, we issued options to purchase 150,000 shares of common stock at a price of $0.20 per share for consulting services.

        In November 1999, we issued an aggregate of 143,334 shares of our common stock at a price of $3.75 per share to two individual and two institutional unrelated parties. In connection with the sale, we also issued an aggregate of 5,067 warrants with an exercise price of $5.50, 1,267 warrants with an exercise price of $4.75, 5,333 warrants with an exercise price of $4.67, and 2,667 warrants with an exercise price of $5.84. The gross proceeds of such transaction were approximately $538,000. In connection with the sale, we paid commissions of approximately $35,000.

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        In October  1999, we issued 15,000 shares of our common stock at a price of $4.38 per share to an individual unrelated party. In connection with the sale, we also issued 1,500 warrants with an exercise price of $4.38. The gross proceeds of such transaction were approximately $66,000.

        In September 1999, we issued an aggregate of 210,000 shares of our common stock at a price of $7.00 per share to one foreign individual and two foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,470,000. In connection with the sale, we issued as a commission 105,000 warrants to purchase shares of our common stock at an exercise price of $6.00 per share to a foreign institutional investor.

        In September 1999, we issued an aggregate of 275,231 shares of our common stock at a price of $5.75 per share to two individual and three institutional unrelated parties. In connection with the sale, we also issued an aggregate of 27,523 warrants with an exercise price of $6.75. The gross proceeds of such transaction were approximately $1,583,000. In connection with the sale, we paid commissions of $30,000 cash, and also issued 11,172 shares of its common stock valued at $6.19 per share and 10,000 warrants to purchase shares of our common stock at an exercise price of $6.19 per share.

        In June 1999, we issued 250,000 shares of our common stock at a price of $4.00 per share to A.T. Cross Company, an unrelated party. In connection with the sale, we also issued 100,000 warrants with an exercise price of $7.00. The gross proceeds of such transaction were approximately $1,000,000.

        In May 1999, we issued an aggregate of 65,000 shares of our common stock at a price of $4.75 per share to two individual unrelated parties. In connection with the sale, we also issued an aggregate of 6,500 warrants with an exercise price of $5.00. The gross proceeds of such transaction were approximately $309,000. In connection with the sale, we paid commissions of $3,375 cash plus 3,250 warrants to purchase shares of our common stock at an exercise price of $5.00 per share.

        In April 1999, we issued an aggregate of 1,000,000 shares of our common stock at a price of $3.45 per share to two foreign individual unrelated parties and four institutional unrelated parties, three of which were foreign. The gross proceeds of such transaction were approximately $3,450,000. In connection with the sale, we issued as a commission 175,000 warrants to purchase shares of our common stock at an exercise price of $3.45 per share to a foreign institutional unrelated party.

        In April 1999, we issued warrants to purchase 50,000 shares of common stock at a price of $0.01 per share to an outside institution for services performed.

        In February 1999, we issued 250,000 shares of our common stock at a price of $4.00 per share to A.T. Cross Company, an unrelated party. In connection with the sale, we also issued 100,000 warrants with an exercise price of $5.00. The gross proceeds of such transaction were $1,000,000.

        In January and February 1999, we issued an aggregate of 145,000 shares of our common stock at a price of $3.50 per share to six unrelated parties, two of which were foreign institutions, two of which were foreign individuals, and two of which were domestic individuals. In connection with the sale, we also issued an aggregate of 3,000 warrants with an exercise price of $3.50. The gross proceeds of such transaction were approximately $507,500. In connection with the sale, we also issued as a commission 280,000 warrants to purchase shares of our common stock at an exercise price of $2.13 per share to five of the purchasers.

        In January 1999, we issued 42,857 shares of our common stock at a price of $3.50 per share to an individual related party. In connection with the sale, we also issued 4,286 warrants with an exercise price of $3.50. The gross proceeds of such transaction were approximately $150,000.

        In January 1999, we issued 82,372 shares of our common stock to an individual related party at a price of $3.04 per share. In connection with the sale, we also issued 8,237 warrants with an exercise price of $3.04. The gross proceeds of such transaction were approximately $250,000.

        In January 1999, we issued warrants to purchase 230,000 shares of common stock at a price of $2.13 per share to an outside consultant for services performed.

        In November 1998, we borrowed $500,000, in two separate notes from unrelated third parties. These notes were due in November 1999 with an interest rate of 20%. One $250,000 note was extended until January 6, 2000, and the other was extended until February 25, 2000. These notes were secured by 375,000 shares of our common stock by placing them in an escrow account. These shares were

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considered  issued  but not  outstanding  for  1999.  As part of  obtaining  the financing, 37,500 stock warrants, exercisable at $2.00 per share, were issued to the lender. These warrants were exercised in February 2000. During 2000, both notes were repaid and the 375,000 shares securing the notes have been released from escrow and retired by us.

        We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

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                            DESCRIPTION OF SECURITIES

        The following description of our capital stock and certain provisions of our Certificate of Incorporation and By-Laws is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and By-Laws, which have been filed as exhibits to our registration statement of which this prospectus is a part.

        On June 6, 2002, our shareholders voted to (i) increase the number of shares of common stock, par value $0.01 per share, that we are authorized to issue from 50,000,000 to 200,000,000 and the number of share of preferred stock, par value $0.01 per share, that we are authorized to issue from 10,000,000 to 25,000,000; and (ii) implement the 2002 Stock Option Plan, under which NeoMedia is authorized to grant to employeees, directors, and consultants up to 10,000,000 options to purchase shares of its common stock. As of December 1, 2002, 25,391,298 shares of common stock were outstanding, and no shares of preferred stock were outstanding. This amount of outstanding shares excludes 53,620,023 shares issued into escrow on December 2, 2002, as collateral for a note payable by NeoMedia to an unrelated investor. The shares are restricted, and the note holder does not have title to the securities unless NeoMedia defaults on the note, which matures on May 1, 2003. The shares are therefore not deemed to be outstanding. None of our shares of preferred stock are outstanding as of the date of this prospectus.

COMMON STOCK

        Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of our outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

        The shares of our common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call and assessment. Except as otherwise permitted by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

        We may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of NeoMedia without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

        During December 1999, our Board of Directors approved a Certificate of Resolutions Designating Rights and Preferences of Preferred Stock, filed with the Secretary of State of the State of Delaware on December 20, 1999. By this approval and filing, 200,000 shares of Series A Preferred Stock were designated. Series A Preferred carries the following rights:

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        o    The right to receive  mandatory cash dividends equal to the greater of $0.001 per share or 100 times the amount of all dividends (cash or non-cash, other than dividends of shares of common stock) paid to holders of the common stock, which dividend is payable 30 days after the conclusion of each calendar quarter and immediately following the declaration of a dividend on common stock;

        o One hundred votes per each share of Series A Preferred on each matter submitted to a vote of our stockholders;

        o The right to elect two directors at any meeting at which directors are to be elected, and to fill any vacancy on the Board of Directors previously filled by a director appointed by the Series A Preferred holders;

        o The right to receive an amount, in preference to the holders of common stock, equal to the amount per share payable to holders of common stock, plus all accrued and unpaid dividends, and following payment of 1/100th of this liquidation preference to the holders of each share of common stock, an additional amount per share equal to 100 times the per share amount paid to the holders of common stock.

        o The right to exchange each share of Series A Preferred for 100 times the consideration received per share of common stock in connection with any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or converted into cash, securities or other property.

        o The right to be redeemed in accordance with our stockholders rights plan.

        While accrued mandatory dividends are unpaid, we may not declare or pay dividends or distributions on, or redeem, repurchase or reacquire, shares of any class or series of junior or parity stock.

        The Series A Preferred was created to be issued in connection with our stockholders rights plan, described below. No shares of Series A Preferred have been issued to date.

        On June 19, 2001, our Board of Directors approved a Certificate of Designations to Create a Class of Series A Convertible Preferred Stock for NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on June 20, 2001. By this approval and filing, 47,511 shares are designated as Series A Convertible Preferred Stock. Our Series A Convertible Preferred Stock, par value $0.01 per share, has the following rights:

        o Series A Convertible Preferred is convertible into shares of our common stock at a one-to-one ratio, subject to proportional adjustments in the event of stock splits or combinations, and dividends or distributions of shares of common stock, at the option of the holder; shares are subject to automatic conversion as determined in each agreement relating to the purchase of shares of Series A Convertible Preferred;

        o Each share of Series A Convertible Preferred is entitled to receive a liquidation preference equal to the original purchase price of such share in the event of liquidation, dissolution, or winding up;

        o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of our assets, shares of Series A Convertible Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled;

        o Shares of Series A Convertible Preferred are entitled to one vote per share, and vote together with holders of common stock.

        In June 2001, 452,489 shares of Series A Convertible Preferred were issued to About.com, Inc. pursuant to a certain Agreement for Payment in Common Stock, in lieu of cash payment to About.com for online advertising services. On January 2, 2002, such shares were converted into 452,489 shares of common stock, which are being registered for sale hereby.

        On January 16, 2002, our Board of Directors approved a Certificate of Designation, Preferences, Rights and Limitations of Series B 12% Convertible Redeemable Preferred Stock of NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on February 28, 2002. By this approval and filing, 100,000 shares are designated as Series B 12% Convertible

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Redeemable  Preferred Stock. Our Series B 12% Convertible  Redeemable  Preferred
Stock, par value $0.01 per share, has the following rights:

        o Series B Preferred shares accrue dividends at a rate of 12% per annum, or $1.20 per share, between the date of issuance and the first anniversary of issuance;

        o Series B Preferred is redeemed to the maximum extent permitted by law (based on our funds legally available for redemption) at a price per share of $15.00, plus accrued dividends (a total of $16.20 per share) on the first anniversary of issuance;

        o Series B Preferred receive proceeds of $12.00 per share upon our liquidation, dissolution or winding up;

        o To the extent, not redeemed on the first anniversary of issuance, Series B Preferred is automatically convertible into our then existing general class of common stock on the first anniversary of issuance at a price equal to $16.20 divided by the greater of $0.20 and the lowest publicly-sold share price during the 90 day period preceding the conversion date, but in no event more than 19.9% of our outstanding capital stock as of the date immediately prior to conversion.

        o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of our assets, shares of Series B Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled; and

        o Shares of Series B Preferred are entitled to one vote per share and vote with common stock, except where the proposed action would adversely affect the Series B Preferred or where the non-waivable provisions of applicable law mandate that the Series B Preferred vote separately, in which case Series B Preferred vote separately as a class, with one vote per share.

        Our Preferred Stock is currently comprised of 25,000,000 shares, par value $0.01 per share, of which 200,000 shares are designated as Series A Preferred Stock, none of which are issued or outstanding, and, following the conversion into common stock of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, of which 47,511 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and of which 100,000 shares of Series B 12% Convertible Redeemable Preferred Stock, none of which are issued and outstanding. We have no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

WARRANTS AND OPTIONS

        As of December 1, 2002 there were outstanding warrants and options to purchase 7,705,090 and 8,755,219, shares of our common stock, respectively, with exercise prices ranging from $0.00 to $15.00. The number of shares issuable upon exercise and the exercise prices of the warrants are subject to adjustment in the event of certain events such as stock dividends, splits and combinations, capital reorganization and with respect to certain warrants, issuance of shares of common stock at prices below the then exercise price of the warrants.

        As of June 6, 2002, NeoMedia shareholders approved the 2002 Option Plan. Under this plan, NeoMedia is authorized to grant to employees, directors, and consultants up to 10,000,000 options to share of its common stock. As of November 20, 2002, we had issued 6,415,000 options under the 2002 plan, of which 3,250,000 had been exercised.

        In March 2002, we adopted a warrant repricing program. The program entitled holders of up to 1.2 million warrants to exercise the warrants within a period ending the earlier of September 19, 2002 or the expiration date of the warrant at a price per share equal to the greater of $0.12 or 50% of the closing sales per share price on the OTC Bulletin Board of our common stock on the trading date immediately preceding the date of exercise. Approximately 0.4 million of the warrants placed in the program were exercised. We recognized approximately $38,000 in expense relating to the program during the first nine months of 2002.

        During April 2002, we repriced 7.4 million of our common stock options held by employees, consultants and advisors for a period of six months. During the term of the option repricing program, participating holders were entitled to exercise subject options at an exercise price per share equal to the greater of
(1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Shortly after the announcement of the repricing program, the market price for our common stock fell below $0.12, and has not closed above $0.12 since. As a result, no options were exercised under the terms of the program and we did not recognize any expense relating to the repricing program during the first six months of 2002.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

        On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right on each outstanding share of our common stock to stockholders of record on December 10, 1999 and each share of common stock issued prior to the rights plan trigger date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders to receive fair and equal treatment in any proposed takeover of the corporation and to guard against partial or two-tiered tender offers, open market accumulations and other hostile takeover tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many leading public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. Certain of our directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of our "poison pill" plan, as a result of the fact that, as of the plans adoption, their holdings might have otherwise triggered the "poison pill".

TRANSFER AGENT

        The transfer agent and registrar for our common stock is American Stock Transfer, located in New York, New York. The transfer agent's phone number is
(718) 921-8293.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by the Delaware General Corporation Law ("DGCL"), we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

        The certificate of incorporation and the by-laws of NeoMedia provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of NeoMedia pursuant to the foregoing provisions, or otherwise, NeoMedia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

        The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Kirkpatrick and Lockhart LLP, Miami, Florida.

                                     EXPERTS

        The audited consolidated financial statements of NeoMedia Technologies, Inc. and its subsidiaries for the year ended December 31, 2001, included in this prospectus and elsewhere in the registration statement have been audited by Stonefield Josephson, Inc., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NeoMedia's ability to continue as a going concern, as discussed in Note 3 to the financial statements.

        The audited consolidated financial statements of NeoMedia Technologies, Inc. and its subsidiaries for the years ended December 31, 2000 and 1999, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NeoMedia's ability to continue as a going concern, as discussed in Note 3 to the financial statements. In accordance with Securities Act Rule 437a, the consent of Arthur Andersen LLP has not been included as an exhibit herewith. NeoMedia has been unable to obtain a consent of Arthur Andersen LLP due to the departure of their engagement team leaders from such firm. Any recovery by investors posed by the lack of consent is limited by Securities Act Rule 437a.

        The  financial  statements  of  Qode.com,   Inc.  (A  Development  Stage
Enterprise)  at  December  31,  1999 and for the  period  from  March  29,  1999
(inception) through December 31, 1999, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about NeoMedia's ability to continue as a going concern as described in
Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

        On June 7, 1999, we filed a Report on Form 8-K reporting that KPMG LLP had resigned as our independent auditors. In connection with the audit of NeoMedia's financial statements for the fiscal year ended December 31, 1998 and in the subsequent interim periods, there were no disagreements with KPMG LLP on any matters of accounting principles or practice, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report. In their report ended March 18, 1998 for the year ended December 31, 1997, KPMG LLP did not issued a qualified or adverse opinion. Effective July 14, 1999, we engaged Arthur Andersen LLP to audit our consolidated financial statements for the fiscal year ending December 31, 1999.

        On October 29, 2001, we filed a Report on Form 8-K reporting that we had dismissed Arthur Andersen LLP as our independent auditors. In connection with the audit of NeoMedia's financial statements for the fiscal years ended December 31, 2000 and 1999 and in the subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practice, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP, to make reference to the matter in their report. In their report dated March 30, 2001, for the years ended December 31, 2000 and 1999, Arthur Andersen LLP did not issue an adverse opinion, but did issue a qualified opinion with a "going concern" clause. Effective October 25, 2001 we engaged Stonefield Josephson, Inc. as our new independent accountants.

                           HOW TO GET MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including NeoMedia, may be found. Our Web site is http://www.neom.com.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding NeoMedia and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site, www.sec.gov.

                          INDEX OF FINANCIAL STATEMENTS

Qode.com Inc. financial statements for the year ending
 December 31, 2000..........................................................F-1

Qode.com, Inc. financial statements for Period from
 March 29, 1999 (inception) to December 31, 1999...........................F-19

Pro-forma financial information............................................F-36

NeoMedia Technologies, Inc. consolidated financial
  statements for the years ended December 31, 2001,
  2000 and 1999,...........................................................F-41

NeoMedia Technologies, Inc. consolidated financial
 statements for the nine months ended September 30,
 2002 and 2001.............................................................F-68

This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Qode.com, Inc.'s filing for the year ended December 31, 2000. This audit report has not been reissued by Arthur Andersen LLP in connection with this registration statement. See Exhibit 23.4 for further discussion.

                              FINANCIAL INFORMATION

Report of Independent Certified Public Accountants

To Qode.com, Inc.:

We have audited the accompanying balance sheet of Qode.com, Inc. (a Florida corporation in the development stage) as of December 31, 2000, and the related statements of operations, changes in redeemable preferred stock and stockholders' deficit, and cash flows for the year then ended and the related statements of operations and cash flows for the period from inception (March 29, 1999) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Qode.com, Inc. for the period from inception to December 31, 1999. Such statements are included in the cumulative inception to December 31, 2000, totals of the statements of operations and cash flows and reflect total revenues and net loss of zero percent and 13 percent, respectively, of the related cumulative totals. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to amounts for the period from inception to December 31, 1999, included in the cumulative totals, is based solely upon the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Qode.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended and for the period from inception to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and the current cash position of the Company raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ARTHUR ANDERSEN LLP

Tampa, Florida,
May 4, 2001 (except with respect to the matter discussed in Note 13, as to which the date is June 30, 2001)

                                 QODE.COM, INC.
                        (A Development Stage Enterprise)
                        BALANCE SHEET - DECEMBER 31, 2000

                                        ASSETS                          Amount
                                                                    ------------
CURRENT ASSETS:
  Cash and cash equivalents                                           $   18,686
  Accounts receivable                                                      6,041
  Inventory                                                              218,690
  Other current assets                                                    13,499
                                                                    ------------
   Total current assets                                                  256,916

PROPERTY AND EQUIPMENT, net                                              875,263

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net                            2,359,932

DEPOSITS                                                                  39,539
                                                                    ------------
   Total assets                                                      $ 3,531,650
                                                                    ============

                                 QODE.COM, INC.
                        (A Development Stage Enterprise)
                        BALANCE SHEET - DECEMBER 31, 2000
                                   (continued)

LIABILITIES, REDEEMABLE PREFERRED STOCK AND
 STOCKHOLDERS' DEFICIT                                                  Amount
                                                                     -----------
CURRENT LIABILITIES:
  Accounts payable                                                   $   982,610
  Dividends payable                                                       94,119
  Accrued expenses                                                       425,103
  Current portion of notes payable                                     3,617,323
  Current portion of capital lease obligations                           368,574
  Loans from officers                                                    224,740
                                                                     -----------
   Total current liabilities                                           5,712,469

NOTES PAYABLE, net of current portion                                      5,857

CAPITAL LEASE OBLIGATIONS, net of current portion                        168,176
                                                                     -----------
   Total liabilities                                                   5,886,502
                                                                     -----------
COMMITMENTS AND CONTINGENCIES

SERIES A 15% CUMULATIVE CONVERTIBLE REDEEMABLE
  PREFERRED STOCK, $.0001 par value;   3,000,000                       2,480,991
   shares authorized, 2,044,560 shares issued and outstanding, liquidation value of $2,502,641

STOCKHOLDERS' DEFICIT:
  Common stock, $.0001 par value; 25,000,000 shares                          802
   authorized, 8,023,000 shares issued and outstanding
  Additional paid-in capital - common stock                            1,927,313
  Series U  convertible preferred stock, $.0001 par value;                   150
  1,500,000 shares authorized, issued and outstanding
  Additional paid-in capital - preferred stock                         2,999,850
  Accumulated deficit                                                (9,763,958)
                                                                     -----------

   Total stockholders' deficit                                       (4,835,843)
                                                                     -----------

   Total liabilities, redeemable preferred stock and
    stockholders' deficit                                           $ 3,531,650
                                                                    ============

       The accompanying notes are an integral part of this balance sheet.

                                 QODE.COM, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIOD
       FROM MARCH 29, 1999 (DATE OF INCEPTION), THROUGH DECEMBER 31, 2000

                                                                   CUMULATIVE
                                                                      FROM
                                                                   INCEPTION
                                                                 MARCH 29, 1999
                                                   YEAR ENDED          TO
                                                  DECEMBER 31,     DECEMBER 31
                                                      2000            2000
                                                ---------------  --------------

REVENUE                                         $    211,952     $     211,952

COST OF GOODS SOLD                                   213,345           213,345
                                                ---------------  --------------
GROSS MARGIN                                         (1,393)           (1,393)

COSTS AND EXPENSES:
  Research and development                         1,109,686         1,505,928
  Sales and marketing                                556,541           598,516
  General and administrative                       5,839,413         6,686,825
                                                ---------------  --------------
   Total costs and expenses                        7,505,640         8,791,269

NET INTEREST EXPENSE                               1,008,938           971,296
                                                ---------------  --------------

NET LOSS                                         (8,515,971)       (9,763,958)

PREFERRED STOCK DIVIDENDS                          (356,203)         (552,200)

ACCRETION OF BENEFICIAL CONVERSION
 FEATURE ON PREFERRED STOCK                         (15,296)          (20,010)
                                                ---------------  --------------
Net LOSS AVAILABLE TO COMMON
 STOCKHOLDERS                                   $(8,887,470)     $(10,336,168)
                                                ===============  ==============

NET LOSS PER SHARE - BASIC AND DILUTED          $     (1.11)    $      (1.29)
                                                ===============  ==============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES           8,023,000        8,018,071
                                                ===============  ==============


        The accompanying notes are an integral part of these statements.

                                 QODE.COM, INC.
                        (A Development Stage Enterprise)
  STATEMENT OF CHANGES IN REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                          ADDITIONAL                             ADDITIONAL
                           SERIES A                                PAID-IN
                          REDEEMABLE                               CAPITAL           SERIES U
                          PREFERRED          COMMON STOCK        FOR COMMON       PREFERRED STOCK
                            STOCK        SHARES       AMOUNT        STOCK       SHARES       AMOUNT
                         ------------   ---------   ----------   -----------    ---------   ---------
BALANCE, December 31,
  1999                   $  2,154,711   8,023,000         $802   $  (49,557)           --   $      --
  Issuance of 19,560
   shares of Series A
   preferred stock in
   exchange for
   services                    48,900          --           --            --           --          --
  Issuance of Series U
   preferred stock                 --          --           --            --    1,500,000         150
  Issuance of 372,780
   warrants in
   exchange for
   services                        --          --           --     1,126,790           --          --
  Issuance of 326,666
   warrants attached
   with notes payable              --          --           --       675,681           --          --
  Issuance of employee
   stock options with
   exercise price
   below market value              --          --           --       150,216           --          --
  Re-pricing of
   employee stock
   options                         --          --           --       395,682           --          --
  Series A preferred
   stock dividends            262,084          --           --     (262,084)           --          --
  Series U preferred
   stock dividends                 --           --           --     (94,119)           --          --
  Accretion of
   beneficial
   conversion
  feature on preferred
   stock                       15,296           --           --     (15,296)           --          --
  Net loss                         --           --           --           --           --          --
                         ------------   ----------   ----------  -----------    ---------  ----------
BALANCE, December 31,
  2000                     $2,480,991    8,023,000         $802  $ 1,927,313    1,500,000  $      150
                         ============   ==========   ==========  ===========    =========  ==========

                               ADDITIONAL
                                PAID-IN
                                CAPITAL
                                  FOR                              TOTAL
                               PREFERRED       ACCUMULATED      STOCKHOLDER'S
                                 STOCK           DEFICIT           DEFICIT
                              -----------      -----------      -------------
BALANCE, December 31,
  1999                                 --      $(1,247,987)     $ (1,296,742)
  Issuance of 19,560
   shares of Series A
   preferred stock in
   exchange for
   services                            --               --                --
  Issuance of Series U
   preferred stock              2,999,850               --         3,000,000
  Issuance of 372,780
   warrants in
   exchange for
   services                            --               --         1,126,790
  Issuance of 326,666
   warrants attached
   with notes payable                  --               --           675,681
  Issuance of employee
   stock options with
   exercise price
   below market value                  --               --           150,216
  Re-pricing of
   employee stock
   options                             --               --           395,682
  Series A preferred
   stock dividends                     --               --         (262,084)
  Series U preferred
   stock dividends                     --               --          (94,119)
  Accretion of
   beneficial
   conversion feature
   on preferred stock                  --               --          (15,296)
  Net loss                             --      (8,515,971)       (8,515,971)
                             ------------   --------------    --------------
BALANCE, December 31,
  2000                        $ 2,999,850    $ (9,763,958)     $ (4,835,843)
                             ============   ==============    ==============

           The accompanying notes are integral part of this statement.

                                 QODE.COM, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF CASH FLOWS
               FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIOD
       FROM MARCH 29, 1999 (DATE OF INCEPTION), THROUGH DECEMBER 31, 2000

                                                                                          CUMULATIVE
                                                                                             FROM
                                                                                          INCEPTION
                                                                                          (MARCH 29,
                                                                                            1999)
                                                                           YEAR ENDED         TO
                                                                          DECEMBER 31,   DECEMBER 31
                                                                              2000           2000
                                                                         -------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                               $ (8,515,971)  $(9,763,958)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                              417,410       434,932
     Series A preferred stock issued for services                                48,900        48,900
     Warrants issued in exchange for services                                 1,126,790     1,884,627
     Stock options issued with exercise price below market value                150,216       150,216
     Expense related to the re-pricing of employee stock options                395,682       395,682
     Changes in assets and liabilities-
      Accounts receivable                                                       (6,041)       (6,041)
      Inventory                                                               (218,690)     (218,690)
      Other current assets                                                        4,652      (13,499)
      Deposits                                                                  (9,310)      (39,539)
      Accounts payable                                                          831,022       982,610
      Accrued expenses                                                          377,857       425,103
                                                                           ------------  ------------
        Net cash used in operating activities                               (5,397,483)   (5,719,657)
                                                                           ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                          (382,222)     (509,013)
  Capitalization of software development costs                              (2,498,752)   (2,498,752)
                                                                           ------------  ------------

   Net cash used in investing activities                                    (2,880,974)   (3,007,765)
                                                                           ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable and detachable warrants             4,298,861     3,623,180
  Proceeds from loans from officers                                             151,407       224,740
  Principal repayments of capital lease                                       (125,612)     (125,612)
  Proceeds from the issuance of common stock                                         --        23,800
  Proceeds from the issuance of Series A redeemable preferred stock net              --     2,000,000
   of issuance costs of $25,000
  Proceeds from issuance of Series U convertible preferred stock              3,000,000     3,000,000
                                                                           ------------  ------------

   Net cash provided by financing activities                                  7,324,656     8,746,108
                                                                           ------------  ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                     (953,801)        18,686

CASH AND CASH EQUIVALENTS, beginning of year                                    972,487            --
                                                                           ------------  ------------

CASH AND CASH EQUIVALENTS, end of year                                    $      18,686  $     18,686
                                                                           ============  ============

                                 QODE.COM, INC.
                         A Development Stage Enterprise
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
             AND THE PERIOD FROM MARCH 29, 1999 (DATE OF INCEPTION),
                            THROUGH DECEMBER 31, 2000
                                   (continued)

                                                                                         CUMULATIVE
                                                                                             FROM
                                                                                          INCEPTION
                                                                                          (MARCH 29,
                                                                                            1999)
                                                                           YEAR ENDED         TO
                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              2000           2000
                                                                          ------------  ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                   $    180,000  $    160,189

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Accretion of redeemable preferred stock                                  $     15,296        20,010
  Accrued dividends on Series A preferred stock                            $    262,084       458,081
  Accrued dividends on Series U preferred stock                            $     94,119        94,119
  Property and equipment acquired under capital lease                      $    662,362       662,362


        The accompanying notes are an integral part of these statements.

                                 QODE.COM, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


1       NATURE OF BUSINESS ORGANIZATION

Qode.com, Inc. (Qode.com or the Company) commenced operations on March 29, 1999, and is incorporated in the State of Florida. Qode.com is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". The Company intends to provide manufacturers, retailers, advertisers and users a unique tool for Website navigation through the use of imbedded standard bar codes and Uniform Product Codes (UPC). It is the Company's mission to develop, operate, maintain and promote the use of Qode.com technologies to enable any bar code to interface with their technology.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since its inception and during its development stage as it has devoted substantially all of its efforts toward building network infrastructure, internal staffing, developing systems, expanding into new markets, building a proprietary database and raising capital. The Company has generated little revenue to date and is subject to a number of risks, including dependence on key individuals, the ability to demonstrate technological feasibility, and the need to obtain adequate additional financing necessary to fund the development and marketing of its products and services, and customer acceptance. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may results from the outcome of this uncertainty.

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORY

Inventory is stated at the lower of cost or market, and at December 31, 2000 was comprised of QoderTM handheld scanning systems. Cost is determined using the weighted average method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Computer hardware and purchased software are being depreciated over a three-year period, and furniture and fixtures are being depreciated over a five-year period.

Depreciation expense was $278,590 for the year ended December 31, 2000.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

In accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," all costs related to the development or purchase of internal use software other than those incurred during the application development stage are to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the useful life of the software. The Company has expensed
$1,109,686 in research and development costs for the year ended December 31, 2000. The Company has capitalized $2,498,752 in software development costs for the year ended December 31, 2000. Amortization expense was $138,820 for the year ended December 31, 2000.

REDEEMABLE PREFERRED STOCK

Redeemable preferred stock is carried at the net consideration to the Company at time of issuance, increased by accrued and unpaid cumulative dividends and periodic accretion to redemption value using the interest method. Accrued and unpaid dividends and redemption accretion are affected by charges against retained earnings, or, in the absence of retained earnings, additional paid-in capital.

REVENUE RECOGNITION

Revenue is generated from the sale of Qode's proprietary hand held bar code scanners. Revenue is recognized when the product is delivered to the customer.

INCOME TAXES

In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", income taxes are accounted for using the assets and liabilities approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The Company has recorded a 100% valuation allowance as of December 31, 2000.

COMPUTATION OF NET LOSS PER SHARE

Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has excluded all common stock equivalents from the calculation of diluted net loss per share because these securities are anti-dilutive. The shares excluded from the calculation of diluted net loss per share and reserved for future issuance are detailed in the table below:

                                                               2000
                                                          -------------
                 Outstanding stock OPTIONS                  1,540,511
                 Outstanding warrants                       1,229,146
                 Shares issuable on conversion of notes
                   payable                                  6,800,000
                 Shares issuable on conversion of Series
                   A preferred stock                        4,049,701

Shares issuable on conversion of notes payable were calculated based on the terms of the notes as if they were converted on December 31, 2000.

FINANCIAL INSTRUMENTS

The  Company  believes  that  the  fair  value  of  its  financial   instruments
approximate carrying value.

CONCENTRATION OF CREDIT RISK

Revenue was generated from the selling of barcode scanners with approximately 91 percent of those sales to one customer.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company has adopted SFAS No. 123, "Accounting for Stock-Based compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), but disclose the pro forma effects on net income or loss as if the fair value had been expensed. The Company has elected to apply APB 25 in accounting for its employee stock options and, accordingly recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant price of the option at the measurement date.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998 the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and SFAS 138. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets of liabilities in the balance sheet and measure those instruments at fair value. The adoption of these new accounting standards did not have an impact on the Company's financial position or results of operations.

On December 3, 1999 the Securities and Exchange Commission (SEC) staff released Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition". This SAB provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The Company implemented SAB No. 101 for the quarter ended June 30, 2000. It did not have an impact on the Company's results of operations.

COMPREHENSIVE INCOME

For the year ended December 31, 2000, there were no differences between the balance sheet and income statement and therefore no comprehensive income.

3       LOANS FROM OFFICERS

Between October and December 2000, several of the Company's officers elected to defer their salaries due to cash flow difficulties experienced by the Company. The total amount deferred was $83,154.

On November 28, 2000, the Company issued promissory notes to officers totaling $135,000, with an interest rate of 6.09 percent. The principal and interest are payable on February 26, 2001

4       PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 2000:

                                                                 2000
                                                             ------------
           Computer hardware and purchased software          $  1,139,578
           Furniture and fixtures                                  31,797
                                                             ------------
                                                                1,171,375
           Less- Accumulated depreciation                       (296,112)
                                                             ------------
                                                             $    875,263
                                                             ============

5       NOTES PAYABLE

CONVERTIBLE NOTES

On January 18, 2000, the Company entered into a note purchase agreement with an investor for $3,000,000, with an interest rate of 12 percent. The principal and interest were due July 17, 2000. The principal and interest are convertible at the option of the holder upon or after a $10 million financing. The conversion rate is 85 percent of the price per share in the financing. In connection with this note, 200,000 warrants were issued with an exercise price of $4.50 per share for the Company's common stock. These warrants may be exercised at anytime following the closing of a $10 million financing and expire January 17, 2005. The Company allocated the proceeds from the issuance of the note between the note and warrants based on the relative fair value method. The difference between the face amount of the note and the amount allocated to it was recorded as a discount, and amortized to interest expense over the life of the note.

On August 1, 2000, the Company extended this note to November 17, 2000. As additional consideration for the extension of the note, the Company reduced the exercise price of the 200,000 warrants to $1.00. The additional expense of $63,180 that resulted from the re-pricing was charged to interest expense. As of December 31, 2000, the note had not been repaid.

During 2000, the Company entered into four separate note purchase agreements with investors totaling $400,000 with interest rates of 12 percent. The principal and interest on three of the notes were due October 9, 2000 through November 4, 2000, and principal and interest on the other note is due January 6, 2001. The principal and interest are convertible at the option of the holder upon or after a $7 million financing. The conversion rate is 85 percent of the price per share in the financing. In connection with these notes, 26,666 warrants were issued with an exercise price of $2.00 per share for the Company's common stock. These warrants may be exercised at anytime following the closing of a $7 million financing. The proceeds from the issuance of these notes and warrants were allocated between the two using the relative fair value method. The resulting discount on the notes was amortized to interest expense over the life of the notes.

OTHER NOTE PAYABLE

During March 2000, the Company entered into a note agreement in the amount of $42,500, bearing interest at a rate of 11 percent per year and expiring on March 15, 2002, to finance its phone system. The note is secured by telephone equipment.

On November 28, 2000 and December 14, 2000, the Company signed two promissory notes in the amounts of $20,000 and $200,000, bearing interest at a rate of 6.09 percent and 15 percent per year, with principal and accrued interest payable February 26, 2001 and January 28, 2001, respectively. In connection with the December 14, 2000 note, 100,000 warrants were issued with an exercise price of $.50 per share for the Company's common stock. These warrants may be exercised at anytime following the closing of the Next Financing, as defined in the warrant agreement. The proceeds from the issuance of this note and warrants were allocated between the two using the relative fair value method. The resulting discount on the note is being amortized to interest expense over the life of the note.

Notes payable consists of the following:

                                                                     AMOUNT
                                                                  ------------
        Convertible notes, interest bearing at 12% per annum $ 3,400,000 Note payable, interest bearing at 11% per annum, due
          in monthly installments through March 2002                    27,679
        Note payable, unsecured interest bearing at 6.09% per
          annum, due February 2001                                      20,000
        Note payable, unsecured interest bearing at 15% per
          annum, due January 2001                                      200,000
                                                                  ------------

        Total notes payable                                          3,647,679

        Less discount                                                 (24,499)
        Less- Current portion                                      (3,617,323)
                                                                  ------------

        Notes payable, net of current portion                       $    5,857
                                                                  ============

AS OF DECEMBER 31, 2000 THERE WAS $197,740 OF ACCRUED INTEREST.

6       INCOME TAXES

For the years ended December 31, 2000, the components of income tax expense were as follows:

                                             2000
                                         ------------
                    Current               $         -
                    Deferred                        -
                                         ------------
                    Income tax            $         -
                    expense


The net amounts of deferred tax assets recorded in the balance sheet at December 31, 2000, are as follows:

                                                                      2000
                                                                  ------------
        Deferred tax asset:
          Depreciation of property and equipment                   $   17,901
          Start-up costs                                              199,566
          Net operating loss carryforward                           3,443,643
          Less- Valuation allowance                                (3,661,110)
                                                                  ------------
           Total deferred tax asset                                $      --
                                                                  ============
        Deferred tax liabilities:                                  $      --
                                                                  ============

           Total net deferred taxes                                $      --
                                                                  ============

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not, that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $3,661,110 valuation allowance at December 31, 2000 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $3,194,880. At December 31, 2000, the Company has available net operating loss carryforwards of $9,151,323, which expire in the year 2020 and 2019.

A reconciliation of income taxes computed at the U.S. federal statutory tax rate to income tax expense for the year ended December 31, 2000, is as follows:

                                                         2000
                                                     ------------

          Taxes at the U.S. statutory rate           $(2,895,430)
          State taxes, net of federal benefit           (309,129)
          Nondeductible items                               9,679
          Change in valuation allowance                 3,194,880
                                                     ------------

            Total income tax expense                 $          -
                                                     ============

7       COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

The Company is not presently a party to any significant litigation. From time to time, however, the Company is involved in various legal actions arising in the normal course of business, which the Company believes will not materially affect the financial position or results of operations.

EMPLOYMENT CONTRACTS

The Company has employment contracts with William Carpenter, Greg Miller and Michael Miller beginning November 1, 2000.

Future payments under the above employment contracts are:

                               2001          $   450,000
                               2002              450,000
                               2003              375,000
                                             -----------

                               Total         $ 1,275,000
                                             ===========

CAPITAL LEASE OBLIGATIONS

During April 2000, the Company acquired computer equipment for $662,362 under a capital lease, expiring on April 26, 2002. Accumulated depreciation on this equipment was approximately $166,000 at December 31,2001

Future minimum lease payments on capital lease obligations as of December 31,2000, are as follows:

          YEAR                                                       AMOUNT
          --------------------------------------------------      -----------
          2001                                                    $  415,358
          2002                                                       173,519
                                                                  -----------
                                                                     588,877
          Less - Amount representing interest on
           obligations under capital leases (15%)                    (52,127)
          Current portion of capital lease obligations              (368,574)
                                                                  -----------
          Capital lease obligations, net of current portion       $  168,176
                                                                  ===========
OPERATING LEASE OBLIGATIONS

The Company leases its office facility under a non-cancelable operating lease expiring in March 2005. Rental expense, net of sub-lease income, was $73,036 for the year ended December 31, 2000.

Lease commitments under this non-cancelable operating leases as of December 31, 2000, are as follows:

                      YEAR ENDING           AMOUNT
                      -------------     --------------
                      2001               $    391,399
                      2002                    233,876
                      2003                    154,905
                      2004                    117,768
                      2005                      5,103
                                        --------------
                                         $    903,051
                                        ==============

8       PREFERRED STOCK

SERIES A 15% CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

The Board of Directors (the Board) has authorized the issuance of up to 3,000,000 shares of Series A 15 percent $.0001 par value, voting, cumulative, redeemable, convertible preferred stock (the Series A Preferred Stock). Series A Preferred Stock is convertible at any time at the option of the holder prior to the closing of a Public Offering, as defined in the agreement, or within 20 days following receipt of a Notice of Redemption, as defined in the agreement, into the Company's common stock for each share of the Series A Preferred Stock held plus accrued and unpaid dividends on the Series A Preferred Shares. The Series A Preferred Stock has a liquidation preference of $1 per share and is mandatorily redeemable on April 15, 2004.

In June 2000, the Company issued 19,560 shares of the Series A Preferred Stock at $2.50 per share for services rendered.

Dividends on the Series A Preferred Stock accrue, on a daily basis, commencing on the date of issuance at an interest rate of 15 percent per annum and are payable on a semi-annual basis. The Company, at its option, may pay dividends either in cash or by the issuance of additional shares of Series A Preferred Stock. Aggregate cumulative dividends in arrears at December 31, 2000 totaled $458,081, and are included in Series A 15 % cumulative convertible redeemable preferred stock on the accompanying balance sheet.

SERIES U CONVERTIBLE PREFERRED STOCK

The Board has authorized the issuance of up to 1,500,000 shares of Series U, 8 percent $.0001 par value, voting, cumulative, convertible preferred stock (the Series U Preferred Stock). Series U Preferred Stock is convertible at any time at the option of the holder prior to the closing of a Public Offering into the Company's common stock for each share of the Series U Preferred Stock held plus accrued and unpaid dividends on the Series U Preferred Shares. Between May and October 2000, the Company issued 1,500,000 at $2 per share, with proceeds to the Company of $3,000,000.

Dividends on the Series U Preferred Stock accrue, on a daily basis, commencing on the date of issuance at an interest rate of 8 percent per annum and are payable on a semi-annual basis. The Company, at its option, may pay dividends either in cash or by the issuance of additional shares of Series U Preferred Stock. Aggregate cumulative dividends in arrears at December 31, 2000, totaled $94,119.

9       COMMON STOCK

The Company is authorized to issue up to 25,000,000 shares of its $.0001 par value common stock. During 2000, no shares of common stock were issued. As of December 31, 2000, 8,023,000 shares were issued and outstanding.

10      STOCK BASED COMPENSATION

STOCK WARRANTS GRANTED IN EXCHANGE FOR SERVICES

During 2000, the Company granted 372,780 warrants, with exercise prices ranging from $1.00 to $4.50 per share, to consultants for certain advisory and consulting services. The warrants vest immediately upon issuance and can be exercised over a five-year period. In August 2000, 250,000 warrants granted at $4.50 were re-priced to $1.00 per share. In September 2000, 100,000 warrants granted at $1.50 were re-priced to $0.01 per share. The Company valued these warrants, and their re-pricing, at $1,126,790 in accordance with SFAS 123, and recognized the entire amount in 2000 as general and administrative expenses in the accompanying statement of operations.

STOCK WARRANTS GRANTED ATTACHED TO DEBT AGREEMENTS

During 2000, the Company granted 326,666 warrants, with exercise prices ranging from $.50 to $4.50, attached to various debt agreements. The warrants vest immediately upon issuance and can be exercised over a five-year period. The Company applied APB Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", and accounted for the portion of the proceeds of the debt issued with warrants, which was allocable to the warrants, as additional paid-in capital based on the relative fair values of the securities at the time of issuance, and also recognized a discount on the debt as a result.

In September 2000, 200,000 warrants granted at $4.50 were re-priced to $1.00 per share in connection with an extension of the term date of the debt. The Company valued the re-pricing at $63,180, and recognized the entire amount in 2000 as interest expense in the accompanying statement of operations.

Warrant activity for the year ended December 31, 2000, is as follows:

           Balance December 31, 1999                 529,700
           Issued                                    699,446
           Exercised                                       -
           Expired                                         -
                                                  ------------

           Balance December 31, 2000               1,229,146
                                                  ============

The following table summarizes information about warrants outstanding at December 31, 2000, all of which are exercisable:

                                                         WEIGHTED
                                                          AVERAGE
                                                         REMAINING
                                           NUMBER OF    CONTRACTUAL    WEIGHTED
                                          OUTSTANDING      LIFE        EXERCISE
    RANGE OF EXERCISE AVERAGE PRICES        WARRANTS      (YEARS)        PRICE

    $0.01 to $0.50                          200,000           3.3        $0.26
    $1.00                                   527,780           4.2        $1.00
    $1.50                                   429,700           3.8        $1.50
    $2.00                                    26,666           4.3        $2.00
    $2.50                                    45,000           4.2        $2.50
                                        -----------   -----------    ---------
                                          1,229,146           3.9        $1.13
                                        ===========   ===========    =========

STOCK OPTIONS

The Board approves all issuances of stock options. All stock options expire five years from the grant date. In general, options vest and become exercisable one third on the one year anniversary of the date of grant, and the remainder vest evenly over the two years subsequent to that date.

The following table summarizes stock option activity for the year ended December 31, 2000:

                                                       2000
                                                     WTD AVG
                                                     OPTIONS         EXERCISE
                                                    (IN 000'S)         PRICE
                                                  --------------    ----------

          Outstanding at Beginning of Year                 881      $    1.36
            Granted                                      1,000           1.10
            Exercised                                       --           0.00
            Forfeited                                    (340)           1.63
                                                  --------------    ----------
          Outstanding at end of year                     1,541      $    1.15
                                                  ==============    ==========
          Vested Options                                   846      $    0.56

          Remaining Options available for Grant          3,459

In June 2000, the Company reduced the exercise price on all its outstanding stock options. As a result, the Company recognized $395,682 in compensation expense in 2000 for the vested portion of these options, and will recognize $933,568 in subsequent periods as these options vest.

The Company accounts for issuances to employees under APB 25, and accordingly, $545,898 of compensation expense, including the amount discussed above, has been recognized for the year ended December 31, 2000.

SFAS 123 requires pro forma information regarding net income as if the Company has accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: (i) risk-free interest rate of 6 percent, which approximates the four-year U.S. Treasury Bill rate at the date of grant, (ii) dividend yield of 0 percent (iii) expected volatility of 80 percent (iv) and an average expected life of the option of four years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                             2000
                                                        --------------
                 Net loss:
                   As reported                            $(8,515,971)
                   SFAS 123 pro forma                     $(8,902,427)

The following table summarizes the weighted average fair value of options granted to employees during the year ended December 31, 2000:

                                                                   2000
                                                              --------------
                 Stock Price Greater than Exercise Price
                    Weighted Average Fair Value                    $2.98

                 Stock Price Equal to Exercise Price
                   Weighted Average Fair Value                     $0.84

                 Stock Price Less than Exercise Price
                   Weighted Average Fair Value                     $0.82

The following table summarizes information about Company's stock options outstanding as of December 31, 2000:

                         OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                        ---------------------            ---------------------
            AVG.        SHARES
          RANGE OF    OUTSTANDING   WTD. AVG   WTD. AVG     OPTIONS
          EXERCISE     EXERCISE    REMAINING   EXERCISE   EXERCISABLE   WTD.
           PRICES     (IN 000'S)      LIFE       PRICE    (IN 000'S)    PRICE
         ----------  ------------  ----------  ---------  -----------  --------
               $.25           350         3.5      $0.25         239      $0.25
               $.50           371         4.3      $0.50         341      $0.50
               $.75           375         4.2      $0.75         185      $0.75
              $1.00
           to $1.50           445         4.4      $1.05          81      $1.26
                     ------------  ----------  ---------  -----------  --------
                            1,541                                846      $0.56
                     ============                         ===========  ========

11      RELATED PARTIES

The Company's primary legal counsel holds 3,200,000 shares of the Company's common stock in trust for the law firm's partners. During 2000, the Company recorded expenses of approximately $123,000 related to services performed by its primary legal counsel. The Company owed its primary legal counsel approximately $61,000 at December 31, 2000.

During 2000, Q Productions, Inc., whose owners also own 4,800,000 shares of the Company, provided various information technology services to the Company. The Company recorded approximately $930,364 in expenses related to services performed by Q Productions, Inc. for the year ended December 31, 2000. The Company owed Q Productions, Inc. approximately $171,000 at December 31, 2000. Q Productions, Inc. rented space from Qode.com in 2000 for $43,167 in total.

During 2000, the Company granted 20,000 warrants with an exercise price of $1.00 per share to Q Productions, Inc.

The Company has issued several promissory notes to officers (see Note 3).

12      SUBSEQUENT EVENTS

On January 11, 2001, the Company entered into a note purchase agreement with an investor for $300,000, with an interest rate of 18 percent. The principal and interest are due March 1, 2001.

In January 2001, the Company entered into a short-term loan agreement with NeoMedia Technologies, Inc. ("NeoMedia") for the amount of $440,000. The note was forgiven in March 2001 upon the acquisition of substantially all of the Company's assets by NeoMedia.

On March 1, 2001, NeoMedia purchased all of the assets of the Company other than cash including but not limited to, contracts, customer lists, licenses and intellectual property. In consideration for these assets, the Company received 1,676,500 shares of NeoMedia's Common Stock. In addition, NeoMedia issued 274,699 of its Common Stock to certain creditors of the Company, for the repayment of $1,561,037 of debt, forgave the $440,000 short-term note due from the Company (see above paragraph), and assumed approximately $1,407,000 of the Company's liabilities. The 1,676,500 shares paid to the Company are to be held in escrow for one year, and are subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002.

Notes payable as of December 31, 2000 that were not acquired as part of the March 1, 2001 sale totaled 3,000,000 as of December 31, 2000.

13      SUBSEQUENT EVENTS

On May 31, 2001, three creditors of Qode.com, Inc, filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. Qode.com, Inc. has consulted with legal counsel and will be opposing the Chapter 7 proceeding and plans to proceed under Chapter 11, U.S. Code to reorganize its debts.

FINANCIAL STATEMENTS

Qode.com, Inc.
(A Development Stage Enterprise)
Period from March 29, 1999 (inception) to December 31, 1999 with Report of Independent Certified Public Accountants

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

           PERIOD FROM MARCH 29, 1999 (INCEPTION) TO DECEMBER 31, 1999

                                    CONTENTS

Report of Independent Certified Public Accountants                       F-20

Audited Financial Statements
Balance Sheet                                                            F-21
Statement of Operations                                                  F-22
Statement of Changes in
Redeemable Preferred Stock and Stockholders' Deficit                     F-23
Statement of Cash Flows                                                  F-24
Notes to Financial Statements                                            F-25

               Report of Independent Certified Public Accountants

The Stockholders and Board of Directors Qode.com, Inc.

We have audited the accompanying balance sheet of Qode.com, Inc. (the Company) (A Development Stage Enterprise) as of December 31, 1999 and the related statement of operations, and statement of changes in redeemable preferred stock and stockholders' deficit, and statement of cash flows for the period from March 29, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Qode.com, Inc. at December 31, 1999, and the results of its operations and its cash flows for the period March 29, 1999 (inception) through December 31, 1999, in conformity with accounting standards generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company, which is in the developmental stages has incurred a net operating loss, experienced negative cash flow from operations and has a net capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                 /s/ ERNST & YOUNG LLP
West Palm Beach, Florida

July 21, 2000,
except for the seventh and eighth paragraphs of Note 8, as to which the dates are June 30, 2001 and July 22, 2002, respectively

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                                DECEMBER 31, 1999

  Assets
  Current assets:
  Cash and cash equivalents                                      $   972,487
  Other current assets                                                18,151
                                                                ------------
     Total current assets                                            990,638

  Property and equipment, net                                        109,269
  Deposits                                                            30,229
                                                                ------------
     Total assets                                                $ 1,130,136
                                                                ============
Liabilities, redeemable preferred stock and
 stockholders' deficit
 Current liabilities:
   Accounts payable                                              $  151,588
   Accrued expenses                                                  47,246
   Due to officers                                                   73,333
                                                                ------------
     Total current liabilities                                      272,167

  15% cumulative convertible redeemable preferred
  stock, $.0001 par value, 3,000,000 shares authorized,
  2,025,000 shares issued and outstanding, liquidation
  value of $2,221,000                                             2,154,711

Commitments
  Stockholders' deficit:
   Common stock, $.0001 par value, 25,000,000 shares
   authorized, 8,023,000 shares issued and outstanding                  802
   Capital deficiency                                              (49,557)
   Deficit accumulated during the development stage             (1,247,987)
                                                                ------------
     Total stockholders' deficit                                (1,296,742)
                                                                ------------
     Total liabilities, redeemable preferred stock
     and stockholders' deficit                                  $ 1,130,136
                                                                ============

                             See accompanying notes.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS
           PERIOD FROM MARCH 29, 1999 (INCEPTION) TO DECEMBER 31, 1999

Costs and expenses:
  Research and development                                     $    396,242
  Sales and marketing                                                41,975
  General and administrative                                        847,412
                                                               ------------

  Total costs and expenses                                        1,285,629

Net interest income                                                (37,642)
                                                               ------------

Net loss                                                        (1,247,987)

Preferred dividends and redemption accretion                      (200,711)
                                                               ------------

Net loss applicable to common stockholders                     $(1,448,698)
                                                               ============

                             See accompanying notes.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF CHANGES IN REDEEMABLE
                    PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
           PERIOD FROM MARCH 29, 1999 (INCEPTION) TO DECEMBER 31, 1999

                             REDEEMABLE                                           DEFICIT
                                TOTAL                                           ACCUMULATED
                              PREFERRED                                          DURING THE        TOTAL
                            STOCKHOLDERS'     COMMON STOCK         CAPITAL      DEVELOPMENT    STOCKHOLDERS'
                               STOCK         SHARES     AMOUNT    DEFICIENCY       STAGE          DEFICIT
                            -------------  ---------  ---------- ------------  -------------  ---------------
Issuance of common
  stock on March 29,
  1999 (inception)           $       --    8,000,000        $800  $       --    $         --   $        800
Issuance of redeemable
  preferred stock with
  detachable warrants
  valued at $46,000,
  net of issuance
  costs of $25,000            1,954,000           --          --      46,000              --         46,000
Issuance of common
  stock                              --       23,000           2      22,998              --         23,000
Issuance of warrants
  in  exchange for
  services                           --           --          --      82,156              --         82,156
Preferred dividends
  and redemption
  accretion                     200,711           --          --   (200,711)                      (200,711)

Net loss                             --           --          --          --     (1,247,987)    (1,247,987)
                            -------------  ---------  ---------- ------------  -------------  ---------------
Balance at December
  31, 1999                   $2,154,711    8,023,000    $    802  $ (49,557)    $(1,247,987)   $(1,296,742)
                            =============  =========  ========== ============  =============  ===============

                             See accompanying notes.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS
           PERIOD FROM MARCH 29, 1999 (INCEPTION) TO DECEMBER 31, 1999

Operating activities
  Net loss                                                                             $ (1,247,987)
  Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                              17,522
   Issuance of warrants in exchange for services                                              82,156
   Changes in assets and liabilities:
     Other current assets                                                                   (18,151)
     Deposits                                                                               (30,229)
     Accounts payable                                                                        151,588
     Accrued expenses                                                                         47,246
     Due to officers                                                                          73,333
                                                                                       -------------
      Net cash used in operating activities                                                (924,522)
                                                                                       -------------
  Investing activities
   Purchases of property and equipment                                                     (126,791)
                                                                                       -------------
     Net cash used in investing activity                                                   (126,791)
                                                                                       -------------
Financing activities
   Proceeds from the issuance of redeemable preferred stock,
    net of issuance costs of $25,000                                                       2,000,000
   Proceeds from the issuance of common stock                                                 23,800
                                                                                       -------------
     Net cash provided by financing activities                                             2,023,800
                                                                                       -------------

Net increase in cash and cash equivalents                                                    972,487
   Cash at beginning of period                                                                    --
                                                                                       -------------

     Cash at end of period                                                              $    972,487
                                                                                       =============
Supplemental disclosure of cash flow information Interest paid                          $        171
     Noncash financing and investing activities
      Accrued dividends on redeemable preferred stock                                   $    195,997
      Accretion of redeemable preferred stock                                           $      4,714

                             See accompanying notes.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
           PERIOD FROM MARCH 29, 1999 (INCEPTION) TO DECEMBER 31, 1999

1. NATURE OF BUSINESS

ORGANIZATION

Qode.com, Inc. (the Company) commenced operations on March 29, 1999 and is incorporated in the state of Florida. Qode.com is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises. The Company intends to provide manufactures, retailers, advertisers, and users a unique tool for Web site navigation by the use of imbedded standard bar codes and Uniform Product Codes (UPC). It is the Company's mission to develop, operate, maintain and promote the use of Qode.com technologies to enable any bar code to interface with their technology.

The Company has incurred losses since its inception as it has devoted substantially all of its efforts toward building network infrastructure, internal staffing, developing systems, expanding into new markets, building a proprietary database and raising capital. The Company has generated no revenue to date and is subject to a number of risks similar to those of other development stage companies, including dependence on key individuals, the ability to demonstrate technological feasibility, and the need to obtain adequate additional financing necessary to fund the development and marketing of its products and services, and customer acceptance.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a limited operating history and intends to significantly increase its operational expenses in fiscal year 2000 to pursue certain sales and marketing plans. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may results from the outcome of this uncertainty. In fiscal year 2000, the Company plans to raise additional financing from private equity financing. The Company entered into a financing agreement subsequent to year end that will provide the Company with an additional $3 million, see Note 8.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Computer hardware and software are being depreciated over a three year period and furniture and fixtures are being depreciated over a five year period.

SOFTWARE DEVELOPMENT COSTS

In accordance with the AICPA SOP No. 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, all costs related to the development or purchase of internal use software other than those incurred during the application development stage are to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the useful life of the software. The Company has incurred $259,480 in software development costs for the period from March 29, 1999 (inception) through December 31, 1999. All costs have been expensed since the Company has not entered the application development stage as of December 31, 1999.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes under the liability method, which requires the establishment of a deferred tax asset or liability for the recognition of future deductions or taxable amounts, and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of the change in the deferred asset or liability during the year. If necessary, the Company will establish a valuation allowance to reduce any deferred tax asset to an amount which will, more likely than not, be realized.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents. The Company maintains its cash and cash equivalents with high quality financial institutions to mitigate this credit risk.

REDEEMABLE PREFERRED STOCK

Redeemable preferred stock is carried at the net consideration to the Company at time of issuance (fair value), increased by accrued and unpaid cumulative dividends and periodic accretion to redemption value using the interest method. Accrued and unpaid dividends and redemption accretion are affected by charges against retained earnings, or, in the absence of retained earnings, paid-in capital (capital deficiency).

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Public Bulletin (APB) Opinion 25, Accounting for Stock Issued to Employees but disclose the pro forma effects on net income or loss as if the fair value had been expensed. The Company has elected to apply APB 25 in accounting for its employee stock options and, accordingly, recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant price of the option at the date of grant.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                            DECEMBER 31,
                                                                1999
                                                            ------------

         Computer hardware and software                     $   120,791
         Furniture and fixtures                                   6,000
                                                            ------------
                                                                126,791
         Less accumulated depreciation                         (17,522)
                                                            ------------
                                                            $   109,269
                                                            ============

Depreciation and amortization expense was $17,939 for the period from March 29, 1999 (inception) to December 31, 1999.

4. INCOME TAXES

The net amounts of deferred tax assets recorded in the balance sheet at December 31, 1999 are as follows:

                                                                1999
                                                            ------------
         Deferred tax asset:
           Net operating loss carryforward                  $   469,050
         Less valuation allowance                             (466,230)
                                                            ------------
            Total deferred tax asset                        $     2,820
         Deferred tax liabilities:
           Fixed assets                                     $   (2,820)
                                                            ------------
            Total net deferred taxes                        $         -
                                                            ============

FASB 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $466,230 valuation allowance at December 31, 1999 is

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. INCOME TAXES (CONTINUED)

necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $466,230. At December 31, 1999, the Company has available net operating loss carryforwards of $1,246,478, which expire in the year 2019.

A reconciliation of income taxes computed at the U.S. federal statutory tax rate to income tax expense for the year ended December 31, 1999 is as follows:

                                                                1999
                                                            ------------
         Taxes at the U.S. statutory rate                   $  (424,315)
         State taxes, net of federal benefit                    (44,975)
         Nondeductible items                                       3,060
         Change in valuation allowance                           466,230
                                                            ------------
           Total income tax expense                         $          -
                                                            ============

5. COMMITMENTS

The Company leases its office facility under a non-cancelable operating lease expiring March 2005. Rental expense was $19,711 for the period from March 29, 1999 (inception) to December 31, 1999.

Lease commitments under these non-cancelable operating leases as of December 31, 1999 are as follows:

                            2000          $  100,656
                            2001             104,682
                            2002             108,876
                            2003             113,238
                            2004             117,768
                                         -----------
                                          $  545,220
                                         ===========

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. STOCKHOLDERS' EQUITY

15% CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK SERIES A

The Board of Directors has authorized the issuance of up to 3,000,000 shares of Series A 15% $.0001 par value, voting, cumulative, redeemable, convertible, preferred stock (the Preferred Stock) which may be issued in series from time to time with such designations, rights, preferences and limitations as the Board of Directors may declare by resolution. In May 1999, the Company issues 2,025,000 shares of Preferred Stock at $1.00 per share, less issuance costs of $25,000. One detachable warrant was attached to each share of the Preferred Stock. The Preferred Stock was recorded at $1,954,000, net of the value of the detachable warrants which was estimated to be $46,000. The detachable warrants were valued in accordance with SFAS No. 123 at $.23 per share and are convertible into common stock at $1.50 per share. The Preferred Stock is convertible at any time at the option of the holder prior to the closing of a Public Offering, as defined in the agreement, or within 20 days following receipt of a Notice of Redemption, as defined in the agreement, into the Company's common stock for each share of the Preferred Stock held plus accrued and unpaid dividends on the Series A Preferred Shares. The Preferred Stock has a liquidation preference of $1 per share and is mandatorily redeemable on April 15, 2004. As of December 31, 1999, all 2,025,000 shares of the Preferred Stock and related 202,500 detachable warrants remain outstanding.

Dividends on the preferred stock accrue on a daily basis commencing on the date of issuance at an interest rate of 15% per annum and are payable on a semi-annual basis. The Company, at its option, may pay dividends either in cash or by the issuance of additional shares of Series A Preferred Stock. Aggregate cumulative dividends in arrears at December 31, 1999 totaled $195,997.

COMMON STOCK

The Company is authorized to issue up to 20,000,000 shares of its $.0001 par value common stock. On March 29, 1999 (inception) the Company received $800 by issuing 8,000,000 shares of its common stock to its founders.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. STOCKHOLDERS' EQUITY (CONTINUED)

Additionally, the Company issued 13,000 shares of common stock to a Company employee in lieu of relocation expense reimbursement of $13,000, and 10,000 shares of common stock to an executive recruiter for a corporate staffing fee of $10,000. These amounts were expensed.

STOCK OPTIONS AND WARRANTS GRANTED IN EXCHANGE FOR SERVICES

During 1999, the Company granted 327,200 common stock warrants with an exercise price of $1.50 per share to consultants for certain advisory and consulting services performed during the Company's start-up phase. The warrants vest immediately upon issuance and can be exercised over a five year period. The Company valued the warrants at $82,156 in accordance with SFAS No. 123, and recognized the entire amount as a general and administrative expense in the accompanying statement of operations. The Company had 327,200 warrants outstanding at December 31, 1999.

During 1999, the Company granted 400,000 in common stock options to purchase shares of common stock at an exercise price of $.10 per share to an investment advisor in exchange for investment advisory services. The options expired on June 30, 2000 without being exercised and accordingly no expense has been recorded.

STOCK OPTIONS

In 1999, the Company's Board of Directors and stockholders approved the 1999 Equity Compensation Plan (the Plan). The Plan provides for the issuance of incentive stock options, nonqualified stock options and restricted stock to directors, officers, and key employees of the Company as well as non-employee directors, advisors, and consultants. The Board administers the Plan. The Company has reserved 5,000,000 shares of common stock to be issued under the Plan.

The exercise price (as established by the Board) of the stock options granted is in excess of fair market value of the Company's Common Stock on the date of the grant. All stock options expire five years from the grant date in 2004. Options granted under the Plan are exercisable as determined by the Board.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. STOCKHOLDERS' EQUITY (CONTINUED)

The following table summarizes stock option activity for the period from March 29, 1999 (inception) to December 31, 1999:

                                                                   WEIGHTED
                                                                    AVERAGE
                                                      NUMBER OF    EXERCISE
                                                       SHARES        PRICE
                                                     -----------  -----------
      Outstanding at March 29, 1999 (inception)               -     $      -
          Granted                                       880,600         1.36
          Exercised                                           -            -
          Forfeited                                           -            -
                                                     -----------  -----------
      Outstanding at December 31, 1999                  880,600     $   1.36
                                                     ===========  ===========

At December 31, 1999, 142,642 options are exercisable, at a weighted average exercise price of $1.28 per share. The weighted-average remaining contractual life of the options is 4.7 years.

During 1999, all of the stock options issued were granted to employees of the Company. The Company accounts for issuances to employees under APB 25 and accordingly, no compensation cost has been recognized for the period from March 29, 1999 (inception) to December 31, 1999.

SFAS No. 123 requires pro forma information regarding net income as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates equal to the three-year U.S. Treasury Bill rate on the grant date, dividend yield of 0%, expected volatility of 81.1%, and an average expected life of the option of three years.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. STOCKHOLDERS' EQUITY (CONTINUED)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All employee options granted to date vest over a one to three year period. The Company's pro forma information is as follows:

                                                              PERIOD
                                                        FROM MARCH 29, 1999
                                                            (INCEPTION)
                                                       TO DECEMBER 31, 1999
                                                       --------------------
                  Net loss:
                    As reported                            $(1,247,987)
                    SFAS No. 123 pro forma                 $(1,305,831)

The weighted average fair value of options granted to employees during the period from March 29, 1999 to December 31, 1999 for which the estimated fair value of the stock is less than the exercise price is $0.29 per share. The weighted average fair value of options granted to employees during the period from March 29, 1999 to December 31, 1999 for which the estimated fair value of the stock equals the exercise price is $0.47 per share.

SHARES RESERVED FOR FUTURE ISSUANCE

At December 31, 1999, the Company has reserved the following shares of stock for issuance:

                 Common stock                                  11,977,000
                 Convertible preferred stock                      975,000
                                                             ------------
                                                               12,952,000
                                                             ============

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. RELATED PARTIES

The Company's primary legal counsel holds 3,200,000 shares of the Company's common stock in trust for the firm's partners. During 1999, the Company recorded expenses of approximately $32,000 related to services performed by its primary legal counsel. The Company owed its primary legal counsel approximately $3,000 at December 31, 1999.

During 1999, Q Productions, Inc. provided various information technology services to the Company. Two owners of Q Productions, Inc. also aggregately own 4,800,000 shares of the Company. The Company recorded approximately $129,000 in expenses related to services performed by Q Productions, Inc. The Company owed Q Productions, Inc. approximately $97,000 at December 31, 1999.

8. SUBSEQUENT EVENTS

On January 18, 2000, the Company issued a convertible subordinated promissory note for $3 million with a fixed interest rate of 12% to Novus Holding
Corporation. Principal and accrued interest on the note are payable upon the earlier of a) the day immediately following the closing of financing or successive financings which cumulatively aggregate proceeds of $10,000,000 or b) 180 days from the date of the note. The debt is convertible into common stock at a price equal to 85% of the purchase price per share paid by investors in the next financing or successive financings of $5,000,000 or more.

On February 11, 2000, the Company entered into a letter of intent with a major supplier to produce portable bar code scanning devices in exchange for payments ranging from $32,000,000 to $35,000,000 over a 16 month period commencing April 28, 2000 through August 1, 2001.

On March 15, 2000, the Company entered into a two year term note with a major lender. The principal amount of the note was $42,500 with a fixed interest rate of 11%. Principal and interest payments of $1,984 are due monthly through maturity on March 15, 2002.

On March 24, 2000, the Company obtained a letter of credit for $1,400,000 with the lender of their term note.

                                 QODE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. SUBSEQUENT EVENTS (CONTINUED)

On March 27, 2000, the Company entered into a consulting agreement with a consultant for a five month period in return for 250,000 common stock options convertible into the Company's common stock. The options have a term of five years and an exercise price of $2 per share. 125,000 options vest 45 days from the commencement of the agreement based on the fulfillment of certain contractual obligations. The remaining 125,000 options vest 90 days from the commencement of the agreement based on the fulfillment of certain contractual obligations. Additionally, the Company will pay the consultants $100,000 over the period of the contract.

On May 22, 2000, the Board of Directors authorized the issuance of 1,500,000 shares of Series U Convertible Preferred Stock (the Series U Preferred Stock). Dividends on the preferred stock accrue on a daily basis commencing on the date of issuance at an interest rate of 8% per annum. The Series U Preferred Stock is convertible at any time at the option of the holder prior to the closing of a Public Offering, as defined in the agreement, into one share of the Company's common stock for each share of the Company's Series U Preferred Stock held plus accrued and unpaid dividends on the Series U Preferred Shares. In the event of the closing of the next financing of $4,000,000 or more within 90 days from the authorization of the Series U Preferred Stock, the holder of the Series U Preferred Stock shall have the right to convert all Series U Preferred Shares into a number of shares of stock issued in the next financing which represents the equivalent amount for the consideration paid for the Series U Preferred Stock. The Series U Preferred Stock has a liquidation preference of $2.00 per share. On May 22, 2000, the Company entered into an agreement for the issuance of 1,500,000 shares of Series U Preferred Stock in exchange for $3,000,000. The shares will be issued in three separate financings. The initial 500,000 shares are to be issued on the date of the agreement. The next 500,000 shares are to be issued upon the Company meeting certain performance goals defined in the agreement. The remaining 500,000 shares are to be issued, not earlier than August 1, 2000 nor later than October 15, 2000, upon the Company meeting certain performance goals defined in the agreement.

On May 31, 2001, three creditors of Qode.com, Inc. filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. Qode.com, Inc. has consulted with legal counsel and will be opposing the Chapter 7 proceeding and plans to proceed under Chapter 11, U.S. Code, to reorganize its debts.

On July 22, 2002, Qode.com, Inc. filed for bankruptcy under Chapter 7, U.S. Bankruptcy Code.

                         PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations give effect to the acquisition by NeoMedia Technologies, Inc. of the assets of Qode.com, Inc. The pro forma condensed combined statement of operations for the year December 31, 2000 gives effect to the acquisition as if it had occurred as of January 1, 2000, combining the results of NeoMedia Technologies, Inc. for the year ended December 31, 2000 with those of the same period for Qode.com, Inc. The pro-forma condensed combined statement of operations for the year ended December 31, 2001, gives effect to the acquisition as if it had occurred as of January 1, 2001, combining the results of NeoMedia Technologies, Inc. for the year ended December 31, 2001 with those of Qode.com, Inc. through the acquisition date. The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what our results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of our results of operations for any future period. The pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia Technologies, Inc. and Qode.com, Inc.

PURCHASE PRICE

On March 1, 2001,  NeoMedia  purchased  all of the net assets of Qode.com,  Inc.
(Qode), except for cash. Qode is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". In consideration for these assets, NeoMedia issued 274,699 shares of common stock, valued at $1,359,760. Additionally, the Company placed in escrow 1,676,500 shares of its common stock valued at $8,298,675. Stock issued was valued at $4.95 per share, which is the average closing price for the few days before and after the measurement date of March 1, 2001. As of December 31, 2001 the Company had released 35,074 shares of common stock from escrow for performance for the period March 1, 2001 to August 31, 2001. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to the performance of the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

The Company accounted for this purchase using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The excess fair market value of the net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to noncurrent assets. The accompanying consolidated statements of operations include the operations of Qode from March 1, 2001, through June 30, 2002.

The purchase price at the original purchase date was calculated and allocated as follows:

               Original Shares:      274,699 issued at $4.95          1,360,000
               Contingent shares:    35,074 issued at $0.39         $    13,000
                                                                  -------------
               Total purchase price                                 $ 1,373,000
                                                                  -------------
               PURCHASE PRICE ALLOCATED AS FOLLOWS:

               ASSETS PURCHASED
               Trade receivables                                    $     5,000
               Inventory                                                144,000
               Prepaid expenses                                          49,000
               Furniture & fixtures                                     913,000
               Capitalized development costs                          2,132,000
               Capitalized software                                      83,000
               Refundable deposits - non-current                         38,000

               LIABILITIES ASSUMED
               Accounts payable                                        (981,000)
               Forgiveness of note receivable                          (440,000)
               Interest receivable                                      (10,000)
               Current portion of long-term debt                       (117,000)
               Note payable                                             (24,000)
               Capitalized lease obligation                            (419,000)
                                                                  --------------

               Total purchase price allocated                       $  1,373,000
                                                                  ==============

During the third quarter of 2001, the Company issued an additional 35,074 shares under the terms of the earn-out with Qode.com, Inc. (see explanation below). The value of these shares in the amount of $13,000 was allocated $9,000 to capitalized development costs and $4,000 to furniture and fixtures.

CONTINGENT CONSIDERATION

In accordance with the purchase of the assets of Qode.com, Inc., NeoMedia has placed 1,676,500 shares of its common stock in escrow for a period of one year, subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002. As of March 1, 2002, these performance targets were not met and therefore, the remaining 1,641,426 shares held in escrow were not issued. The criteria used to determine the number of shares released from escrow is a weighted combination of revenue, page views, and fully allocated earnings before taxes relating to the Qode Universal Commerce Solution.

At the end of each of certain interim periods as outlined in the purchase agreement, the number of cumulative shares earned by Qode.com is calculated based on revenue and page views and the shares are released. The resulting financial impact on NeoMedia is a proportionate increase in the long-term assets acquired from Qode, with a corresponding increase in depreciation expense from that point forward. The amount of the increase in long-term assets is dependent upon the number of shares released from escrow, as well as the value of NeoMedia stock at the time of measurement. The first such measurement date was July 1, 2001. At the end of the 12-month measurement period (February 28, 2002), the number of shares issued to Qode under the earn-out was 309,773, allocated as outlined in the table above. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to a disagreement over the performance of, and investment in, the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

INTANGIBLE ASSETS

Intangible assets acquired from Qode.com include:

i). Purchased software licenses relating to the development of the Qode Universal Commerce Solution, amortized on a straight-line basis over three years.

ii). Capitalized software development costs relating to the development of the Qode Universal Commerce Solution.

OTHER

On May 31, 2001, three creditors of Qode.com, Inc. filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. Qode.com, Inc. has converted the proceedings to Chapter 11, U.S. Code to re-organize its debts.

Disposal of Qode Business Unit

On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its Ft. Lauderdale-based Qode business unit, which it acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, the company recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

The loss for discontinued operations during the phase-out period from August 31, 2001 (measurement date) to September 30, 2001 was $439,000. No further loss is anticipated.

During June 2002, the Finx Group notified the Company that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the three-month period ended June 30, 2002, the company recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of June 30, 2002, the Company had $1.3 million of liabilities relating to the Qode system on its books.

                                 QODE.COM, INC.

Pro-forma Condensed Combined Consolidated Statement of Operations For the year ended December 31, 2000 (In thousands, except per share data)

                                                                                      PRO-FORMA      PRO-FORMA
                                                            NEOMEDIA     QODE.COM     ADJUSTMENT     COMBINED
                                                          -----------   ----------   ------------   -----------
Revenue
  License fees                                            $     8,417   $       --   $         --   $     8,417
  Resales of software and technology equipment and
   service fees                                                19,148          212             --        19,360
                                                           ----------   ----------   ------------   -----------
   Total Revenue                                               27,565          212             --        27,777
                                                           ----------   ----------   ------------   -----------
Cost of goods sold
  License fees                                                  1,296           --             --         1,296
  Resales of software and technology                           17,237          213             --        17,450
                                                           ----------   ----------   ------------   -----------
   Total cost of goods sold                                    18,533          213             --        18,746
                                                           ----------   ----------   ------------   -----------

Gross profit                                                    9,032          (1)             --         9,031

Selling & marketing expense                                     6,504          557             --         7,061
General & administrative expense                                7,010        5,839        (27)(a)        12,822
Research & development expense                                  1,101        1,110             --         2,211
                                                           ----------   ----------   ------------   -----------
Loss from operations                                          (5,583)      (7,507)             27      (13,063)

Interest expense/(income)                                       (174)        1,009             --          835
                                                           ----------   ----------   ------------   -----------

Net loss                                                      (5,409)      (8,516)             27      (13,898)

Dividends & accretion                                              --          371             --           371
                                                           ----------   ----------   ------------   -----------

Net income applicable to common stockholders              $   (5,409)   $  (8,887)   $         27   $  (14,269)
                                                           ==========   ==========   ============   ===========

Loss per share                                            $    (0.39)   $   (1.11)                  $    (1.00)
                                                           ==========   ==========                  ===========

Weighted average shares outstanding                        13,931,104    8,023,000                   14,205,803
                                                           ==========   ==========                  ===========

Pro-forma adjustments

(a)     adjustment of amortization of assets

                                     NEOMEDIA TECHNOLOGIES, INC.
                  PRO-FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                FOR THE YEAR ENDED DECEMBER 31, 2001
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        PRO-FORMA         PRO-FORMA
                                             NEOMEDIA      QODE.COM    ADJUSTMENTS        COMBINED
                                             --------      --------    -----------        ----------
Revenue
 License fees                                $    576    $       86   $         -        $       662
 Resales of software and technology
 equipment and service fees                     7,566             -             -              7,566
                                          -----------    ----------   ------------       ------------
  Total revenue                                 8,142            86             -              8,228

Cost of goods sold
 License Fees                                   2,355            34             -              2,389
 Resales of software and technology
 equipment and service fees                     6,511             -             -              6,511
                                          -----------    ----------   ------------       ------------
  Total cost of goods sold                      8,866            34             -              8,900

Gross profit                                    (724)            52             -              (672)

Selling & marketing expense                     2,519            16             -              2,535
General & administrative expense                4,772         1,064        276(a)              6,112
Research & development expense                    549            20             -                569
Loss on impairment of assets                    2,871             -             -              2,871
Write-off of Digital
 Convergence license contract                   7,354             -             -              7,354
                                          -----------    ----------   ------------       ------------

Loss from operations                         (18,789)       (1,048)         (276)           (20,113)


Interest expense/(income)                        (21)           111         14(b)                104
                                          -----------    ----------   ------------       ------------

Net Loss                                     (18,768)       (1,159)         (290)           (20,217)

Loss from operations
 of discontinued business units               (3,613)             -             -            (3,613)
Loss on disposal of discontinued
 business units, including provision of
 $503 for losses during phase-out period      (3,088)             -             -            (3,088)
                                          -----------    ----------   ------------       ------------

Net loss applicable to common
 shareholders                             $  (25,469)    $  (1,159)   $     (290)        $  (26,918)
                                          ===========    ==========   ============       ============

Loss per share                            $    (1.55)    $   (0.14)                      $    (1.64)
                                          ===========    ==========                      ============

Weighted average shares outstanding        16,410,246     8,023,000                       16,456,029
                                          ===========    ===========                     ============

Pro-forma adjustments
---------------------
(a) - adjustment of amortization of assets
(b) - adjustment of interest expense

This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Qode.com, Inc.'s filing for the year ended December 31, 2000. This audit report has not been reissued by Arthur Andersen LLP in connection with this registration statement. See Exhibit 23.4 for further discussion.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To NeoMedia Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of NeoMedia Technologies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoMedia Technologies, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and the current cash position of the Company raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ ARTHUR ANDERSEN LLP

Tampa, Florida
March 30, 2001

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of Neomedia Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Neomedia Technologies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neomedia Technologies, Inc. and subsidiaries as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company's significant operating losses and current cash flow position raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STONEFIELD JOSEPHSON, INC.
---------------------------------
Irvine, California
March  28, 2002

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      DECEMBER 31,
                                                                ------------------------
                                                                    2001         2000
                                                                -----------  -----------
ASSETS
  Current assets:
   Cash and cash equivalents                                    $       134  $      4,453
  Restricted cash                                                        --           750
  Short-term investments                                                 --            --
  Trade accounts receivable, net of allowance for
   doubtful accounts of $65 and $484 in 2001 and 2000                 2,583         4,370
  Digital Convergence receivable                                         --         5,144
  Costs and estimated earnings in excess of billings
   on uncompleted contracts                                              43            89
  Inventories                                                           197           116
  Assets held for sale                                                  210            --
  Prepaid expenses and other current assets                             582           946
                                                                 ----------   -----------
   Total current assets                                               3,749        15,868

  Property and equipment, net                                           205           365
  Digital Convergence receivable, net of current
   portion                                                               --        10,288
  Prepaid - Digital Convergence                                          --         4,116
  Capitalized patents, net                                            2,500         2,661
  Capitalized and purchased software costs and other
   intangible assets, net                                             1,828         6,382
  Other long-term assets                                                757           914
                                                               ------------  ------------
   Total assets                                                $      9,039  $     40,594
                                                               ============  ============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
  Accounts payable                                             $      2,886   $     1,187
  Amounts due under financing agreements                              2,283         1,114
  Accrued expenses                                                    1,922         2,691
  Stock liability                                                        --            --
  Current portion of long-term debt                                     149           137
  Note Payable                                                          750            --
  Sales taxes payable                                                   135           261
  Billings in excess of costs and estimated earnings
   on uncompleted contracts                                              13            49
  Deferred revenues - Digital Convergence                                --         1,543
  Deferred revenues                                                     767           449
  Other                                                                   7            11
                                                               ------------  ------------
   Total current liabilities                                          8,912         7,442

  Long-term debt, net of current portion                                390           539
  Long-term deferred revenue - Digital Convergence                       --        13,503
                                                               ------------  ------------
   Total liabilities                                                  9,302        21,484
                                                               ------------  ------------
  Shareholders' equity:
  Preferred stock, $.01 par value, 10,000,000 shares
   authorized,  452,289 issued and outstanding in
   2001, none issued and outstanding in 2000                              5            --
  Additional paid-in capital, preferred  stock                          878            --
  Common stock, $.01 par value, 50,000,000 shares
   authorized, 20,446,343 shares issued and 18,804,917
   outstanding in 2001, 14,460,384 shares issued and
   outstanding in 2000                                                  188           145
  Additional paid-in capital                                         63,029        57,619
  Stock subscriptions receivable                                      (240)            --
  Accumulated deficit                                              (63,344)      (37,875)
  Treasury stock, at cost, 201,230 shares of common
   stock                                                              (779)         (779)
                                                               ------------  ------------
   Total shareholders' equity                                         (263)        19,110
                                                               ------------  ------------

   Total liabilities and shareholders' equity                  $      9,039  $     40,594
                                                               ============  ============

 The accompanying notes are an integral part of these consolidated balance sheets.


                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                  2001          2000          1999
                                                              ----------    -----------    ----------
NET SALES:
License fees                                                  $      576    $     8,417    $    2,430
Resales of software and technology
  equipment and service fees                                       7,566         19,148        22,826
                                                              ----------    -----------    ----------
  Total net sales                                                  8,142         27,565        25,256
                                                              ----------    -----------    ----------
COST OF SALES:
License fees                                                       2,355          1,296         1,790
Resales of software and technology
  equipment and service fees                                       6,511         17,237        20,680
                                                              ----------    -----------    ----------
  Total cost of sales                                              8,866         18,533        22,470
                                                              ----------    -----------    ----------

GROSS PROFIT                                                       (724)          9,032         2,786

Sales and marketing expenses                                       2,519          6,504         6,765
General and administrative expenses                                4,772          7,010         5,281
Research and development costs                                       549          1,101           986
Loss on impairment of assets                                       2,871             --            --
Loss on Digital:Convergence license contract                       7,354             --            --
                                                              ----------    -----------    ----------

Loss from operations                                            (18,789)        (5,583)      (10,246)
Interest (income) expense, net                                      (21)          (174)           226
Loss from continuing operations                                 (18,768)        (5,409)      (10,472)
Discontinued operations (Note 1):
  Loss from operations of discontinued
   business unit                                                 (3,613)             --            --
  Loss on disposal of discontinued business
   unit, including provision of $439 in
   2001 for operating losses during
   phase-out period                                              (3,088)             --            --
                                                              ----------    -----------    ----------

NET LOSS                                                       $(25,469)    $   (5,409)      (10,472)
                                                              ==========    ===========    ==========
NET LOSS PER SHARE FROM CONTINUING
  OPERATIONS - BASIC AND DILUTED                            $     (1.14)    $    (0.39)    $   (1.01)
                                                              ==========    ===========    ==========

NET LOSS PER SHARE FROM DISCONTINUED
  OPERATIONS - BASIC AND DILUTED                            $     (0.41)    $        --    $      --
                                                              ==========    ===========    ==========

NET LOSS PER SHARE--BASIC AND DILUTED                       $     (1.55)    $    (0.39)    $   (1.01)
                                                              ==========    ===========    ==========

Weighted average number of common
  shares--basic and diluted                                   16,410,246     13,931,104    10,377,478
                                                              ==========    ===========    ==========


     The  accompanying  notes are an integral part of these  consolidated financial statements.

                              NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (IN THOUSANDS)
                                                                      YEARS ENDED DECEMBER 31,
                                                                -------------------------------------
                                                                  2001          2000          1999
                                                               ---------    -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                       $(25,469)    $   (5,409)   $  (10,472)
Adjustments to reconcile net loss to net cash used in
  operating activities:
Depreciation and amortization                                      3,369          2,336         2,029
Loss on disposal of discontinued business units                    2,649             --            --
Loss on disposal of and impairment of assets                       2,871             58            --
Effect of loss on Digital:Convergence contract                     7,354             --            --
Preferred stock issued to pay advertising expense                    882             --            --
Expense associated with warrant repricing                            947             --            --
Fair value of stock based compensation granted for
  professional services                                               69            437            28
Changes in operating assets and liabilities
Trade accounts receivable, net                                     (709)          1,548         2,271
Digital Convergence receivable                                                  (2,767)            --
Prepaid - Digital Convergence                                        118             --            --
Costs and estimates earnings in excess of billings on
  uncompleted contracts                                               46           (89)           222
Other current assets                                               (109)          (121)           382
 Other long-term assets                                               --          (194)            --
Accounts payable, accrued expenses and stock liability             2,502        (2,676)       (1,286)
Billings in excess of costs and estimates earnings on
  uncompleted contracts                                             (36)           (82)           131
Deferred revenue                                                     318            184         (391)
Other current liabilities                                            (4)             --            76
                                                               ---------    -----------   -----------
  Net cash used in operating activities                          (5,202)        (6,775)       (7,010)
                                                               ---------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalization of software development and purchased
  intangible assets                                              (2,883)        (2,317)       (1,470)
(Increase)/decrease in value of life insurance policies              158          (199)         (522)
Acquisition of property and equipment                               (81)          (123)         (127)
                                                               ---------    -----------   -----------
  Net cash used in investing activities                          (2,806)        (2,639)       (2,119)
                                                               ---------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock, net of
  issuance costs of $149 in 2001, $74 in 2000, and $148
  in 1999                                                          1,638          9,203         8,172
Net proceeds from exercise of stock warrants                       1,045          2,877            75
Net proceeds from exercise of stock options                          138            537         1,061
Common stock repurchased                                              --          (779)            --
Borrowings under notes payable and long-term debt                    504             --         2,000
Change in restricted cash                                            750            194         (194)
Repayments on notes payable and long-term debt                     (386)          (625)         (125)
                                                               ---------    -----------   -----------
  Net cash provided by financing activities                        3,689         11,407        10,989
                                                               ---------    -----------   -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                        (4,319)          1,993         1,860

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                       4,453          2,460           600
                                                               ---------    -----------   -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                         $     134    $     4,453   $     2,460
                                                               =========    ===========   ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid/(received) during the year                       $    (61)$   $       170   $       146

Non-cash investing and financing activities:
Net assets acquired as part of Qode purchase agreement in
  exchange for common stock and forgiveness of note                1,800             --            --
Shares earned by Qode.com under purchase agreement                    13
Accounts payable converted to note payable                           246             --            --
Common stock issued in exchange for note receivable                  240             --            --
Net assets classified as "Liabilities held for sale"                 210             --            --
Daystar assets purchased with shares of common stock                  --          3,520            --
Conversion of short-term debt to equity                               --             --         2,000
Issuance costs for shares issued through private placement           149             96           112
Stock liability due upon issuance of patent                           --             --         1,863
Warrants issued for license contract                                  --          4,704            --
Deferred revenue relating to license contract                         --         15,432            --


     The  accompanying  notes are an integral part of these  consolidated financial statements.

                                          NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                (IN THOUSANDS, EXCEPT SHARE DATA)
                                 Common Stock                         Preferred Stock                    Treasury Stock
                          ---------------------------             --------------------------             --------------
                                           Additional   Stock                     Additional                              Total
                                             Paid-in Subscription                  Paid-in   Accumulated               Stockholders'
                             Shares   Amount Capital  Receivable  Shares   Amount  Capital     Deficit   Shares  Amount   Equity
                          ----------- ------ -------  ---------- --------  ------  --------  ----------- ------- ------ -----------

BALANCE, DECEMBER 31,
  1998                     8,699,080    $87  $25,168          -         -       -         -   ($21,994)        -      -      $3,261
Exercise of employee
   options                   611,854      6    1,055          -         -       -         -           -        -      -       1,061
Issuance of common stock
   through Private
   placement,  net of
   $260 of Issuance costs  1,978,794     20    8,039          -         -       -         -           -        -      -       8,059
Fair value of warrants
   issued for
   professional services
   rendered                        -      -       28          -         -       -         -           -        -      -          28
Exercise of warrants         231,764      1       74          -         -       -         -           -        -      -          75
Fair value of stock
   granted in Conjunction
   with financing            501,897      5    2,003          -         -       -         -           -        -      -       2,008
Net Loss                           -      -        -          -         -       -         -    (10,472)        -      -    (10,472)
                          ----------   ----  -------      -----   -------      --      ----   ---------  ------- ------    --------

BALANCE, DECEMBER 31,
  1999                    12,023,389   $119  $36,367          -         -       -         -   ($32,466)        -      -      $4,020
                          ----------   ----  -------      -----   -------      --      ----   ---------  ------- ------    --------
Exercise of employee
   options                   182,787      2      535          -         -       -         -           -        -      -         537
Issuance of common stock
   through Private
   placement, net of $170
   of Issuance costs       1,415,279     15    9,188          -         -       -         -           -        -      -       9,203
Fair value of warrants
   issued for
   Professional services
   rendered                        -      -      253          -         -       -         -           -        -      -         253
Fair value of  stock
   issued for
   professional Services
   rendered                   21,500      1      183          -         -       -         -           -        -      -         184
Fair value of warrants
   issued Related to
   license agreement With
   Digital Convergence             -      -    4,704          -         -       -         -           -        -      -       4,704
Exercise of warrants         495,600      5    2,872          -         -       -         -           -        -      -       2,877
Stock issued to purchase
   assets                    321,829      3    3,517          -         -       -         -           -        -      -       3,520
Treasury stock at cost             -      -        -          -         -       -         -           -  201,230   (779)      (779)
Net Loss                           -      -        -          -         -       -         -     (5,409)        -      -     (5,409)
                          ----------   ----  -------      -----   -------      --      ----   ---------  ------- ------    --------
BALANCE, DECEMBER 31,
  2000                    14,460,384   $145  $57,619          -         -       -         -   ($37,875)  201,230  ($779)    $19,110
                          ----------   ----  -------      -----   -------      --      ----   ---------  ------- ------    --------

Exercise of employee
   options                    38,560      -      138          -         -       -         -           -        -      -         138
Issuance of Common Stock
   through private
   Placement, Net of $149
   of issuance costs       3,490,750     35    1,843          -         -       -         -           -        -      -       1,878
Expense associated with
   warrant repricing               -      -      947          -         -       -         -           -        -      -         947
Fair value of options
   issued for
   Professional services
   rendered                        -      -       69          -         -       -         -           -        -      -          69
Exercise of Warrants         505,450      5    1,040          -         -       -         -           -        -      -       1,045
Stock issued to purchase
   assets                    309,773      3    1,373          -         -       -         -           -        -      -       1,376
Issuance of Preferred
   Stock for services              -      -        -          -   452,489       5       878           -        -      -         883
Stock Subscription
   Receivable                                             (240)                                                                (240)
Net Loss                           -      -        -          -         -       -         -    (25,469)        -      -     (25,469)
                          ----------   ----  -------      -----   -------      --      ----   ---------  ------- ------    --------
BALANCE, DECEMBER 31,
  2001                    18,804,917   $188  $63,029      (240)   452,489      $5      $878   ($63,344)  201,230 ($779)      ($263)
                          ----------   ----  -------      -----   -------      --      ----   ---------  ------- ------    --------


                    The accompanying notes are an integral part of these consolidated financial statements.

                                                               F-46

1.    BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

The consolidated financial statements include the financial statements of NeoMedia Technologies, Inc. and its wholly-owned subsidiaries, NeoMedia Migration, Inc., a Delaware corporation; Distribuidora Vallarta, S.A. incorporated in Guatemala; NeoMedia Technologies of Canada, Inc. incorporated in Canada; NeoMedia Tech, Inc. incorporated in Delaware; NeoMedia EDV GmbH incorporated in Austria; NeoMedia Technologies Holding Company B.V. incorporated in the Netherlands; NeoMedia Technologies de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Migration de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Technologies do Brasil Ltd. incorporated in Brazil and NeoMedia Technologies UK Limited incorporated in the United Kingdom, and are collectively referred to as "NeoMedia" or the "Company". The consolidated financial statements of NeoMedia are presented on a consolidated basis for all periods presented. All significant intercompany accounts and transactions have been eliminated in preparation of the consolidated financial statements.

NATURE OF BUSINESS OPERATIONS

The Company is structured and evaluated by its Board of Directors and Management as two distinct business units:

NeoMedia Internet Switching Services (NISS), and

NeoMedia Consulting and Integration Services (NCIS)

NEOMEDIA INTERNET SWITCHING SERVICES (NISS)

NISS (physical world-to-Internet offerings) is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports the Company's physical world to Internet core technology, including our linking "switch" and application platforms. NISS also manages the Company's valuable intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

NEOMEDIA CONSULTING AND INTEGRATION SERVICES (NCIS)

NCIS (systems integration service offerings) is the original business line upon which the Company was organized. This unit resells client-server equipment and related software. The unit also provides general and specialized consulting services targeted at software driven print applications, and especially at process automation of production print facilities through its integrated document factory solution. Systems integration services also identifies prospects for custom applications based on NeoMedia's products and services. The operations are based in Lisle, Illinois.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

For the purposes of the consolidated balance sheets and consolidated statements of cash flows, all highly liquid investments with original maturities of three months or less are considered cash equivalents.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

REVENUE RECOGNITION

License fees, including Intellectual Property license, represent revenue from the licensing of NeoMedia's proprietary software tools and applications products. NeoMedia licenses its development tools and application products pursuant to non-exclusive and non-transferable license agreements. Resales of software and technology equipment represent revenue from the resale of purchased third party hardware and software products and from consulting, education, maintenance and post contract customer support services.

Under American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended, license revenue is recognized if persuasive evidence of an agreement exists, delivery has occurred, pricing is fixed and determinable, and collectibility is probable.

Software and technology equipment resale revenue is recognized when all of the components necessary to run software or hardware have been shipped. Service revenues include maintenance fees for providing system updates for software products, user documentation and technical support and are recognized over the life of the contract. Software license revenue from long-term contracts has been recognized on a percentage of completion basis, along with the associated services being provided. Other service revenues, including training and consulting, are recognized as the services are performed. The Company uses stand-alone pricing to determine an element's vendor specific objective evidence
(VSOE) in order to allocate an arrangement fee amongst various pieces of a multi-element contract. NeoMedia records an allowance for uncollectible accounts on a customer-by-customer basis as appropriate.

PURCHASE AND DISPOSAL OF QODE.COM, INC.

On March 1, 2001,  NeoMedia  purchased  all of the net assets of Qode.com,  Inc.
(Qode), except for cash. Qode is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". In consideration for these assets, NeoMedia issued 274,699 shares of common stock, valued at $1,359,760. Additionally, the Company placed in escrow 1,676,500 shares of its common stock valued at $8,298,675. Stock issued was valued at $4.95 per share, which is the average closing price for the few days before and after the measurement date of March 1, 2001. As of December 31, 2001 the Company had released 35,074 shares of common stock from escrow for performance for the period March 1, 2001 to August 31, 2001. The remaining 1,641,426 shares held in escrow as contingent compensation will not be issued due to the business unit not attaining certain performance targets.

The Company accounted for this purchase using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The excess fair market value of the net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to noncurrent assets. The accompanying consolidated statements of operations include the operations of Qode from March 1, 2001, through September 30, 2001.

The purchase price at the original purchase date was calculated and allocated as follows:

        Original Shares:      274,699 issued at $4.95               1,360,000
        Contingent shares:    35,074 issued at $0.39            $      13,000
                                                                -------------
          Total purchase price                                  $   1,373,000
                                                                -------------

        PURCHASE PRICE ALLOCATED AS FOLLOWS:
        ASSETS PURCHASED
          Trade receivables                                     $       5,000
          Inventory                                                   144,000
          Prepaid expenses                                             49,000
          Furniture & fixtures                                        913,000
          Capitalized development costs                             2,132,000
          Capitalized software                                         83,000
          Refundable deposits - non-current                            38,000

        LIABILITIES ASSUMED
          Accounts payable                                          (981,000)
          Forgiveness of note receivable                            (440,000)
          Interest receivable                                        (10,000)
          Current portion of long-term debt                         (117,000)
          Note payable                                               (24,000)
          Capitalized lease obligation                              (419,000)
                                                                -------------

            Total purchase price allocated                     $    1,373,000
                                                               ==============

During the third quarter of 2001, the Company issued an additional 35,074 shares under the terms of the earn-out with Qode.com, Inc. (see explanation below). The value of these shares in the amount of $13,000 was allocated $9,000 to capitalized development costs and $4,000 to furniture and fixtures.


CONTINGENT CONSIDERATION

In accordance with the purchase of the assets of Qode.com, Inc., NeoMedia has placed 1,676,500 shares of its common stock in escrow for a period of one year, subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002. As of March 1, 2002, these performance targets were not met and therefore, the remaining 1,641,426 shares held in escrow were not issued. The criteria used to determine the number of shares released from escrow is a weighted combination of revenue, page views, and fully allocated earnings before taxes relating to the Qode Universal Commerce Solution.

At the end of each of certain interim periods as outlined in the purchase agreement, the number of cumulative shares earned by Qode.com is calculated based on revenue and page views and the shares are released. The resulting financial impact on NeoMedia is a proportionate increase in the long-term assets acquired from Qode, with a corresponding increase in depreciation expense from that point forward. The amount of the increase in long-term assets is dependent upon the number of shares released from escrow, as well as the value of NeoMedia stock at the time of measurement. The first such measurement date is July 1, 2001. At the end of the 12-month measurement period (February 28, 2002), the final number of shares issued to Qode under the earn-out was 309,773, allocated as outlined in the table above.

INTANGIBLE ASSETS

Intangible assets acquired from Qode.com include:

i). Purchased software licenses relating to the development of the Qode Universal Commerce Solution, amortized on a straight-line basis over three years.

ii). Capitalized software development costs relating to the development of the Qode Universal Commerce Solution.


PROFORMA INFORMATION

Proforma results of operations as though the companies had combined at the beginning of the period is as follows:

                                                          YEAR ENDED
                                                 ----------------------------
                                                 DECEMBER 31,    DECEMBER 31,
                                                    2001            2000
                                                 ------------    ------------
     Revenue                                     $     8,228     $    27,776
     Net Loss                                    $  (20,959)     $   (14,297)
     EPS - basic and diluted                     $    (1.28)     $     (1.01)


DISPOSAL OF QODE BUSINESS UNIT

On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its Ft. Lauderdale-based Qode business unit, which it acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The final contract is contingent upon the completion of due diligence and definitive terms and conditions stated in the letter of intent. The Company intends to sell the assets and liabilities of Qode, which consist of all inventory, equipment and the ownership and operation of the comprehensive universal internet database along with the corresponding patents. The Finx Group will assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. As of December 31, 2001, the transaction had not been consummated due to the encumbrance of certain of NeoMedia's Qode-related assets under the Company's note payable to Airclic, Inc. The Finx group has taken possession of certain Qode system assets and has taken over ongoing expenses related to the business unit. Management believes that the sale will be completed immediately upon resolution of Airclic litigation. During the third and fourth quarters of 2001, the company recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to the following net realizable value:

                                                        DECEMBER 31, 2001
                                                     (BALANCES IN THOUSANDS)
                                                     -----------------------
                Inventory                                   $    144
                  Equipment                                      265
                  Intangible Assets                            1,027
                                                            --------
                Assets                                         1,436
                                                            --------
                  Accounts Payable                             1,108
                  Note Payable                                    15
                  Capital Lease                                  103
                                                            --------
                Liabilities                                    1,226
                                                            --------
                  Net Realizable Value                      $    210
                                                            ========


The loss for discontinued operations during the phase-out period from August 31, 2001 (measurement date) to September 30, 2001 was $439,000. No further loss is anticipated.

On May 31, 2001, three creditors of Qode.com, Inc. filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. Qode.com, Inc. has converted the proceedings to Chapter 11, U.S. Code to re-organize its debts.


DIGITAL:  CONVERGENCE CORPORATION INTELLECTUAL PROPERTY LICENSE AGREEMENT

The Company entered into an agreement with a competitor, Digital:Convergence Corporation ("DC"), a private company located in the US, in October 2000, granting them a worldwide, non-exclusive license of the Company's extensive patent portfolio for directly linking documents, objects, transaction and voice commands to the internet. The agreement provided for annual license fees over a period of ten years in excess of $100 million through a combination of cash and equity. The Company recognized $7.8 million of revenue in 2000 related to this contract, including a $5.0 million cash payment received in October 2000 for royalties earned before contract execution, $2.5 million related to the $10 million of payments in DC common stock and cash expected to be received in the first year of the contract, and $0.3 million related to DC stock received by NeoMedia to be recognized over the life of the contract.

As part of the contract, the Company issued to DC a warrant to purchase 1.4 million shares of NeoMedia common stock.

In the first quarter of 2001, DC issued the Company an interest bearing $3 million note payable in lieu of a $3 million cash payment due in January 2001. The Company also received shares of DC stock in January with a contractual value of $2 million as part of the first contract-year royalties due. The note was originally due on April 24, 2001, however, on that date the Company agreed to extend it until June 24, 2001. The Company also partially wrote down, in the first quarter of 2001, the value of the remaining DC stock receivable, and DC stock that had been received in January, to a value that management believed was reasonable at the time (50% of the valuation stipulated in the contract). The write-down consisted of a reduction in assets of $7.7 million and a corresponding reduction in liabilities of $7.7 million. The DC stock received in January 2001 was valued at $1 million and the DC receivable was valued at $9.2 million. In April 2001, the Company received additional shares of DC stock with a $5 million value based on the valuation method stipulated in the contract. No revenue was recognized related to these shares and the shares were not recorded as an asset due to DC's worsening financial condition. All assets and liabilities relating to the contract were subsequently written off in the second quarter (see below).

Also in April, an agreement was entered into with DC whereby for a period from the date of registration of the shares underlying the warrant to purchase 1.4 million shares of the Company's common stock until October 24, 2001, if the Company would identify a purchaser for the Company's shares, DC would exercise the warrant and purchase 1.4 million shares of common stock and sell the shares to the identified purchaser. One third of the net proceeds received by DC on the sale of the Company's common stock shall be paid to the Company toward repayment of DC's obligations under the note to the Company in the amount of $3 million. In consideration for this, the warrant exercise price was reduced during this period to 38 percent of the closing sale price of the Company's common stock on the day prior to the date of exercise, subject to a minimum price. Because the exercise of the warrants at this reduced price is contingent upon the Company finding a purchaser of the underlying 1.4 million shares, the value of this re-pricing will be measured and recorded at the time the shares are sold. As of October 24, the Company was not able to locate a purchaser and therefore, the warrant was not exercised.

On June 24, 2001, DC did not pay the note that was due, and on June 26, 2001, the Company filed a $3 million lawsuit against DC for breach of contract regarding the $3 million promissory note. It was also learned in the second quarter of 2001 that DC's capital raising efforts and business operations were having difficulty, and the Company decided to write off all remaining amounts related to the DC contract. The following table represents balance sheet balances at December 31, 2000 and March 31, 2001, as well as all amounts written off during the second quarter of 2001:

                                                    DECEMBER 31,        MARCH 31,
                                                        2000              2000           WRITE-OFF
                                                      BALANCES          BALANCES       JUNE 30, 2001
                                                   ----------------  ---------------- ----------------
                                                                       (UNAUDITED)
                                                   ---------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
                                                   ---------------------------------------------------

ASSETS
Available for sale securities - Digital Convergence    $         -       $     1,000     $      1,000
Trade Accounts Receivable                                    2,500             1,500            1,500
Digital Convergence receivable                               5,144             5,144            5,144
Prepaid expenses (current portion)                             470               470              470
Digital Convergence receivable, net of current
portion                                                     10,288             2,572            2,572
Prepaid DC (long-term portion)                               4,116             3,998            3,998
                                                   ---------------   ---------------  ---------------
  Total assets                                         $    22,518       $    14,684      $    14,684
                                                   ===============   ===============  ===============

LIABILITIES
Deferred revenues DC                                   $     1,543       $       772      $       772
  Long-term deferred revenues - DC                          13,503             6,558            6,558
                                                   ---------------   ---------------  ---------------
  Total liabilities                                    $    15,046       $     7,330      $     7,330
                                                   ===============   ===============  ===============


The net effect of the write-off is a $7,354,000 non-cash charge to income during the second quarter, which is included in Loss on Digital:Convergence License Contract in the consolidated statements of operations for the year ending December 31, 2001. Any future revenues related to this contract will be recorded as payments are received.


AIRCLIC, INC. RELATIONSHIP

On July 3, 2001, NeoMedia signed a non-binding letter of intent with AirClic, Inc. to cross-license the companies' intellectual property. The terms of the proposed agreement called for NeoMedia to: (i) acquire an equity interest in AirClic, and (ii) issue a significant equity interest in NeoMedia to AirClic, which interest would likely have exceeded 50% of NeoMedia's outstanding equity securities. Further terms of the agreement called for NeoMedia to acquire AirClic's Connect2 comparison shopping business unit, which was to be combined with NeoMedia's Qode business unit. AirClic has loaned NeoMedia $500,000 under a secured note due on the earlier of (i) the date on which NeoMedia raises $5 million in equity financing from a source other than AirClic, (ii) a change in control of NeoMedia, or (iii) January 11, 2002.

During the negotiation of a definitive set of agreements between the companies, it was determined that the consummation of the transaction as provided in the non-binding letter of intent would not be completed. As a result, additional notes aggregating $1,500,000 will not be executed between the companies.

On September 6, 2001, AirClic filed suit against the Company in the Court of Common Pleas, Montgomery County, PA, for breach of contract relating to the July 3, 2001 non-binding letter of intent signed by the Company and AirClic. AirClic claims that the Company violated express representations and warranties relating to the Company's assets and state of business affairs. AirClic seeks a judgment to accelerate repayment of the $500,000 note due January 11, 2002, and to relieve AirClic from any obligation to make further loans to the Company as outlined in the letter of intent. AirClic has also filed suit against the Company in the United States District Court for the Eastern District of Pennsylvania. In this second action, AirClic seeks a declaration that certain core intellectual property securing the note issued by us to AirClic, some of which is patented and others for which a patent application is pending, is invalid and in the public domain. (see "Legal Proceedings" in Footnote 11)


ADVERTISING EXPENSE

During the year ended December 31, 2001, the Company entered into a one-year license agreement with About.com, Inc. to provide the Qode Universal Commerce SolutionTM to About.com's users. In June 2001, About.com ran banner ads on its site promoting the Qode Universal Commerce SolutionTM. As part of this transaction, About.com received 452,489 shares of our Series B Convertible Preferred Stock, par value $0.01 per share, of the 500,000 total Series B
Convertible Preferred shares the Company is authorized to issue, in consideration for these promotions. The Company recorded an advertising expense of $882,000 associated with this transaction in sales and marketing expense in the accompanying consolidated statements of operations. The agreement with About.com was terminated on August 31, 2001, in anticipation of the sale of the Qode assets to the Finx Group.


SEVERANCE EXPENSE

During the third quarter of 2001, the Company laid off 55 employees, including the chief technology officer and the chief operating officer, representing a 60% decrease in its total workforce. In connection with the layoffs, the Company recognized a severance expense of approximately $494,000 during the third quarter of 2001. The layoffs were part of a company-wide cost reduction initiative.


EXECUTIVE INCENTIVE EXPENSE

In June 2001, the Company's compensation committee approved an adjustment, relating to the Digital:Convergence patent license fees, to the 2000 executive incentive plan that reduced the bonus payout by approximately $1.1 million. This was recorded as a negative expense in the accompanying consolidated statement of operations.


WARRANT REPRICING PROGRAM

In May 2001, the Company re-priced approximately 1.5 million additional warrants subject to a limited exercise period and other conditions, including certain warrants issued in connection with NeoMedia's initial public offering in 1996, which will expire at the end of 2001. The repricing program allowed the warrant exercise price to be reduced to 33 percent of the closing sale price of the Company's common stock (subject to a minimum) on the day prior to the date of exercise for a period of six months from the date the repricing program began. The exercise of the warrants and sale of the underlying common stock was at the discretion of a broker selected by the Company, within the parameters of the repricing arrangement. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award was accounted for as variable from the date of modifications on May 1, 2001. Accordingly, $181,000 was recorded as compensation in the accompanying consolidated statement of operations.


WARRANT ISSUANCE

In June 2001, the Board of Directors' approved the issuance of 414,000 warrants for Charles W. Fritz, NeoMedia's Chairman, CEO, and president at a exercise price of $2.09. However, the warrants were not issued during 2001. The Company does not intend to issue these warrants in 2002.


VALUATION AND RESERVES

Allowance for doubtful accounts activity for the years ended December 31, 2001 and 2000 was as follows:

                                                   (DOLLARS IN THOUSANDS)
                                                   ------------------------
                                                      2001           2000
                                                   ---------     ----------
   Beginning balance                               $     484     $     888
   Bad debt expense                                    (169)           303
   Write-off of uncollectible accounts                  (68)          (17)
   Collection of accounts previously written of        (182)          (75)
   Adjustment to general allowance                         -         (615)
                                                   ---------     ---------
     Ending balance                                $      65     $     484
                                                   =========     =========

INVENTORIES

Inventory is stated at the lower of cost or market, and at December 31, 2001, 2000 and 1999 was comprised of purchased computer technology resale products. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less allowance for accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is generally computed using the straight-line method over the estimated useful lives of the related assets. The estimated useful lives range from three to five years for equipment and seven years for furniture and fixtures. Leasehold improvements are amortized over the shorter of the life of the lease or the useful lives of the related assets. Upon retirement or sale, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Depreciation expense was $249,000, $263,000 and $367,000 for the years ended December 31, 2001, 2000 and 1999 respectively.


CAPITALIZED AND PURCHASED SOFTWARE COSTS AND OTHER INTANGIBLE ASSETS

Intangible assets consist of capitalized software development costs and patents.

Software development costs are accounted for in accordance with Statement of Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs associated with the planning and designing phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing, quality assurance and documentation are capitalized. Once a product is made available for sale, capitalization is stopped unless the related costs are associated with a technologically feasible enhancement to the product. Amortization of purchased and developed software is provided on a product-by-product basis over the estimated economic life of the software, generally three years, using the straight-line method.

In accordance with SFAS No. 86, at the end of each quarterly reporting period, the Company evaluates each of its software products for impairment by adjusting the unamortized capitalized costs of each computer software product to its net realizable value. Net realizable value is equal to the estimated future gross revenues from each product reduced by the estimated future costs of completing and disposing of that product, including the costs of performing maintenance and customer support required to satisfy the Company's responsibility set forth at the time of sale. It is reasonably possible that the estimates underlying the impairment analysis could change in the near term, and the effect of the change could be material to the financial statements.

Patents (including patents pending and intellectual property) and acquired customer lists are stated at cost, less accumulated amortization. Patents are generally amortized over periods ranging from five to seventeen years.

Intangible assets activity for the years ended December 31, 2001 and 2000 was as follows:

                                                        DECEMBER 31,
                                                --------------------------
                                                   2001            2000
                                                ----------     -----------
   Beginning Balance                            $    9,043     $    5,296
   Additions                                         2,493          5,837
   Intangible Assets Moved To "Assets Held         (1,027)            ---
     for Sale"
   Amortization/Write-offs                         (6,181)        (2,090)
                                                ----------     ----------
   Ending Balance                               $    4,328     $   9,043
                                                ==========     ==========


Amortization  expense  of  intangible  assets  was  $3,120,000   $2,073,000  and
$1,662,000 for the years ended December 31, 2001, 2000 and 1999, respectively.


LOSS ON IMPAIRMENT OF ASSETS

In connection with the Company's reduction in work force during the third quarter 2001, the Company sold the rights to its Pacer Advantage end-user software product for $40,000 cash. Accordingly, the Company wrote off all its assets aggregating $2.9 million related to the MLM/Affinity program including assets pertaining to the purchase of Daystar services, LLC and a customer list purchased in 1998. Revenue related to the MLM/Affinity program was $92,000, $259,000, and $0 for the years ended December 31, 2001, 2000, and 1999, respectively. Net loss allocated to the MLM/Affinity program was $832,000, $1,075,000, and $0 for the years ended December 31, 2001, 2000, and 1999, respectively.

EVALUATION OF LONG-LIVED ASSETS

The Company periodically performs an evaluation of the carrying value of its long-lived assets, including intangible assets, in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This evaluation consists primarily of a comparison to the future undiscounted net cash flows from the associated assets in comparison to the carrying value of the assets. As of December 31, 2001, the Company is of the opinion that no impairment of its long-lived assets has occurred.

INCOME TAXES

In accordance with SFAS No. 109, "Accounting for Income Taxes", income taxes are accounted for using the assets and liabilities approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The Company has recorded a 100% valuation allowance as of December 31, 2001, 2000 and 1999.

COMPUTATION OF NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has excluded all outstanding stock options and warrants from the calculation of diluted net loss per share because these securities are anti-dilutive for all years presented. The shares excluded from the calculation of diluted net loss per share are detailed in the table below:

                                    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                       2001            2000             2000
                                    ------------    ------------    ------------
      Outstanding Stock Options      4,214,000       4,294,000       3,418,000
      Outstanding Warrants           3,240,000       3,968,000       2,676,000


FINANCIAL INSTRUMENTS

The  Company  believes  that  the  fair  value  of  its  financial   instruments
approximate carrying value.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject NeoMedia to concentrations of credit risk consist primarily of trade accounts receivable with customers. Credit risk is generally minimized as a result of the large number and diverse nature of NeoMedia's customers, which are located throughout the United States. NeoMedia extends credit to its customers as determined on an individual basis and has included an allowance for doubtful accounts of $65,000, $484,000 and $888,000 in its December 31, 2001, 2000 and 1999 consolidated balance sheets, respectively. NeoMedia had net sales to one major customer in the telecommunications industry (Ameritech) of $2,983,000, $5,824,000 and $5,843,000 during the years ended December 31, 2001, 2000 and 1999, respectively, resulting in trade accounts receivable of $1,499,000, $229,000 and $225,000 as of December 31, 2001, 2000 and 1999, respectively. In addition, a single company supplies the equipment and software, which is re-marketed to this customer. Accordingly, the loss of this customer or supplier would materially adversely affect NeoMedia CIS. Revenue generated from the remarketing of computer software and technology equipment has accounted for a significant percentage of NeoMedia's revenue. Such sales accounted for approximately 73%, 66% and 78% of NeoMedia's revenue for the years ended December 31, 2001, 2000 and 1999, respectively. NeoMedia had license fees to one major customer (DC) of $7,768,000 during the year ended December 31, 2000, resulting in an accounts receivable of $2,500,000 as of December 31, 2000. Revenue generated from this licensing agreement accounted for approximately 28% of NeoMedia revenue for the year ended December 31, 2000. No revenue was recognized under this agreement during the year ended December 31, 2001.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1999 and 2000 financial statements to conform to the 2001 presentation.


COMPREHENSIVE INCOME

For the years ended December 31, 2001, 2000 and 1999, the Company did not have other comprehensive income and therefore has not included the statement of comprehensive income in the accompanying financial statements.


RECENT ACCOUNTING PRONOUNCEMENTS

On July 21, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations", and No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001 and establishes specific criteria for the recognition of intangible assets separately from goodwill; SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. It also provides that intangible assets that have finite useful lives will continue to be amortized over their useful lives, but those lives will no longer be limited to forty years. SFAS No. 141 is effective for all business combinations after June 30, 2001. The provisions of SFAS No. 142 are effective beginning January 1, 2002. The Company is considering the provisions of SFAS No. 141 and No. 142 and at present has not determined the impact of adopting SFAS No. 141 and SFAS No. 142. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


3.    LIQUIDITY

During the years ended December 31, 2001, 2000 and 1999 the Company's net loss totaled approximately $25,469,000, $5,409,000 and $10,472,000 respectively. As of December 31, 2001 the Company had an accumulated deficit of approximately $63,344,000 and approximately $134,000 in unrestricted cash balances. As of December 31, 2001, the working capital was negative $5,163,000 and cash flow from operations was negative $5,202,000. The Company's unrestricted cash balance as of March 12, 2002 was approximately $134,000 (unaudited).

The Company cannot be certain that anticipated revenues from operations will be sufficient to satisfy its ongoing capital requirements. Management's belief is based on the Company's operating plan, which in turn is based on assumptions that may prove to be incorrect. If the Company's financial resources are insufficient the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Subsequent to December 31, 2001, the Company has undertaken the following initiatives:

During February 2002, the Company sold 19 million shares of its common stock at $0.17 per share in exchange for promissory notes maturing at the earlier of i) 90 days from the date of issuance, or ii) 30 days from registration of the shares. Proceeds from this transaction will be $3,230,000.

During March 2002, the Company repriced 1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders are entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the NASDAQ Small Cap Market on the trading date immediately preceding the date of exercise.

Should these financing sources fail to materialize, management would seek alternate funding sources through sale of common and/or preferred stock. Management's plan is to secure adequate funding to bridge to revenue generation from the Company's valuable intellectual property portfolio and PaperClickTM internet "switching" software. To this end, the Company has retained the law firm of Baniak Pine & Gannon to pursue potential license agreements, and plans to implement a sales strategy for PaperClickTM upon receipt of adequate funding.


4.   CONTRACT ACCOUNTING

NeoMedia periodically enters into long-term software development and consultation agreements with certain customers. As of December 31, 2001, 2000 and 1999, certain contracts were not completed and information regarding these uncompleted contracts was as follows:

                                                   2001           2000
                                                 ---------      ---------
     Costs Incurred on Contracts                 $      50      $     321
     Profit to Date                                     15          1,087
       Total Costs and Estimated Earnings               65          1,408
     Less - Billings to Date                          (35)        (1,368)
                                                 ---------      ---------
     Costs and Estimated Earnings in
       Excess of Billings                        $      30      $      40
                                                 =========      =========


The above are included in the accompanying consolidated balance sheets under the following captions:

                                                   2001            2000
                                                 ---------      ----------

     Costs and Estimated Earnings in Excess      $      43       $      89
       of Billings
     Billing in Excess of Costs and
       Estimated Earnings                             (13)            (49)
                                                 ---------       ---------
     Costs and Estimated Earnings in Excess
       of Billings, Net                          $      30       $      40
                                                 =========      ==========

5.      PROPERTY AND EQUIPMENT

As of December 31, 2001, 2000 and 1999, property and equipment consisted of the following:

                                                 2001             2000
                                             ------------    ------------
                                                     (IN THOUSANDS)
     Furniture and fixtures                  $        643    $        314
     Leasehold improvements                           109             124
     Equipment                                        326             504
                                             ------------    ------------
       Total                                        1,078             942
     Less accumulated depreciation                  (608)           (577)
     Less property and equipment held               (265)             ---
       for sale
                                             ------------     -----------
     Total property and equipment, net       $        205     $       365
                                             ============     ===========


6. CAPITALIZED PATENTS, CAPITALIZED AND PURCHASED SOFTWARE COSTS, AND OTHER INTANGIBLE ASSETS

As of December 31, 2001 and 2000 , intangible assets consisted of the following:

                                                     2001            2000
                                                 ------------     -----------
                                                         (IN THOUSANDS)
     Capitalized and purchased software costs    $      8,520     $     6,418
     Customer list                                        ---           1,143
     Repurchased license rights and other                 ---           3,520
     Patents and related costs                          3,125           3,026
                                                 ------------     -----------
     Total                                             11,645          14,107
     Less accumulated amortization:
       Capitalized and purchased software costs       (5,665)         (3,590)
       Customer list                                        -           (609)
       Repurchased license rights and other                 -           (500)
       Patents and related costs                        (625)           (365)
     Less capitalized software included in
       "Assets held for sale"                         (1,027)               -
                                                 ------------     -----------
         Total intangible assets, net             $     4,328     $     9,043
                                                 ============     ===========

At December 31, 1999, the Company had a liability of $1,862,500 to the seller of a patent purchased by the Company in 1998. The liability was settled by the Company in cash during 2000. The patent is being amortized over seventeen years.


7.      FINANCING AGREEMENTS

The Company has entered into two separate financing agreements during the years ended December 31, 2001 and 2000.

IBM COMMERCIAL CREDIT. During the years ended December 31, 2001 and 2000, the Company had an agreement with IBM Commercial Credit that provided short-term financing for certain computer hardware and software purchases. Under the agreement, there were generally no financing charges for amounts paid within 30 or 45 days, depending on the vendor used to source the product. Under this agreement there were two separate lines of credit. The first line had credit availability of $750,000. The second line had credit availability of up to $2,000,000, based upon the Company's customer credit rating. Borrowings were collateralized by all inventory, property and equipment, and accounts receivable. In addition, as of December 31, 2000, a $750,000 letter of credit was issued to the benefit of the commercial finance company. At December 31, 2000, NeoMedia collateralized this letter with a restricted cash balance of $750,000. This line of credit expired during 2001. As of December 31, 2001 and 2000, amounts due under this financing agreement included in "Amounts due under financing agreements" were $0 and $1,101,000, respectively.

GE ACCESS. The Company has an agreement with GE Access that provides short-term financing for certain computer hardware and software purchases. Under the agreement, there are generally no financing charges for amounts paid within 30 days. Under this agreement there are two separate lines of credit. The first line has credit availability of up to $1,500,000 as of December 31, 2001. The second line has unlimited credit availability, based upon the Company's customer credit rating. Under this second agreement, the financing company finances the purchase pending credit approval of NeoMedia's customer. Payments are then remitted directly to the finance company, at which time the finance company forwards to NeoMedia the Company's margin on the sale. Borrowings are collateralized by all inventory, property and equipment, and accounts receivable. As of December 31, 2001 and 2000, amounts due under this financing agreement included in "Amounts due under financing agreements" were $2,283,000 and $13,000, respectively.


8.      LONG-TERM DEBT

As of December 31, 2001 and 2000, long-term debt consisted of the following:

                                                     2001            2000
                                                  ----------      ----------
                                                         (IN THOUSANDS)
      Note payable to International Digital
       Scientific, Inc. (IDSI), non-interest
       bearing with interest imputed at 9%,
       due with minimum monthly installments
       of $16,000 through March 2005               $     624      $     816
      Less:  unamortized discount                       (84)          (140)
                                                  ----------      ----------
       Total long-term debt                              540            676
      Less:  current portion                           (150)          (137)
                                                  ----------      ----------
      Long-term debt, net of current portion       $    390       $     539
                                                  ==========      ==========

The long-term debt repayments for each of the next five fiscal years ending December 31 are as follows:

                                              (IN THOUSANDS)
                                               ------------
                             2002              $        192
                             2003                       192
                             2004                       192
                             2005                        48
                             2006                      ----
                                               ------------

                             Total             $        624
                                               ------------


In October 1994, the Company purchased, via seller financing, certain computer software from IDSI. The aggregate purchase price was $2,000,000 and was funded by the seller with an uncollateralized note payable, without interest, in an amount equal to the greater of: (i) 5% of the collected gross revenues of NeoMedia Migration for the preceding month; or (ii) the minimum installment payment as defined, until paid in full. The minimum installment payment is the amount necessary to provide an average monthly payment for the most recent twelve month period of $16,000 per month. The present value of $2,000,000 discounted at 9% (the Company's then incremental borrowing rate) for 125 months was approximately $1,295,000, the capitalized cost of the assets acquired. The discount is being accreted to interest expense over the term of the note. The software acquired was amortized over its estimated useful life of three years. As of December 31, 2001 and 2000, the balance of the note payable, net of unamortized discount, was $540,000 and $676,000, respectively.

9.      INCOME TAXES

For the years ended December 31, 2001, 2000 and 1999, the components of income tax expense were as follows:

                                                2001       2000       1999
                                             --------    --------   --------
                                                      (IN THOUSANDS)
        Current                              $     --    $     --   $     --
        Deferred                                   --          --         --
                                             --------    --------   --------
        Income tax expense/(benefit)         $     --    $     --   $     --
                                             ========    ========   ========


As of December 31, 2001, 2000 and 1999, the types of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which gave rise to deferred taxes, and their tax effects were as follows:

                                                2001        2000         1999
                                             ----------  -----------  ----------
                                                        (IN THOUSANDS)
Accrued employee benefits                    $       62  $        30  $       31
Provisions for doubtful accounts                     26          182         337
Deferred revenue                                     --           13          --
Capitalized software development costs and          676          284          98
 fixed assets
Net operating loss carryforwards (NOL)           22,916       15,021      12,724
Research and Development Credit                      --           --          91
Accruals                                            470          864          51
Loss on disposal of Qode business unit            1,060           --          --
Other                                                --           17           8
Alternative minimum tax credit carryforward          45           45          45
                                             ----------   ----------  ----------
Total deferred tax assets                        25,255       16,456      13,385
Valuation Allowance                            (25,255)     (16,456)    (13,385)
                                             ----------   ----------  ----------
Net deferred income tax asset                $       --  $        --  $       --
                                             ==========  ===========  ==========


Because it is more likely than not that NeoMedia will not realize the benefit of its deferred tax assets, a valuation reserve has been established against them.

For the years ended December 31, 2001, 2000 and 1999, the income tax benefit differed from the amount computed by applying the statutory federal rate of 34% as follows:

                                             2001        2000        1999
                                         ---------    ---------    ----------
                                                      (IN THOUSANDS)
  Benefit at federal statutory rate      $  (8,659)   $  (1,839)   $  (3,561)
  State income taxes, net of federal        (1,009)        (196)        (380)
  Foreign income taxes, net of federal           --           --           61
  Exercise of non-qualified stock
   options                                     (17)        (176)      (1,874)
  Permanent difference - write-off of
   Digital Convergence stock                  1,190           --           --
  Permanent and other, net                    (304)        (860)         (12)
  Change in valuation allowance               8,799        3,071        5,766
                                         ----------   ----------   ----------
  Income tax expense/(benefit)           $       --   $       --   $       --
                                         ==========   ==========   ==========


As of December 31, 2001, NeoMedia had net operating loss carryforwards for federal tax purposes totaling approximately $57.3 million which may be used to offset future taxable income, or, if unused expire between 2011 and 2020. As a result of certain of NeoMedia's equity activities occurring during the year ended December 31, 1997, NeoMedia anticipates that the annual usage of its pre-1998 net operating loss carryforwards may be further restricted pursuant to the provisions of Section 382 of the Internal Revenue Code.


10.   TRANSACTIONS WITH RELATED PARTIES

In January 1999, Edna Fritz, spouse of William Fritz, purchased 82,372 shares of the Company's common stock at a price of $3.03 per share. In January 1999, William Fritz purchased 42,857 shares of the Company's common stock at a price of $3.50 per share. As part of these purchases, Edna Fritz received a total of 8,237 warrants to purchase stock at $3.04 per share and William Fritz received 4,286 warrants to purchase stock at $3.50 per share.

In June 1999, the Company sold a license for the right to utilize its Neolink Information Server to Daystar Services L.L.C. ("Daystar") a Tennessee limited liability company, owned in part by an officer and one of the Company's board members, for $500,000. The original business purpose of the sale was to generate revenue through the sale of an exclusive license to Daystar. In April 2000, in anticipation of either a potential acquisition of the Company by Digital:Convergence ("DC") (which subsequently did not occur), or a long-term intellectual property license with DC, the Company purchased substantially all the assets of Daystar, including the rights to the license it sold to Daystar in 1999, for approximately $3.5 million of our common stock. In order to enter into a 10-year intellectual property license agreement with DC, the Company was required to re-purchase the exclusive license agreement. Additional Daystar assets purchased were to be employed in our MLM/Affinity licensing program. The assets purchased were recorded as intangible assets at approximately $3.5 million on the accompanying consolidated balance sheets. The Company believes this transaction was conducted on terms as good as favorable as those would have been derived from an arm's length negotiation.

In July 1999, the Company paid professional fees in the amount of $73,000 to James J. Keil, a director of the Company, for services related to the recruitment of the Company's President and Chief Operating Officer and one sales representative.

During the years ended December 31, 1999 and 1998, the Company leased from William E. Fritz a trade show booth for rental payments totaling $31,000 and $34,000, respectively. The lease expired during 1999.

During each of the years ended December 31, 2000 and 1999, the Company leased office and residential facilities from related parties for rental payments totaling $5,000 and $13,000, respectively. The lease expired during 2000.

During October 2001, the Company borrowed $4,000 from Charles W. Fritz, its Chairman and Chief Executive Officer, under a note payable bearing interest at 10% per annum with a term of six months.

The Company believes this transaction was conducted on terms as good as favorable as those would have been derived from an arm's length negotiation.


11.   COMMITMENTS AND CONTINGENCIES

NeoMedia leases its office facilities and certain office and computer equipment under various operating leases. These leases provide for minimum rents and generally include options to renew for additional periods. For the years ended December 31, 2001, 2000 and 1999, NeoMedia's rent expense was $1,246,000, $1,067,000 and $1,268,000, respectively.

The following is a schedule of the future minimum lease payments under non-cancelable operating leases as of December 31, 2001:

                                          PAYMENTS
                                       --------------
                                       (IN THOUSANDS)
                         2002           $      844
                         2003                  473
                         2004                   56
                         2005                    2
                         2006                   --
                                        ----------
                         Total          $    1,375
                                        ==========


Of the $844,000 minimum lease payment due in 2002, approximately $205,000 relates to leases for Qode Universal Commerce Solution equipment that will be assumed by the Finx Group, Inc. upon consummation of The Finx Group's letter of intent with the Company.

As of December 31, 2001, none of the Company's employees were under contract. Additionally, the Company was not party to any long-term consulting agreements as of December 31, 2001.

LEGAL PROCEEDINGS

The Company is involved in various legal actions arising in the normal course of business, both as claimant and defendant. While it is not possible to determine with certainty the outcome of these matters, it is the opinion of management that the eventual resolution of the following legal actions could have a material adverse effect on the Company's financial position or operating results.

On September 6, 2001, AirClic, Inc. ("AirClic") filed suit against the Company in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to the Company under the terms of a letter of intent entered into between AirClic and the Company. The letter of intent was subsequently abandoned on the basis of the Company's alleged breach of certain representations made by the Company in the promissory note issued by the Company to AirClic in respect of such advance. The note issued by the Company in respect of AirClic's $500,000 advance is secured by substantially all of the Company's intellectual property, including its core physical world-to-Internet technologies. If the Company is deemed to have defaulted under the note, and does not pay the judgment, AirClic, which is one of the NeoMedia's key competitors, could acquire the Company's core intellectual property, which would have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. The Company is vigorously defending this lawsuit and has interposed counterclaims against AirClic. The lawsuit is in its preliminary stages and, as such, at this time it is difficult to assess the outcome. Whether or not AirClic is successful in asserting its claims that the Company breached certain representations made by the Company in the note, the note became due and payable in accordance with its terms on January 11, 2002. Based on the cash currently available to the Company, payment of the note and related interest would have a material adverse effect on the Company's financial condition. If the Company fails to pay such note, AirClic could proceed against the Company's intellectual property securing the note, which would have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. The Company is aggressively seeking bridge financing to enable it to pay the principal and interest remaining under the note following the resolution of the counterclaims against AirClic. The Company has not accrued any additional liability over and above the note payable and related accrued interest.

AirClic has also filed suit against the Company in the United States District Court for the Eastern District of Pennsylvania. In this second action, AirClic seeks a declaration that certain core intellectual property securing the note issued by the Company to AirClic, some of which is patented and others for which a patent application is pending is invalid and unenforceable. Any declaration that the Company's core patented or patentable technology is invalid and unenforceable would have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. The Company is vigorously defending against this lawsuit as well. The Company has not accrued any liability in connection with this matter.

On June 26, 2001, the Company filed a $3 million lawsuit in the U.S. District Court, Northern District of Texas, Dallas Division, against Digital:Convergence Corporation for breach of contract regarding a $3 million promissory note due on June 24, 2001 that was not paid. The Company is seeking payment of the $3 million note plus interest and attorneys fees. The Company has not accrued any gain contingency related to this matter.

In April 2001, the former President and director of NeoMedia filed a lawsuit against the Company and several of its directors. The suit was filed in the Circuit Court of the Twentieth Judicial Circuit for Sarasota, Florida. The claim alleges the individual was fraudulently induced into accepting employment and that the Company breached the employment agreement. The individual's employment with the Company ended in January 2001. The Company believes the claim is without merit and is vigorously defending itself. Final outcome of this matter is uncertain and a range of loss cannot reasonably be estimated. The Company has accrued approximately $347,000 in severance and incentive payments payable to Mr. Goins. The Company has not accrued any additional liability related to the suit.

On August 20, 2001, Ripfire, Inc. filed suit against the Company in the San Francisco County Superior Court seeking payment of $138,000 under a software license agreement entered into between the Company and Ripfire in May 2001 relating to implementation of the Qode Universal Commerce Solution. The Company has entered into a letter of intent with the Finx Group, Inc. to sell certain assets and liabilities relating to Qode. As part of the letter of intent, the Finx Group will assume all liabilities up to $138,000 relating to the Ripfire contract. Accordingly, the Company has not accrued a liability in the accompanying financial statements. The Company, along with the Finx Group, is currently negotiating settlement of this matter.

On October 3, 2001, Headway Associates, Ltd. filed a complaint for damages in the Circuit Court of the Seventeenth Judicial Circuit for Broward County, Florida. Headway Associates, Ltd. is seeking payment of all amounts due under the terms the lease agreement of the Ft. Lauderdale office of NeoMedia's Qode business unit. The lease commenced on March 3, 2000 and terminates on March 31, 2005. On February 25, 2002, Headway agreed to accept $100,000 cash payment over a two-month period for settlement of all past-due and future amounts owed under the lease. This amount is accrued in the accompanying financial statements.

On November 30, 2001, Orsus Solutions USA, Inc., filed a summons seeking payment in full of approximately $525,000 relating to a software and services contract associated with implementation of the Qode Universal Commerce Solution. The Company has entered into a letter of intent with the Finx Group, Inc. to sell certain assets and liabilities relating to Qode. As part of the letter of intent, the Finx Group will assume all liabilities up to $530,000 relating to the Orsus contract. Accordingly, the Company has not accrued a liability in the accompanying financial statements. The Company, along with the Finx Group, is currently negotiating settlement of this matter.

On March 20, 2002, IOS Capital, Inc. filed a summons seeking full payment of approximately $38,700 relating to past due and future payments under an office equipment lease. The Company has returned the equipment and intends to settle the past due amounts. As of December 31, 2001, the Company had recorded a liability of approximately $10,000 relating to this matter.

12.     DEFINED CONTRIBUTION SAVINGS PLAN

NeoMedia maintains a defined contribution 401(k) savings plan. Participants may make elective contributions up to established limits. All amounts contributed by participants and earnings on these contributions are fully vested at all times. The plan provides for matching and discretionary contributions by NeoMedia, although no such contributions to the plan have been made to date.

13.     EMPLOYEE STOCK OPTION PLAN

Effective February 1, 1996, NeoMedia adopted the 1996 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 1,500,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price shall be equal to or in excess of the fair market value per share of NeoMedia's common stock on the date of grant. These options granted expired ten years from the date of grant. These options vest 100% one year from the date of grant.

Effective March 27, 1998, NeoMedia adopted the 1998 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 8,000,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant. Options granted during 2000 and 1999 were granted at an exercise price equal to fair market value on the date of grant. Options generally vest 20% upon grant and 20% per year thereafter. The options expire ten years from the date of grant.

Effective January 1, 1996, NeoMedia adopted SFAS No. 123, "Accounting for Stock-Based Compensation" defines a fair-value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock-based compensation plans using the intrinsic-value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Entities electing to continue using the accounting method in APB 25 must make pro forma disclosures of net income and earnings per share as if the fair-value method of accounting had been adopted. Because NeoMedia elected to continue using the accounting method in APB 25, no compensation expense was recognized in the consolidated statements of operations for the years ended December 31, 2000 and 1999 for stock-based employee compensation.

For grants in 2001, 2000 and 1999, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of 4.5% for 2001, 6% for 2000 and 5% for 1999; (iii) expected volatility of 135% for 2001, 80% for 2000 and 70% for 1999 and (iv) an expected life of 5 years for options granted in 2001 and 4 years for options granted in 2000 and 1999. The fair-value was determined using the Black-Scholes option-pricing model.

The estimated fair value of grants of stock options and warrants to non-employees of NeoMedia is charged to expense in the consolidated financial statements. These options vest in the same manner as the employee options granted under the 1998 Stock Option Plan.

Utilizing the assumptions detailed above, our net loss and loss per share, as reported, would have been the following pro forma amounts ($ in thousands except per share data).

                                      2001          2000          1999
                                  ----------     ---------     ----------
    NET LOSS
     As reported.                 $   25,469     $   5,409     $   10,472
     Pro forma                    $   27,888     $   7,498     $   11,731
    NET LOSS PER SHARE
     As reported                  $     1.55     $    0.39     $     1.01
     Pro forma                    $     1.70     $    0.54     $     1.13


A summary of the status of NeoMedia's 1996 and 1998 stock option plans as of and for the years ended December 31, 2001, 2000 and 1999 is as follows:


                                      2001                      2000                     1999
                          -------------------------- -------------------------- ------------------------
                                            WEIGHTED                   WEIGHTED                 WEIGHTED
                                            AVERAGE                    AVERAGE                  AVERAGE
                                           EXERCISE                   EXERCISE                  EXERCISE
                              SHARES         PRICE       SHARES         PRICE        SHARES      PRICE
                         ---------------   --------  --------------   --------- --------------  --------
                          (IN THOUSANDS)             (IN THOUSANDS)             (IN THOUSANDS)

   Outstanding at
     beginning of year             4,294   $   4.71           3,418   $    4.43         3,164   $   4.40
     Granted                       3,499       2.00           1,192        4.87         1,721       4.71
     Exercised                      (38)       3.60           (170)        2.83         (599)       1.77
     Forfeited                   (3,541)       4.13           (146)        5.78         (868)       5.79
                         ---------------   --------  --------------   --------- --------------  --------
   Outstanding at
     end of year                   4,214   $   2.96           4,294   $    4.71         3,418   $   4.43
                         ===============   ========  ==============   ========= ==============  =========


   Options exercisable
     at year-end                   2,452                      2,140                    1,398
   Weighted-average
     fair value of
     options granted
     during the year
     granted during
     the year                      $1.81                      $3.05                    $2.68
   Available for
     grant at the
     end of the year               4,158                      4,116                    5,162


The  following  table  summarizes  information  about  NeoMedia's  stock options outstanding as of December 31, 2001:

                              OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
              ---------------------------------------------------    -------------------------
                                             WEIGHTED
                                             AVERAGED     WEIGHTED                   WEIGHTED
                RANGE OF                     REMAINING     AVERAGE                    AVERAGE
                EXERCISE         NUMBER     CONTRACTUAL   EXERCISE       NUMBER      EXERCISE
                 PRICES        OUTSTANDING     LIFE         PRICE     EXERCISABLE      PRICE
              -----------      -----------  -----------   ---------- ------------    ---------
                                   (IN THOUSANDS)                          (IN THOUSANDS)

              $--to $0.84            1,441    9.4 years   $     0.24          667    $    0.28
              1.88 to 2.91             767    8.0 years         2.52          429         2.52
              3.25 to 4.98           1,055    7.9 years         3.81          619         3.76
              5.06 to 7.88             836    7.2 years         6.15          632         6.25
              8.44 to 10.88            115    7.7 years         8.89          105         8.92
              ---------------  -----------  -----------   ----------  -----------    ---------
              $0.84 to $10.88        4,214    8.3 years   $     2.96        2,452    $    3.46
              ===============  ===========  ===========   ==========  ===========    ==========


In December 1999, the Company issued 20,000 options to buy shares of the Company's common stock to an outside consultant at a price of $7.00 per share for consulting services rendered, and recognized $28,200 in expense in its 1999 consolidated financial statements. These options vest in the same manner as the employee options granted under the 1998 Stock Option Plan. All these options were outstanding at December 31, 2000 and 1999. Of these options, 8,000 and 4,000 were vested at December 31, 2000 and 1999, respectively.

In October 2000, the Company issued 80,000 warrants to buy shares of the Company's common stock to an outside consultant at a price of $4.13 per share for consulting services rendered, and recognized approximately $253,000 in expense in its 2000 consolidated financial statements. These warrants vest in the same manner as the employee options granted under the 1998 Stock Option Plan. All these warrants were outstanding at December 31, 2001. Of these warrants, 16,000 were vested at December 31, 2001.

In September 2001, the Company issued 150,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.20 per share for consulting services rendered, and recognized $18,800 in expense in the 2001 consolidated financial statements. The warrants vest 40% upon grant and the remaining 60% one year from the grant date. As of December 31, 2001, all 150,000 warrants were outstanding and 60,000 were vested.


WARRANTS

Warrant activity as of December 31, 2001, 2000 and 1999, is as follows:

                Balance December 31, 1998                  1,639,832

                  Warrants issued                          1,118,630

                  Warrants exercised                          82,100
                                                     ---------------

                Balance December 31, 1999                  2,676,362

                  Warrants issued                          1,787,073

                  Warrants exercised                         495,600
                                                     ---------------

                Balance December 31, 2000                  3,967,835

                  Warrants issued                            887,512

                  Warrants exercised                         505,450

                  Warrants expired                         1,110,000
                                                     ---------------

                Balance December 31, 2001                  3,239,897
                                                     ===============


During 2000, the Company issued 1,400,000 warrants as part of a ten year license of the Company's intellectual property. These warrants were immediately vested and exercisable. The associated expense is being recognized over the life of the contract. During 2000, $118,000 was recorded as a reduction of the license revenue related to the contract.

During 2001, the Company re-priced approximately 1.5 million additional warrants subject to a limited exercise period and other conditions, including certain warrants issued in connection with NeoMedia's initial public offering in 1996, which expired at the end of 2001. The repricing program allowed the warrant exercise price to be reduced to 33 percent of the closing sale price of the Company's common stock (subject to a minimum) on the day prior to the date of exercise for a period of six months from the date the repricing program began. The exercise of the warrants and sale of the underlying common stock was at the discretion of a broker selected by the Company, within the parameters of the repricing arrangement. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award was accounted for as variable from the date of modifications on May 1, 2001. Accordingly, $181,000 was recorded in during 2001 as compensation expense.

In June 2001, the Board of Directors approved the issuance of 404,900 warrants to an outside consultant at an exercise price of $2.09. The Company recognized an expense of approximately $742,000 related to this transaction, which is included in general and administrative expense in the accompanying consolidated statements of operations. The Company used the Black-Scholes option-pricing model to value the shares, with the following assumptions: (i) no expected dividends (ii) a risk-free interest rate of 4.5% (iii) expected volatility of 135% and (iv) an expected life of 3 years.

The following table summarizes information about warrants outstanding at December 31, 2001, all of which are exercisable:

                                                 WEIGHTED
                                                 AVERAGE
                                                REMAINING
                                               CONTRACTUAL       WEIGHTED
               RANGE OF         WARRANTS           LIFE          AVERAGE
            EXERCISE PRICES    OUTSTANDING       (YEARS)      EXERCISE PRICE
            -----------------  -----------     -----------    --------------
            $0.10 to $5.50            927             2.6          $ 2.51
            $5.51 to $6.99          1,558             3.5          $ 6.02
            $7.00 to $9.99            524             1.0          $ 8.04
            $10.00 to $15.00          231             1.1         $ 12.74
            -----------------  -----------     -----------    --------------
            $0.10 to $15.00         3,240             2.7          $ 5.82
                               ===========     ===========    ==============


14.     SEGMENT INFORMATION

Beginning with the year ended December 31, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS
131). SFAS 131 supersedes Financial Accounting Standards Board's SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that business enterprises report information about operating segments in annual financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers.

The Company is organized into two business segments: (a) NeoMedia ISS, and (b) NeoMedia CIS. Performance is evaluated and resources allocated based on specific segment requirements and measurable factors. Management uses the Company's internal income statements to evaluate each business unit's performance. Assets of the business units are not available for management of the business segments or for disclosure.

Operational results for the two segments for the years ended December 31, 2001, 2000 and 1999 are presented below (in thousands):

                                                            NEOMEDIA ISS  NEOMEDIA CIS
                                                             (FORMERLY     (FORMERLY
                                                            NEOMEDIA ASP) NEOMEDIA SI)   CONSOLIDATED
                                                            ------------- ------------   ------------
YEAR ENDED DECEMBER 31, 2001
     Net Sales
           Qode Business Unit                               $         13  $          -   $         13
           Paperclick/Amway/MLM                                      140                          140
           Software and equipment resales and related
           services                                                    -         8,002          8,002
                                                            ------------  ------------   ------------
              Total gross sales                                      153         8,002          8,155
           Less: Qode Business Unit Sales                           (13)             -           (13)
                                                            ------------  ------------   ------------

              Total net sales                                        140         8,002          8,142
                                                            ============  ============   ============

     Loss from Continuing Operations                            (17,639)       (1,129)       (18,768)
     Loss from operations of and disposal of discontinued
     business unit                                               (6,701)             -        (6,701)
     Net Loss                                                   (24,340)       (1,129)       (25,469)

YEAR ENDED DECEMBER 31, 2000
     Net Sales                                              $      8,083  $     19,482   $     27,565
     Net Loss                                                    (4,225)       (1,184)        (5,409)

YEAR ENDED DECEMBER 31, 1999
     Net Sales                                              $        795  $     24,461   $     25,256
     Net Loss                                                    (5,916)       (4,556)       (10,472)


15.   QUARTERLY INFORMATION (UNAUDITED)

The summarized quarterly financial data presented below reflects all adjustments which, in the opinion of management, are of a normal and recurring nature necessary to present fairly the results of operations for the periods presented.

                                           (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                ------------------------------------------------------------------
                                  TOTAL         FOURTH        THIRD         SECOND         FIRST
                                ---------      --------      --------      ---------      --------
2001
----
Total net sales                    $8,142        $4,459          $908         $1,237        $1,538
Gross profit                       ($724)          $597        ($503)         ($404)        ($414)
(Loss) before income taxes
  and discontinued operations   ($18,768)          $771      ($5,072)      ($11,042)      ($3,425)
Net (loss)                      ($25,469)      ($1,692)      ($9,310)      ($11,042)      ($3,425)
Net (loss) per share:
  basic and diluted               ($1.55)       ($0.11)       ($0.60)        ($0.72)       ($0.24)

2000
----
Total net sales                   $27,565        $9,875        $4,049         $9,547        $4,094
Gross profit                       $9,032        $7,571           $42           $879          $540
(Loss) before income taxes
  and discontinued operations    ($5,409)        $2,667      ($3,555)       ($2,085)      ($2,436)
Net (loss)                       ($5,409)        $2,667      ($3,555)       ($2,085)      ($2,436)
Net (loss) per share:
  basic and diluted               ($0.39)         $0.21       ($0.25)        ($0.15)       ($0.19)

1999
----
Total net sales                   $25,256        $5,091        $5,019         $7,342        $7,804
Gross profit                       $2,786        ($156)         ($11)         $1,269        $1,684
(Loss) before income taxes
  and discontinued operations   ($10,472)      ($3,881)      ($2,937)       ($1,888)      ($1,766)
Net (loss)                      ($10,472)      ($3,881)      ($2,937)       ($1,888)      ($1,766)
Net (loss) per share:
  basic and diluted               ($1.01)       ($0.34)       ($0.27)        ($0.19)       ($0.20)



16.   COMMON STOCK

On October 24, 2001, the Company filed a proxy statement with the SEC to request a shareholder vote to increase the number of the Company's authorized shares of common stock from 50,000,000 shares to 100,000,000 and increase the number of the Company's authorized shares of preferred stock from 10,000,000 shares to 25,000,000. The shareholder meeting was held on December 11, 2001. This resolution did not pass as a result of the failure to secure favorable votes from holders of a majority of the outstanding shares.

The proxy also requested approval to sell 19,000,000 shares of common stock to accredited investors in exchange for limited recourse promissory notes accruing interest at a rate of 6% per annum, with a term of three months, providing for mandatory repayment of principal in the amount of the proceeds of any sale of the shares of common stock (or other securities or assets issued in respect of such shares of common stock) purchased by means of such promissory notes, with sole recourse under the event of default under the promissory note limited to recovery of the shares of common stock purchased (or other assets or securities issued in respect thereof) by means of such promissory note. This resolution passed. During the fourth quarter of 2001, the Company issued 3,000,000 of the 19,000,000 shares at $0.08 per share in exchange for limited recourse promissory notes as described above. The Company has recorded a stock subscription receivable of $240,000 as of December 31, 2001 with respect to these shares. Subsequent to December 31, 2001, the Company has cancelled the 3,000,000 shares issued in 2001 and re-issued them, along with 16,000,000 additional shares, at a price of $0.17 per share, subject to the same terms described above.

During the year ended December 31, 2001, the Company issued through private placements 3,490,750 shares of the Company's Common Stock for proceeds of $1,637,000.

During the year ended December 31, 2000, the Company issued through private placements 1,415,279 shares of the Company's Common Stock for proceeds of $9,203,000. In connection with these private placements, the Company also issued 387,073 warrants with strike prices ranging from $6.00 to $12.74. These warrants were immediately vested and have a life of three to five years.

In 1999, an unrelated third party converted their $2.0 million note receivable from the Company into shares of the Company's common stock at a price of $4.00 per share. The unrelated third party also received 200,000 warrants. These warrants were 100% vested upon issuance. Of these warrants, 100,000 were issued at $5.00 and 100,000 were issued at $7.00. All 200,000 warrants had a three-year expiration and were subsequently exercised in 2000.

17.   PREFERRED STOCK

In June 2001, the Company entered into a one-year license agreement with About.com, Inc. to provide the Qode Universal Commerce SolutionTM to About.com's estimated 36 million worldwide users. The Company and About.com intended to promote the co-branded shopping service throughout the About.com network. In June 2001, About.com ran banner ads on its site promoting the Qode Universal Commerce SolutionTM. As part of the emerging About.com and NeoMedia relationship, About.com received 452,489 shares of our Series B Convertible Preferred Stock, par value $0.01 per share, of the 500,000 total Series B Convertible Preferred shares which we are authorized to issue, in consideration for these promotions. Each share was convertible into one share of NeoMedia common stock. We recorded an expense of $882,000 associated with this transaction in the second quarter in sales and marketing expense in the accompanying consolidated statements of operations. The agreement with About.com was terminated on August 31, 2001, in anticipation of the sale of the Qode assets to the Finx Group, Inc. Subsequent to December 31, 2001, the Series B Convertible Preferred Stock issued to About.com automatically converted to 452,289 shares of NeoMedia common stock on January 2, 2002.

18.     SUBSEQUENT EVENTS

Subsequent to December 31, 2001, the following events have occurred:

o During January 2002, certain of the Company's shareholders filed a complaint with the Securities and Exchange Commission, alleging that the shareholders were not included in the special shareholders meeting of November 25, 2001, to vote on the issuance of 19 million shares of NeoMedia common stock. On March 11, the Company filed its response claiming that the Company had fully complied with all of its obligations under the laws and regulations administered by the Securities and Exchange Commission, as well as with its obligation under Delaware General Corporation Law.

o During February 2002, the Company sold 19 million shares of its common stock at $0.17 per share in exchange for promissory notes maturing at the earlier of i) 90 days from the date of issuance, or ii) 30 days from registration of the shares. During 2001, the Company had issued 3 million shares to unrelated investors at $0.08 per share payable in the same manner. Those shares were cancelled and re-issued as part of the 19 million share offering in 2002.

o During February 2002, the Company issued 1,646,987 shares of its common stock to two separate vendors as settlement of past due liabilities and future payments relating to equipment leases.

o During March 2002, the Company requested a hearing before a Nasdaq listing qualifications panel to review a staff determination issued by Nasdaq. The determination indicated that as of December 31, 2001 the Company did not comply with either the minimum $2 million net tangible assets or the minimum $2.5 million stockholders' equity requirement for continued listing, and that the company's shares were therefore subject to delisting. NeoMedia responded by requesting a hearing before a Nasdaq listing panel to review the staff determination. The hearing is scheduled for April 18, 2002.

o During March 2002, the Company repriced 1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders are entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the NASDAQ Small Cap Market on the trading date immediately preceding the date of exercise. We are accounting for the repricing using variable accounting at each reporting date, in accordance with FIN 44. Under this treatment, expense is recognized for unexercised stock warrants repriced below market based on the closing price of NeoMedia stock on the last day of each reporting period. Additionally, if any warrants are exercised pursuant to he repricing program, expense is recognized for the difference between the market price of NeoMedia stock at the time of exercise and the restated exercise price.

NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          SEPTEMBER 30,  DECEMBER 31,
                                                                              2002           2001
                                                                          -------------  ------------
                                                                           (UNAUDITED)    (AUDITED)
ASSETS
Current assets:
Cash and cash equivalents                                                    $        9   $       134
Trade accounts receivable, net of allowance for doubtful account of $81
in 2002 and $65 in 2001                                                           3,230         2,583
Costs and estimated earnings in excess of billings on uncompleted
contracts                                                                             6            43
Inventories                                                                         141           197
Assets held for sale                                                                ---           210
Prepaid expenses and other current assets                                           786           582
                                                                          -------------  ------------

Total current assets                                                              4,172         3,749

Property and equipment, net                                                         121           205
Capitalized patents, net                                                          2,311         2,500
Capitalized and purchased software costs, net                                       184         1,828
Other long-term assets                                                              677           757
                                                                          -------------  ------------

Total assets                                                                $     7,465   $     9,039
                                                                          =============  ============

                                              F-68

NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          SEPTEMBER 30,  DECEMBER 31,
                                                                              2002           2001
                                                                          -------------  ------------
                                                                           (UNAUDITED)    (AUDITED)

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                           $      3,939  $      2,886
Amounts due under financing agreements                                            2,375         2,283
Liabilities in excess of assets of discontinued business unit                     1,489           ---
Accrued expenses                                                                  2,351         1,922
Current portion of long-term debt                                                   160           149
Notes payable                                                                       785           750
Sales taxes payable                                                                 356           135
Billings in excess of costs and estimated earnings on uncompleted
  contracts                                                                           2            13
Deferred revenues                                                                   913           767
Other                                                                                10             7
                                                                          -------------  ------------

Total current liabilities                                                        12,380         8,912

Long-term debt, net of current portion                                              268           390
                                                                          -------------  ------------

Total liabilities                                                                12,648         9,302
                                                                          -------------  ------------

Shareholders' equity:
Preferred stock, $01 par value, 25,000,000 shares authorized, none
  issued and outstanding in 2002, 452,489 issued and outstanding in 2001            ---             5
Additional paid-in capital, preferred stock                                         ---           878
Common stock, $01 par value, 200,000,000 shares authorized, 26,782,724
  shares issued and 25,141,298 outstanding in 2002                                  251           188
Additional paid-in capital                                                       65,237        63,029
Stock subscription receivable                                                       ---         (240)
Deferred stock-based compensation                                                  (47)           ---
Accumulated deficit                                                            (69,845)      (63,344)
Treasury stock, at cost, 201,230 shares of common stock                           (779)         (779)
                                                                          -------------  ------------

Total shareholders' equity                                                      (5,183)         (263)
                                                                          -------------  ------------

Total liabilities and shareholders' equity                                  $     7,465   $     9,039
                                                                          =============  ============


    The  accompanying  notes are an integral part of these  consolidated financial statements.

                                                F-69

NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  NINE MONTHS
                                                                              ENDED SEPTEMBER 30,
                                                                               2002           2001
                                                                           ------------    ----------
NET SALES:
License fees                                                               $        303    $      522
Resale of software and technology equipment and service fees                      8,149         3,268
                                                                           ------------    ----------
Total net sales                                                                   8,452         3,790
                                                                           ------------    ----------
COST OF SALES:
License fees                                                                        764         1,996
Resale of software and technology equipment and service fees                      6,607         2,737
                                                                           ------------    ----------
Total cost of sales                                                               7,371         4,733
                                                                           ------------    ----------

GROSS PROFIT (LOSS)                                                               1,081         (943)

Sales and marketing expenses                                                        719         2,100
General and administrative expenses                                               3,556         3,409
Research and development costs                                                      683           280
Loss on impairment of assets                                                      1,003         2,871
Loss on Digital:  Convergence license contract                                      ---         7,354
                                                                           ------------    ----------

Loss from operations                                                            (4,880)      (16,957)
Interest expense (income), net                                                       99          (30)
                                                                           ------------    ----------

Loss from continuing operations                                                 (4,979)      (16,927)
Discontinued operations (Note 1):
Loss from operations of discontinued business unit                                  ---       (3,653)
Loss on disposal of discontinued business unit, including provision of
  $424 in 2001 for operating losses during phase-out period                     (1,523)       (3,197)
                                                                           ------------    ----------

NET LOSS                                                                   $    (6,502)    $ (23,777)
                                                                           ============    ==========

NET LOSS PER SHARE FROM CONTINUING OPERATIONS-
BASIC AND DILUTED                                                               $(0.24)      $ (1.12)
                                                                           ============    ==========

NET LOSS PER SHARE FROM DISCONTINUED OPERATIONS-
BASIC AND DILUTED                                                               $(0.07)      $ (0.45)
                                                                           ============    ==========

NET LOSS PER SHARE--BASIC AND DILUTED                                           $(0.31)      $ (1.57)
                                                                           ============    ==========

Weighted average number of common shares--basic and diluted                  20,736,080    15,142,312
                                                                           ============    ==========


     The  accompanying  notes are an integral part of these  consolidated financial statements.

                                              F-70

NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 THREE MONTHS
                                                                              ENDED SEPTEMBER 30,
                                                                               2002           2001
                                                                           ------------    ----------
NET SALES:
License fees                                                               $        150    $       92
Resale of software and technology equipment and service fees                      3,254           816
                                                                           ------------    ----------
Total net sales                                                                   3,404           908
                                                                           ------------    ----------
COST OF SALES:
License fees                                                                         80           668
Resale of software and technology equipment and service fees                      2,742           743
                                                                           ------------    ----------
Total cost of sales                                                               2,822         1,411
                                                                           ------------    ----------

GROSS PROFIT (LOSS)                                                                 582         (503)

Sales and marketing expenses                                                        207           721
General and administrative expenses                                                 996           818
Research and development costs                                                      150           137
Loss on impairment of assets                                                        ---         2,871
Loss from operations                                                              (771)       (5,050)
Interest expense (income), net                                                        2            22
                                                                           ------------    ----------

Loss from continuing operations                                                   (773)       (5,072)
Discontinued operations (Note 1):
Loss from operations of discontinued business unit                                  ---       (1,041)
Loss on disposal of discontinued business unit, including provision of
$424 in 2001 for operating losses during phase-out period                           ---       (3,197)
                                                                           ------------    ----------
NET LOSS                                                                   $      (773)    $  (9,310)
                                                                           ============    ==========

NET LOSS PER SHARE FROM CONTINUING OPERATIONS-
BASIC AND DILUTED                                                          $     (0.03)    $   (0.33)
                                                                           ============    ==========
NET LOSS PER SHARE FROM DISCONTINUED OPERATIONS-
BASIC AND DILUTED                                                          $        ---    $   (0.27)
                                                                           ============    ==========

NET LOSS PER SHARE--BASIC AND DILUTED                                      $     (0.03)    $   (0.60)
                                                                           ============    ==========

Weighted average number of common shares--basic and diluted                  22,979,755    15,570,693
                                                                           ============    ==========


    The  accompanying  notes are an integral part of these  consolidated financial statements.

                                                  F-71


NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)

                                                                  NINE MONTHS ENDED   SEPTEMBER 30,
                                                                        2002              2001
                                                                  ----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                          $        (6,502)  $        (23,777)
Adjustments to reconcile net loss to net cash used in
  operating activities:
Depreciation and amortization                                                  938              2,932
Loss on disposal of discontinued business unit                               1,523              2,773
Loss on impairment of assets                                                 1,003              2,871
Effect of Digital Convergence write-off                                        ---              7,354
Preferred stock issued to pay advertising expense                              ---                882
Expense associated with warrant repricing                                       38                845
Stock options and warrants granted for services                                383                 94
Changes in operating assets and liabilities:
Trade accounts receivable                                                    (610)              1,299
Prepaid - Digital:  Convergence                                                ---                118
Other current assets                                                           491              (167)
Accounts payable, amounts due under financing agreements,
  liabilities in excess of assets of discontinued business
  unit, and accrued expenses                                                 1,916              (235)
Deferred revenue                                                               148                174
Other current liabilities                                                        3               (11)
                                                                  ----------------  -----------------
Net cash used in operating activities                                        (669)            (4,848)
                                                                  ----------------  -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalization of patent costs, software development and
  purchased intangible assets                                                 (24)            (2,939)
(Increase)/decrease in value of life insurance policies                         80                (3)
Acquisition of property and equipment                                          ---               (81)
                                                                  ----------------  -----------------
Net cash used in investing activities                                           56            (3,023)
                                                                  ----------------  -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock net of $0 issuance
  costs in 2002 and $10 in 2001                                                198              1,637
Net proceeds from exercise of stock warrants                                    43              1,034
Net proceeds from exercise of stock options                                    272                139
Net proceeds from release of restricted cash held for line of
  credit                                                                       ---                750
Net proceeds from issuance of notes payable                                     21                500
Issuance of stock-based deferred compensation                                 (46)                ---
Repayments on notes payable and long-term debt                                 ---              (352)
                                                                  ----------------  -----------------
Net cash provided by financing activities                                      488              3,708
                                                                  ----------------  -----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         (125)            (4,163)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                   134              4,453
                                                                  ----------------  -----------------

CASH AND CASH EQUIVALENTS, SEPTEMBER 30, 2001                      $             9    $           290
                                                                  ================  =================
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid/(received) during the nine months ended
  September 30 (net)                                              $           (66)    $          (31)
Non-cash investing and financing activities:
Net assets acquired as part of Qode purchase agreement in
  exchange for common stock and forgiveness of note                            ---              1,800
Issuance costs for shares issued through private placements                    ---                 10
Shares earned by Qode under purchase agreement                                 ---                 13
Common stock issued to settle debt                                              27                ---
Cancellation of common stock issued in 2001 to offset stock
  subscription receivable                                                    (240)                ---
Net effect of issuance and subsequent cancellation of common
  stock underlying notes receivable                                          (190)
Accounts payable converted to note payable                                     ---                170


    The  accompanying  notes are an integral part of these  consolidated financial statements.

NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS


BASIS OF PRESENTATION

The condensed consolidated financial statements include the financial statements of NeoMedia Technologies, Inc. and its wholly-owned subsidiaries. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. These condensed consolidated financial statements and related notes should be read in conjunction with the Company's Form 10-K for the fiscal year ended December 31, 2001. In the opinion of management, these condensed consolidated financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position of NeoMedia as of September 30, 2002, and the results of operations for the three- and nine-month periods ended September 30, 2002 and 2001, and cash flows for the nine-month period ended September 30, 2002 and 2001. The results of operations for the three- and nine-month periods ended September 30, 2002 are not necessarily indicative of the results which may be expected for the entire fiscal year. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

NATURE OF BUSINESS OPERATIONS

The Company is structured and evaluated by its Board of Directors and Management as two distinct business units: NeoMedia Internet Switching Service (NISS) and NeoMedia Consulting and Integration Service (NCIS).

NEOMEDIA INTERNET SWITCHING SERVICE (NISS)

NISS (physical world-to-Internet offerings) is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports the Company's physical world to Internet core technology, including its linking "switch" and application platforms. NISS also manages the Company's valuable intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

NEOMEDIA CONSULTING AND INTEGRATION SERVICES (NCIS)

NCIS (systems integration service offerings) is the original business line upon which the Company was organized. This unit resells client-server equipment and related software, and general and specialized consulting services targeted at software driven print applications, especially at process automation of production print facilities through its integrated document factory solution. Systems integration services also identify prospects for custom applications based on the Company's products and services. This unit recently moved its business offerings to a much higher Value-Add called Storage Area Networks
(SAN). The operations are based in Lisle, Illinois.

RECLASSIFICATIONS

Certain amounts in the 2001 condensed consolidated financial statements have been reclassified to conform to the 2002 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

On July 21, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations", and No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001 and establishes specific criteria for the recognition of intangible assets separately from goodwill; SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized, but rather will be tested at least annually for impairment. It also provides that intangible assets that have finite useful lives will continue to be amortized over their useful lives, but those lives will no longer be limited to forty years. SFAS No. 141 is effective for all business combinations after June 30, 2001. The provisions of SFAS No. 142 are effective beginning January 1, 2002. The Company has implemented the provisions of SFAS No. 141 and No. 142 and has concluded that the adoption does not have a material impact on the Company's financial statements.

In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of FASB No. 146 to have a material impact on the Company's financial position or results of operations.

PURCHASE AND DISPOSAL OF QODE.COM, INC.

On March 1, 2001,  NeoMedia  purchased  all of the net assets of Qode.com,  Inc.
(Qode), except for cash. Qode is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". In consideration for these assets, NeoMedia issued 274,699 shares of common stock, valued at $1,359,760. Additionally, the Company placed in escrow 1,676,500 shares of its common stock valued at $8,298,675 at the time of issuance. Stock issued was valued at $4.95 per share, which is the average closing price for the few days before and after the measurement date of March 1, 2001. As of December 31, 2001 the Company had released 35,074 shares of common stock from escrow for performance for the period March 1, 2001 to August 31, 2001. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to the performance of the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

The Company accounted for this purchase using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The excess fair market value of the net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to noncurrent assets. The accompanying consolidated statements of operations include the operations of Qode from March 1, 2001, through September 30, 2002.

The purchase price at the original purchase date was calculated and allocated as follows:

       Original Shares:      274,699 issued at $4.95       1,360,000
       Contingent shares:    35,074 issued at $0.39     $     13,000
                                                       -------------

       Total purchase price                             $  1,373,000
                                                       -------------

       PURCHASE PRICE ALLOCATED AS FOLLOWS:

       ASSETS PURCHASED
       Trade receivables                                $      5,000
       Inventory                                             144,000
       Prepaid expenses                                       49,000
       Furniture & fixtures                                  913,000
       Capitalized development costs                       2,132,000
       Capitalized software                                   83,000
       Refundable deposits - non-current                      38,000

       LIABILITIES ASSUMED
       Accounts payable                                    (981,000)
       Forgiveness of note receivable                      (440,000)
       Interest receivable                                  (10,000)
       Current portion of long-term debt                   (117,000)
       Note payable                                         (24,000)
       Capitalized lease obligation                        (419,000)
                                                       -------------

       Total purchase price allocated                  $   1,373,000
                                                       =============

During the third quarter of 2001, the Company issued an additional 35,074 shares under the terms of the earn-out with Qode.com, Inc. (see explanation below). The value of these shares in the amount of $13,000 was allocated $9,000 to capitalized development costs and $4,000 to furniture and fixtures.


CONTINGENT CONSIDERATION

In accordance with the purchase of the assets of Qode.com, Inc., NeoMedia has placed 1,676,500 shares of its common stock in escrow for a period of one year, subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002. As of March 1, 2002, these performance targets were not met and therefore, the remaining 1,641,426 shares held in escrow were not issued. The criteria used to determine the number of shares released from escrow is a weighted combination of revenue, page views, and fully allocated earnings before taxes relating to the Qode Universal Commerce Solution.

At the end of each of certain interim periods as outlined in the purchase agreement, the number of cumulative shares earned by Qode.com is calculated based on revenue and page views and the shares are released. The resulting financial impact on NeoMedia is a proportionate increase in the long-term assets acquired from Qode, with a corresponding increase in depreciation expense from that point forward. The amount of the increase in long-term assets is dependent upon the number of shares released from escrow, as well as the value of NeoMedia stock at the time of measurement. The first such measurement date was July 1, 2001. At the end of the 12-month measurement period (February 28, 2002), the number of shares issued to Qode under the earn-out was 309,773, allocated as outlined in the table above. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to a disagreement over the performance of, and investment in, the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

INTANGIBLE ASSETS

Intangible assets acquired from Qode.com include:

i). Purchased software licenses relating to the development of the Qode Universal Commerce Solution, amortized on a straight-line basis over three years.

ii). Capitalized software development costs relating to the development of the Qode Universal Commerce Solution.

OTHER

On May 31, 2001, three creditors of Qode.com, Inc. filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. On July 22, the case was converted to Chapter 7, U.S. Code.


DISPOSAL OF QODE BUSINESS UNIT

On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its Ft. Lauderdale-based Qode business unit, which it acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, the company recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

The loss for discontinued operations during the phase-out period from August 31, 2001 (measurement date) to September 30, 2001 was $439,000. No further loss is anticipated.

During June 2002, the Finx Group notified the Company that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the three-month period ended June 30, 2002, the Company recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of September 30, 2002, the Company had $1.5 million of liabilities relating to the Qode system on its books.

IMPAIRMENT OF PAPERCLICK ASSET

During the three-month period ending June 30, 2002, the Company recognized an impairment charge of $1.0 million relating to its PaperClick physical-world-to-internet software solution. Due to capital constraints, the Company is not currently able to devote full-time resources and infrastructure to commercializing the technology. The Company intends to re-focus sales and marketing efforts surrounding the product upon the receipt of sufficient capital.

OTHER EVENTS

During January 2002, certain of the Company's shareholders filed a complaint with the Securities and Exchange Commission, alleging that the shareholders were not included in the special shareholders meeting of November 25, 2001, to vote on the issuance of 19 million shares of NeoMedia common stock. On March 11, 2002, the Company filed its response claiming that the Company had fully complied with all of its obligations under the laws and regulations administered by the Securities and Exchange Commission, as well as with its obligation under Delaware General Corporation Law.

During January 2002, NeoMedia announced that it had entered into an agreement with Baniak Pine and Gannon, a law firm specializing in patent licensing and litigation, under which the firm will represent NeoMedia in seeking out potential licensees of the Company's patent portfolio.

During February 2002, the Company sold 19 million shares of its common stock to five individuals and two institutional unrelated parties at $0.17 per share in exchange for promissory notes maturing at the earlier of i) August 12, 2002, or
ii) 30 days from registration of the shares. Assuming full payment of the notes, proceeds from this transaction would have been $3,230,000, of which $190,000 par value was paid during the first quarter of 2002. During August 2002, the notes matured without payment, and the Company subsequently cancelled the 19 million shares issued in connection with such notes. The Company has accrued a liability in the third quarter of $190,000 relating to the par value paid in connection with the issuance of the shares.

During February 2002, the Company issued 1,646,987 shares of its common stock to two separate vendors as settlement of past due liabilities and future payments relating to equipment leases.

During March 2002, the Company repriced 1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders are entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and the Company recognized approximately $38,000 in expense relating to the repricing during the nine months ended September 30, 2002.

On March 20, 2002, IOS Capital, Inc. filed a summons seeking full payment of approximately $38,700 relating to past due and future payments under an office equipment lease. The Company returned the equipment and settled the liability for cash payments totaling $30,000.

During April 2002, the Company repriced 7.4 million of its common stock options held by employees, consultants and advisors for a period of six months. During the term of the option repricing program, participating holders are entitled to exercise subject options at an exercise price per share equal to the greater of
(1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Shortly after the announcement of the repricing program, the market price for the Company's common stock fell below $0.12, and has not closed above $0.12 since. As a result, no options were exercised under the terms of the program and the Company did not recognize any expense relating to the repricing program during the nine months ended September 30, 2002 due to immaterial effect on the financial statements.

On May 16, 2002, the Company received notification from the Nasdaq Listing Qualifications Panel that its shares were delisted effective May 17, 2002, due to failure to meet either the minimum net tangible assets ($2,000,000) or minimum stockholders' equity ($2,500,000) criteria for continued listing. The Company's shares are now trading on the Over-the-Counter Bulletin Board ("OTCBB").

During May 2002, the Company settled its lawsuit with William Goins, its former President and Chief Operating Officer (see "Legal Proceedings"). The Company is obligated to make cash payments of $90,000 directly to the plaintiff from the period May 2002 through December 2002, and cash payments to the plaintiff's attorney for legal fees in the amount of $45,000 due in July and August 2002. In addition, Mr. Goins was granted 360,000 options to purchase shares of NeoMedia common stock at an exercise price of $0.08. These options were valued at approximately $36,000. The Company had a remaining liability of approximately $72,000 as of September 30, 2002.

During May 2002, the Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners LP ("Cornell"). Under the terms of the agreement, Cornell has agreed to purchase up to $5.0 million of NeoMedia common stock over the next two years at the Company's discretion.

During May 2002, the Company granted a personal, worldwide, non-exclusive, limited intellectual property licensing agreement to Brandkey Systems Corporation. Brandkey will pay the Company $50,000 upfront licensing fee plus
2.5 % of all royalty-based revenues earned by Brandkey, with minimum royalties of $25,000 in 2003, $50,000 in 2004, and $75,000 in 2005 and after. Royalty revenue earned by the Company may not exceed $1.0 million in any given year. The Company recognized approximately $16,000 in revenue relating to this contract during the nine months ended September 20, 2002.

On June 6, 2002, the Company held its annual meeting of shareholders, at which shareholders approved proposals to: i.) amend NeoMedia's Certificate of Incorporation to increase the number of shares of authorized common stock, par value $.01, from 50,000,000 to 200,000,000 shares and to increase the number of shares of authorized preferred stock, par value $0.01, from 10,000,000 to 25,000,000; and ii.) implement the 2002 Stock Option Plan, under which the Company is authorized to grant to employees, directors, and consultants up to 10,000,000 options to purchase shares of its common stock.

On June 26, 2002, the Company announced that its chairman, Charles W. Fritz, had been granted a 90-day leave of absence from his responsibilities as Chief Executive Officer by the company's Board, which, concurrently, elected Charles
T. Jensen president and Chief Operating Officer, and also named him acting CEO. The Company also announced that it had promoted David Dodge, its Controller, to Vice President and Chief Financial Officer. On September 23, 2002, Mr. Fritz officially resigned his duties as Chief Executive Officer. He will remain Chairman of the Board of Directors and a part-time executive of the Company. Mr. Jensen has assumed the role of acting CEO.

On August 9, 2002, the Company settled its lawsuit with 2150 Western Court L.L.C., the property manager for the Company's Lisle, IL, office, in which 2150 Western Court L.L.C. was seeking payment of past due rent plus possession of the premises. The settlement calls for past due rents of approximately $72,000 to be paid over a 15-month period, as well as reduced rents for the period August 2002 through March 2003. As additional consideration in the settlement, the Company issued 900,000 shares of its common stock to 2150 Western Court L.L.C. The Company had a liability of approximately $61,000 relating to this matter as of September 30, 2002.

2.    LIQUIDITY AND CAPITAL RESOURCES

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern. Accordingly, the financial statements do not include any adjustments that might result from the Company's inability to continue as a going concern. Based on current cash balances and operating budgets, the Company believes it will need to raise operating capital in the next 30 days. If the Company's financial resources are insufficient, the Company may be forced to seek protection from its creditors under the United States Bankruptcy Code or analogous state statutes unless it is able to engage in a merger or other corporate finance transaction with a better capitalized entity. The Company cannot predict whether additional financing will be available, its form, whether equity or debt, or be in another form, or if the Company will be successful in identifying entities with which it may consummate a merger or other corporate finance transactions.

3.    GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Through September 30, 2002, the Company has not been able to generate significant revenues from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock or other financing for a significant portion of its expenses, it is not known whether the Company will be able to continue this practice, or if its revenue will increase significantly to be able to meet its cash operating expenses.

This, in turn, raises substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company will be able to raise additional funds through an offering of its common stock or alternative sources of financing. However, no assurances can be given as to the success of these plans. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

4.    SUBSEQUENT EVENTS

On October 28, 2002, the Company settled its lawsuit with Wachovia Bank, N.A., the owner of the building in which the Company's headquarters is located. Wachovia was seeking payment of past due rents under its lease agreement with the Company. The settlement calls for cash payments of past due rents of approximately $250,000 over a period of 16 months. The Company will also vacate approximately 70% of the unused space in its headquarters, and the rent for the remainder of the lease, which expires in January 2004, will be reduced according to square footage used. The Company has accrued a liability of approximately $250,000 relating to this matter as of September 30, 2002.

On November 12, 2002, the Company settled the lawsuit with its former General Counsel over payment of the 2000 executive incentive, severance and unpaid vacation days in the amount of approximately $154,000. The settlement calls for cash payments totaling approximately $100,000 over a period of 10 months, plus 250,000 vested options to purchase shares of the Company's common stock at an exercise price of $0.01 and a term of five years.

During November 2002, the Company issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles
W. Fritz, Chairman of the Board of Directors; William E. Fritz, outside director; and James J. Keil, outside director. The notes bear interest at a rate of 15% per annum, and mature at the earlier of i.) four months, or ii.) that date the shares underlying the Cornell Equity Line of Credit are registered with the SEC. The notes are convertible, at the option of the holder, into either cash or shares of the Company's common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. The Company will also grant to the holders an additional 192,000 shares of the Company's common stock and 60,000 warrants to purchase shares of the Company's common stock at $0.03 per share, with a term of three years. In the event the Company defaults on the note, the Company will issue an additional 1,404,330 shares of its common stock to the note holders. The notes are secured by the Company's intellectual property, which is subject to first lien by AirClic, Inc. (see "Legal Proceedings").

On November 12, 2002, the Company and Cornell terminated the May 2002 Equity Line of Credit Agreement and entered into a new Equity Line of Credit Agreement with Cornell under which Cornell agreed to purchase up to $10.0 million of NeoMedia's common stock and over the next two years, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase is $150,000 with a minimum of seven days between purchases. The shares will be valued at 98% of the lowest closing bid price during the five day period following the delivery of a notice of purchase by NeoMedia. The Company will pay 5% of the gross proceeds of each purchase to Cornell as a commission. According to the terms of the agreement, the Company cannot draw on the line of credit until the shares underlying the agreement are registered for trading with the Securities and Exchange Commission.

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE
ANY INFORMATION OR MAKE ANY REPRESENTATIONS
ABOUT NEOMEDIA TECHNOLOGIES, INC. EXCEPT
THE  INFORMATION OR REPRESENTATIONS
CONTAINED IN THIS PROSPECTUS.  YOU SHOULD
NOT RELY ON ANY ADDITIONAL INFORMATION OR
REPRESENTATIONS IF MADE.

       -----------------------

This prospectus does not constitute an             -----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                             PROSPECTUS

[ ]  except the common stock offered by            -----------------------
this prospectus;

[ ]  in any jurisdiction in which the
offer or solicitation is not authorized;
                                              113,408,376 SHARES OF COMMON STOCK
[ ]  in any jurisdiction where the dealer
or other salesperson is not qualified to
make the offer or solicitation;
                                                 NEOMEDIA TECHNOLOGIES, INC.
[ ]  to any person to whom it is unlawful
to make the offer or solicitation; or
                                                        _____,  2003
[ ]    to any person who is not a United
States resident or who is outside the
jurisdiction of the United States.

The delivery of this prospectus or any
accompanying sale does not imply that:

[ ]   there have been no changes in the
affairs of NeoMedia Technologies, Inc.
after the date of this prospectus; or

[ ]   the information contained in this
prospectus is correct after the date of
this prospectus.

       -----------------------

Until _____, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. NeoMedia will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee      $        210
       Printing and Engraving Expenses                          $      2,500
       Accounting Fees and Expenses                             $     15,000
       Legal Fees and Expenses                                  $     50,000
       Miscellaneous                                            $     17,290

       TOTAL                                                    $     85,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Delaware General Corporation Law, we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The certificate of incorporation and the by-laws of NeoMedia provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


RECENT SALES OF UNREGISTERED SECURITIES

      On December 2, 2002, Jerald Eicke was issued 4,000,000 shares of common stock in exchange for consulting services rendered. The shares of common stock were priced at $0.05 totaling a value of $200,000.

      On December 2, 2002, NeoMedia issued to Michael Kesselbrenner, a private investor, a Promissory Note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the Promissory Note, NeoMedia entered into a Pledge Agreement, dated December 2, 2002, by and between NeoMedia and the Investor under which NeoMedia issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. In the event of default, the third party would issue the shares to the Investor, and NeoMedia would issue additional shares as required to increase Mr. Kesselbrenner's ownership of securities of NeoMedia to equal 51% of its fully-diluted outstanding shares at the time of such default.

      On November 12, 2002, NeoMedia and Cornell Capital Partners terminated the May 2002 Equity Line of Credit Agreement and entered into a new Equity Line of Credit Agreement with Cornell under which Cornell agreed to purchase up to $10.0 million of NeoMedia's common stock and over the next two years, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase is $150,000 with a minimum of seven days between purchases. The shares will be valued at 98% of the lowest closing bid price during the five day period following the delivery of a notice of advance by NeoMedia. NeoMedia will pay 5% of the gross proceeds of each purchase to Cornell as a commission. According to the terms of the agreement, NeoMedia cannot draw on the line of credit until the shares underlying the agreement are registered for trading with the Securities and Exchange Commission. Cornell Capital received a one-time commitment fee payable in 2,000,000 shares of our common stock. Additionally, Westrock Advisors, Inc. was paid a fee of 62,500 shares of NeoMedia's common stock for acting as the placement agent.

      In September 2002, NeoMedia issued 1,161,402 shares of common stock upon exercise of outstanding options by an unrelated consultant at a price of $0.01 per share. The gross proceeds of such transaction were approximately $12,000.

      In August 2002, NeoMedia issued 900,000 shares of common stock to 2150 Western Court L.L.C, the landlord of its Lisle, Illinois sales office, as settlement of a lawsuit relating to past-due and future building rents. The shares were valued at $0.03 per share, the market price at the date of issuance. There were no cash proceeds to NeoMedia in this transaction.

      In July, August and September 2002, we issued an aggregate of 3,000,000 shares of our common stock upon the exercise of outstanding options by a consultant at a price of $0.01 per share. The gross proceeds of such transaction were $30,000.

      In July 2002, we issued 575,980 shares of common stock upon the exercise of outstanding options by an unrelated consultant at a price of $0.01 per share. The gross proceeds of such transaction were approximately $6,000.

      In June 2002, we issued 900,000 shares of common stock to two unrelated consultants as payment for consulting services to be performed from June 2002 through June 2003. There were no cash proceeds to us in these transactions.

      In June 2002, we issued 10,000 shares of common stock to an unrelated vendor as an interest payment on past-due accounts payable. There were no cash proceeds to us in these transactions.

      In May 2002, we issued an aggregate of 200 shares of our common stock upon the exercise of outstanding options by an employee at a price of $0.12 per share. The gross proceeds of such transaction were $24.

      During April 2002, NeoMedia repriced 7.4 million of its common stock options held by employees, consultants and advisors for a period of six months. During the term of the option repricing program, participating holders are entitled to exercise subject options at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Shortly after the announcement of the repricing program, the market price for the Company's common stock fell below $0.12, and has not closed above $0.12 since. As a result, no options were exercised under the terms of the program and NeoMedia did not recognize any expense relating to the repricing program during the nine months ended September 30, 2002 due to immaterial effect on the financial statements.

      In April 2002, we issued an aggregate of 140,775 shares of our common stock upon the exercise of outstanding warrants by Charles W. Fritz, its Chairman and Chief Executive Officer, at a price of $0.12 per share. Mr. Fritz subsequently sold the shares into the market. The gross proceeds of such transaction were approximately $17,000. In accordance with Section 16(b), all proceeds from the sales were retained by us.

      In April 2002, we issued an aggregate of 1,962,255 shares of our common stock upon the exercise of outstanding options by two unrelated parties at a price of $0.12 per share. The gross proceeds of such transaction were approximately $235,000.

      In April 2002, we issued an aggregate of 40,000 shares of our common stock upon the exercise of outstanding options by James J. Keil, an outside director. Mr. Keil purchased 25,000 shares at an exercise price of $0.135 and 15,000 shares at $0.20. The gross proceeds of such transaction were approximately $6,000.

      During March 2002, NeoMedia repriced 1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders are entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and NeoMedia recognized approximately $38,000 in expense relating to the repricing during the nine months ended September 30, 2002.

      In March 2002, we issued an aggregate of 228,675 shares of our common stock upon the exercise of outstanding warrants by an unrelated party at a price of $0.12 per share. The gross proceeds of such transaction were approximately $27,000.

      In February 2002, we issued 19,000,000 shares of our common stock at a price of $0.17 per share to five individuals and two institutional unrelated parties. The shares were issued in exchange for limited recourse promissory notes maturing at the earlier of i.) 90 days from the date of issuance, or ii.) 30 days from the date of registration of the shares. The gross proceeds of such transaction will be approximately $3,040,000 upon maturity of the notes, as a purchase price of $0.01 per share, or $190,000 in aggregate, was paid in cash. During August 2002, the notes matured without payment, and we subsequently cancelled the 19 million shares issued in connection with such notes. We have accrued a liability in the third quarter of $190,000 relating to the par value paid in connection with the issuance of the shares.

      In January 2002, we issued 452,489 shares of common stock to About.com, Inc. The shares were issued upon conversion of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, Inc. as payment for advertising expenses incurred during 2001. This issuance was made pursuant to Section 3(a)(9) of the Act.

      In January 2002, NeoMedia issued 55,000 shares of its common stock at a price of $0.13 per share to an individual unrelated party. Cash proceeds to NeoMedia were $7,150.

      In January 2002, we issued 1,646,987 shares of common stock to two unrelated vendors as settlement of past-due accounts payable and future payments under equipment lease agreements. There were no cash proceeds to us in these transactions.

      In September 2001, we issued 150,000 options to buy shares of common stock at a price of $0.20 per share for consulting services.

      In July 2001, we issued an aggregate of 11,300 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The gross proceeds of such transaction were $23,000. The warrants were originally issued to one unrelated party for professional services provided to us.

      In June 2001, we issued warrants to purchase 404,900 shares of common stock with an exercise price of $2.09 for consulting services.

      In June 2001, we issued an aggregate of 4,100 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The+ gross proceeds of such transaction were $8,000. The warrants were originally issued to one unrelated party for professional services provided to us.

      In May 2001, we issued an aggregate of 320,050 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The gross proceeds of such transaction were $641,000. The warrants were originally issued to one related party in exchange for forgiveness of debt and one unrelated party for professional services provided to us.

      In April 2001, we issued warrants to purchase 50,000 shares of common stock at a price of $0.01 per share to an outside institution for services performed.

      In March and April 2001, we issued 316,500 shares of our common stock at a price of $3.40 per share to four foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,076,000. In connection with the sale, we issued as a commission 50,000 warrants to purchase shares of our common stock at an exercise price of $3.56 per share to a foreign individual.

      In March 2001, we issued 18,000 shares of our common stock at a price of $3.41 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $61,000.

      In March 2001, we issued 156,250 shares of our common stock at a price of $3.20 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $500,000.

      In March 2001, we issued 170,000 shares of our common stock issuable upon the exercise of outstanding warrants held by a foreign institutional unrelated party, originally issued in connection with the transaction described in paragraph 4, above. The gross proceeds of such transaction were approximately $362,000.

      In October 2000, we issued warrants to purchase 80,000 shares of common stock at a price of $4.13 per share for consulting services.

      In October 2000, we issued warrants to purchase 1,400,000 shares of common stock at a price of $6.00 per share to Digital:Convergence Corporation as consideration for a 10-year intellectual property license agreement.

      In March 2000, we issued an aggregate of 1,000,000 shares of our common stock at a price of $7.50 per share to 20 foreign individuals and one foreign institutional unrelated party. The gross proceeds of such transaction were approximately $7,500,000. In connection with the sale, we issued as a commission 125,000 warrants to purchase shares of our common stock at an exercise price of $7.50 per share, 125,000 warrants to purchase shares of our common stock at an exercise price of $15.00 per share, and 100,000 warrants to purchase shares of our common stock at an exercise price of $7.20 per share to the institutional investor and an independent consultant.

      In March 2000, we issued 187,500 shares of our common stock upon the exercise of outstanding warrants at a price of $7.38 per share. The gross proceeds of such transaction were approximately $1,383,000. The warrants were originally issued as payment for professional services provided to us.

      In February 2000, we issued 39,535 shares of our common stock at a price of $6.88 per share to one individual and one institutional unrelated party. In connection with the sale, we also issued 2,500 warrants with an exercise price of $12.74 and 1,454 warrants with an exercise price of $9.56. The gross proceeds of such transaction were approximately $272,000.

      In February 2000, we issued 50,000 shares of our common stock at a price of $6.00 per share to an institutional unrelated party. In connection with the sale, we also issued 2,982 warrants with an exercise price of $10.06. The gross proceeds of such transaction were approximately $300,000.

      In February 2000, we issued 37,500 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share, originally issued in connection with the transaction described above in March 2002. The gross proceeds of such transaction were approximately $75,000.

      In January 2000, we issued an aggregate of 301,368 shares of our common stock at a price of $3.75 per share to 14 unrelated parties, 3 of which were institutions and 11 of which were individuals, of which two were foreign. In connection with the sale, we also issued an aggregate of 12,570 warrants with an exercise price of $7.19, 5,400 warrants with an exercise price of $6.44, and 12,167 warrants with an exercise price of $7.37. The gross proceeds of such transaction were approximately $1,130,000. In connection with the sale, we issued as commissions 9,502 shares of its common stock valued at $7.09 per share.

      In December 1999, we issued options to purchase 150,000 shares of common stock at a price of $0.20 per share for consulting services.

      In November 1999, we issued an aggregate of 143,334 shares of our common stock at a price of $3.75 per share to two individual and two institutional unrelated parties. In connection with the sale, we also issued an aggregate of 5,067 warrants with an exercise price of $5.50, 1,267 warrants with an exercise price of $4.75, 5,333 warrants with an exercise price of $4.67, and 2,667 warrants with an exercise price of $5.84. The gross proceeds of such transaction were approximately $538,000. In connection with the sale, we paid commissions of approximately $35,000.

      In October 1999, we issued 15,000 shares of our common stock at a price of $4.38 per share to an individual unrelated party. In connection with the sale, we also issued 1,500 warrants with an exercise price of $4.38. The gross proceeds of such transaction were approximately $66,000.

      In September 1999, we issued an aggregate of 210,000 shares of our common stock at a price of $7.00 per share to one foreign individual and two foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,470,000. In connection with the sale, we issued as a commission 105,000 warrants to purchase shares of our common stock at an exercise price of $6.00 per share to a foreign institutional investor.

      In September 1999, we issued an aggregate of 275,231 shares of our common stock at a price of $5.75 per share to two individual and three institutional unrelated parties. In connection with the sale, we also issued an aggregate of 27,523 warrants with an exercise price of $6.75. The gross proceeds of such transaction were approximately $1,583,000. In connection with the sale, we paid commissions of $30,000 cash, and also issued 11,172 shares of its common stock valued at $6.19 per share and 10,000 warrants to purchase shares of our common stock at an exercise price of $6.19 per share.

      In June 1999, we issued 250,000 shares of our common stock at a price of $4.00 per share to A.T. Cross Company, an unrelated party. In connection with the sale, we also issued 100,000 warrants with an exercise price of $7.00. The gross proceeds of such transaction were approximately $1,000,000.

      In May 1999, we issued an aggregate of 65,000 shares of our common stock at a price of $4.75 per share to two individual unrelated parties. In connection with the sale, we also issued an aggregate of 6,500 warrants with an exercise price of $5.00. The gross proceeds of such transaction were approximately $309,000. In connection with the sale, we paid commissions of $3,375 cash plus 3,250 warrants to purchase shares of our common stock at an exercise price of $5.00 per share.

      In April 1999, we issued an aggregate of 1,000,000 shares of our common stock at a price of $3.45 per share to two foreign individual unrelated parties and four institutional unrelated parties, three of which were foreign. The gross proceeds of such transaction were approximately $3,450,000. In connection with the sale, we issued as a commission 175,000 warrants to purchase shares of our common stock at an exercise price of $3.45 per share to a foreign institutional unrelated party.

      In April 1999, we issued warrants to purchase 50,000 shares of common stock at a price of $0.01 per share to an outside institution for services performed.

      In February 1999, we issued 250,000 shares of our common stock at a price of $4.00 per share to A.T. Cross Company, an unrelated party. In connection with the sale, we also issued 100,000 warrants with an exercise price of $5.00. The gross proceeds of such transaction were $1,000,000.

      In January and February, 1999, we issued an aggregate of 145,000 shares of our common stock at a price of $3.50 per share to six unrelated parties, two of which were foreign institutions, two of which were foreign individuals, and two of which were domestic individuals. In connection with the sale, we also issued an aggregate of 3,000 warrants with an exercise price of $3.50. The gross proceeds of such transaction were approximately $507,500. In connection with the sale, we also issued as a commission 280,000 warrants to purchase shares of our common stock at an exercise price of $2.13 per share to five of the purchasers.

      In January 1999, we issued 42,857 shares of our common stock at a price of $3.50 per share to an individual related party. In connection with the sale, we also issued 4,286 warrants with an exercise price of $3.50. The gross proceeds of such transaction were approximately $150,000.

      In January 1999, we issued 82,372 shares of our common stock to an individual related party at a price of $3.04 per share. In connection with the sale, we also issued 8,237 warrants with an exercise price of $3.04. The gross proceeds of such transaction were approximately $250,000.

      In January 1999, we issued warrants to purchase 230,000 shares of common stock at a price of $2.13 per share to an outside consultant for services performed.

      In November 1998, we borrowed $500,000, in two separate notes from unrelated third parties. These notes were due in November, 1999 with an interest rate of 20%. One $250,000 note was extended until January 6, 2000, and the other was extended until February 25, 2000. These notes were secured by 375,000 shares of our common stock by placing them in an escrow account. These shares were considered issued but not outstanding for 1999. As part of obtaining the financing, 37,500 stock warrants, exercisable at $2.00 per share, were issued to the lender. These warrants were exercised in February 2000. During 2000, both notes were repaid and the 375,000 shares securing the notes have been released from escrow and retired by us.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

EXHIBITS

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

3.1           Articles of Incorporation of Dev-Tech             Incorporated by reference to Exhibit
              Associates, Inc. and amendment thereto            3.1 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.2           Bylaws of DevSys, Inc.                            Incorporated by reference to Exhibit
                                                                3.2 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.3           Restated Certificate of Incorporation of          Incorporated by reference to Exhibit
              DevSys, Inc.                                      3.3 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.4           By-laws of DevSys, Inc.                           Incorporated by reference to Exhibit
                                                                3.4 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.5           Articles of Merger and Agreement and Plan of      Incorporated by reference to Exhibit
              Merger of DevSys, Inc and Dev-Tech Associates,    3.5 to Registrant's Registration
              Inc.                                              Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.6           Certificate of Merger of Dev-Tech Associates,     Incorporated by reference to Exhibit
              Inc. into DevSys, Inc.                            3.6 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.7           Articles of Incorporation of Dev-Tech             Incorporated by reference to Exhibit
              Migration, Inc. and amendment thereto             3.7 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.8           By-laws of Dev-Tech Migration, Inc.               Incorporated by reference to Exhibit
                                                                3.8 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.9           Restated Certificate of Incorporation of DevSys   Incorporated by reference to Exhibit
              Migration, Inc.                                   3.9 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.10          Form of By-laws of DevSys Migration, Inc.         Incorporated by reference to Exhibit
                                                                3.10 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

                                               II-7

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

3.11          Form of Agreement and Plan of Merger of           Incorporated by reference to Exhibit
              Dev-Tech Migration, Inc. into DevSys Migration,   3.11 to Registrant's Registration
              Inc.                                              Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.12          Form of Certificate of Merger of Dev-Tech         Incorporated by reference to Exhibit
              Migration, Inc. into DevSys Migration, Inc.       3.12 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.13          Certificate of Amendment to Certificate of        Incorporated by reference to Exhibit
              Incorporation of DevSys, Inc. changing its name   3.13 to Registrant's Registration
              to NeoMedia Technologies, Inc.                    Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.14          Form of Certificate of Amendment to Certificate   Incorporated by reference to Exhibit
              of Incorporation of NeoMedia Technologies, Inc.   3.14 to Registrant's Registration
              authorizing a reverse stock split                 Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.15          Form of Certificate of Amendment to Restated      Incorporated by reference to Exhibit
              Certificate of Incorporation of NeoMedia          3.5 to Registrant's Annual Report as
              Technologies, Inc. increasing authorized          filed with the SEC on November 2,
              capital and creating preferred stock              2001

4.1           Form of Certificate for Common Stock of DevSys,   Incorporated by reference to Exhibit
              Inc.                                              4.1 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.2           Form of Joseph Charles' Warrant Agreement         Incorporated by reference to Exhibit
                                                                4.2 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.3           Form of Private Placement Financing Converted     Incorporated by reference to Exhibit
              Securities Registration Rights Agreement          4.4 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.4           Form of 10% Unsecured Subordinate Convertible     Incorporated by reference to Exhibit
              Promissory Note                                   4.5 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.5           Form of Principal Stockholder's Warrant           Incorporated by reference to Exhibit
                                                                4.6 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.6           Form of Placement Agent's Registration Rights     Incorporated by reference to Exhibit
              Agreement                                         4.7 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

                                               II-8

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

4.7           Form of Placement Agent's Warrant for the         Incorporated by reference to Exhibit
              Purchase of Shares of Common Stock and Warrants   4.8 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.8           Form of Warrant Agreement and Warrant             Incorporated by reference to Exhibit
                                                                4.9 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.9           NeoMedia Technologies, Inc. 1998 Stock Option     Incorporated by reference to
              Plan                                              Appendix A to the Registrant's Form
                                                                14A as filed with the SEC on
                                                                February 18, 1998

4.10          Form of Warrant to Charles W. Fritz               Incorporated by reference to Exhibit
                                                                4.10 to the Registrant's
                                                                Registration Statement on Form
                                                                10-KSB as filed with the SEC on
                                                                March 31, 1998

4.11          Form of Warrant to Dominick & Dominick,           Incorporated by reference to Exhibit
              Incorporated                                      4.11 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.12          Form of Warrant to Compass Capital LLC            Incorporated by reference to Exhibit
                                                                4.12 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.13          Form of Warrant to Thornhill Capital, LLC         Incorporated by reference to Exhibit
                                                                4.13 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.14          Form of Warrant to Southeast Research Partners,   Incorporated by reference to Exhibit
              Inc.                                              4.14 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.15          Form of Warrant to Joseph Charles & Associates,   Incorporated by reference to Exhibit
              Inc.                                              4.15 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

5.1           Opinion re:  Legality                             Provided herewith

10.1          Form of "Lock Up" Agreement to be entered into    Incorporated by reference to Exhibit
              by NeoMedia and its Officers, Directors, and      10.1 to the Registrant's
              Shareholders                                      Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.2          Form of Nonsolicitation and Confidentiality       Incorporated by reference to Exhibit
              Agreement                                         10.2 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.3          Employment Agreement, dated May 1, 1996 between   Incorporated by reference to Exhibit
              Dev-Tech Associates, Inc. and Charles W. Fritz    10.3 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

                                               II-9

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.4          Employment Agreement, dated April 1, 1996         Incorporated by reference to Exhibit
              between Dev-Tech Associates, Inc. and Robert T.   10.4 to the Registrant's
              Durst, Jr.                                        Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.5          Employment Agreement, dated May 1, 1996,          Incorporated by reference to Exhibit
              between Dev-Tech Associates, Inc. and Charles     10.5 to the Registrant's
              T. Jensen                                         Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.6          Lease Agreement dated September 1, 1994 for 112   Incorporated by reference to Exhibit
              South Tryon Street, Charlotte, North Carolina     10.6 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.7          Lease dated August 29, 1995 for 280 Shuman        Incorporated by reference to Exhibit
              Boulevard, Naperville, Illinois                   10.8 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.8          Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $413,000 from          10.9 to the Registrant's
              Dev-Tech Associates, Inc. payable to William E.   Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.9          Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $75,000 from           10.10 to the Registrant's
              Dev-Tech Associates, Inc. payable to Dev-Mark,    Registration Statement No. 333-5534
              Inc.                                              as filed with the SEC on November
                                                                25, 1996

10.11         Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $90,000 from           10.12 to the Registrant's
              Dev-Tech Migration, Inc. payable to William E.    Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.12         Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $10,000 from           10.13 to the Registrant's
              Dev-Tech Migration, Inc. payable to Charles W.    Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.13         Demand Promissory Note, dated as of December 9,   Incorporated by reference to Exhibit
              1994, in the principal amount of $500,000 from    10.14 to the Registrant's
              Dev-Tech Migration, Inc. payable to Dev-Tech      Registration Statement No. 333-5534
              Associates, Inc.                                  as filed with the SEC on November
                                                                25, 1996

10.14         Promissory Note, dated as of December 28, 1995,   Incorporated by reference to Exhibit
              in the principal amount of $450,000 from          10.15 to the Registrant's
              Dev-Tech Migration, Inc. payable to Charles W.    Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.15         Promissory Note, dated as of January 2, 1996,     Incorporated by reference to Exhibit
              in the principal amount of $360,000 from          10.16 to the Registrant's
              Dev-Tech Associates, Inc. to Dev-Tech             Registration Statement No. 333-5534
              Migration, Inc.                                   as filed with the SEC on November
                                                                25, 1996

                                               II-10

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.16         Promissory Note, dated as of January 2, 1996,     Incorporated by reference to Exhibit
              in the principal amount of $472,000 from          10.17 to the Registrant's
              William E. Fritz to Dev-Tech Associates, Inc.     Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.17         Promissory Note, dated as of January 2, 1996,     Incorporated by reference to Exhibit
              in the principal amount of $750,000 from          10.18 to the Registrant's
              Dev-Tech Migration, Inc. to Charles W. Fritz      Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.18         Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $46,748 from           10.19 to the Registrant's
              Dev-Tech Migration, Inc. to Brandon Edenfield     Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.19         Promissory Note, dated as of June 19, 1995, in    Incorporated by reference to Exhibit
              the principal amount of $20,000 from Dev-Tech     10.20 to the Registrant's
              Migration, Inc. to Brandon Edenfield              Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.20         Security Agreement, dated as of December 9        Incorporated by reference to Exhibit
              1994, between Dev-Tech Associates, Inc. and       10.21 to the Registrant's
              Dev-Tech Migration, Inc                           Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.21         Agreement for Wholesale Financing (Security       Incorporated by reference to Exhibit
              Agreement), dated October 20, 1992, to IBM        10.35 to the Registrant's
              Credit Corporation from Dev-Tech Associates,      Registration Statement No. 333-5534
              Inc.                                              as filed with the SEC on November
                                                                25, 1996

10.22         Guaranty from Gen-Tech, Inc. to IBM Credit        Incorporated by reference to Exhibit
              Corporation                                       10.36 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.23         Guaranty from Dev-Mark, Inc. to IBM Credit        Incorporated by reference to Exhibit
              Corporation                                       10.37 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.24         Amendment to Agreement for Wholesale Financing    Incorporated by reference to Exhibit
              and Addendum to Agreement for Wholesale           10.38 to the Registrant's
              Financing                                         Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.25         Assignment Agreement, dated September 15, 1994,   Incorporated by reference to Exhibit
              from Dev-Tech Associates, Inc. to IBM Credit      10.39 to the Registrant's
              Corporation                                       Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.26         Guaranty dated October 20, 1992 to IBM Credit     Incorporated by reference to Exhibit
              Corporation from Charles W. Fritz                 10.40 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996
                                               II-11

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.27         Collateralized Guaranty, dated August 16, 1994,   Incorporated by reference to Exhibit
              to IBM Credit Corporation from Charles W.         10.41 to the Registrant's
              Fritz, as Guarantor                               Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.28         Collateralized Guaranty, dated August 16, 1994,   Incorporated by reference to Exhibit
              to IBM Credit Corporation from Dev-Mark, Inc.     10.42 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.29         Dev-Tech Associates, Inc. Annual Incentive Plan   Incorporated by reference to Exhibit
              for Management                                    10.43 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.30         Dev-Tech Associates, Inc. 1996 Stock Option Plan  Incorporated by reference to Exhibit
                                                                10.44 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.31         First Amendment and Restatement of Dev-Tech       Incorporated by reference to Exhibit
              Associates, Inc. 1996 Stock Option Plan           10.45 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.32         Form of Stock Option Agreement - Dev-Tech         Incorporated by reference to Exhibit
              Associates, Inc.                                  10.46 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.33         Dev-Tech Migration, Inc. 1996 Stock Option Plan   Incorporated by reference to Exhibit
                                                                10.47 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.34         First Amendment and Restatement of Dev-Tech       Incorporated by reference to Exhibit
              Migration, Inc.                                   10.48 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.35         Form of Stock Option Agreement - Dev-Tech         Incorporated by reference to Exhibit
              Migration, Inc.                                   10.49 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.36         Dev-Tech Associates, Inc. 401(k) Plan and         Incorporated by reference to Exhibit
              amendments                                        10.50 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.37         Engagement Letter, dated March 13, 1995, with     Incorporated by reference to Exhibit
              Compass Capital, Inc. and Amendments thereto      10.51 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996
                                               II-12

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.38         Mutual General Release and Stock Purchase         Incorporated by reference to Exhibit
              Agreement with the Estate of Thomas Ruberry       10.52 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.39         Form of "Lock-Up" Agreement with Bridge           Incorporated by reference to Exhibit
              Financing Selling Stockholders and Form of        10.53 to the Registrant's
              Addendum to Subscription Agreement                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.40         Forms of Agreements Not to Sell                   Incorporated by reference to Exhibit
                                                                10.58 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.41         Letter of Intent dated October 11, 1996 between   Incorporated by reference to Exhibit
              NeoMedia Technologies, Inc. and E-Stamp           10.59 to the Registrant's
              Corporation                                       Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.42         First Amendment and Restatement of NeoMedia       Incorporated by reference to Exhibit
              Technologies, Inc. 1996 Stock Option Plan         10.60 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.43         Agreement of Lease, dated November 27, 1996,      Incorporated by reference to Exhibit
              between First Union National Bank of Florida      10.43 to the Registrant's Annual
              and NeoMedia Technologies, Inc.                   Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.44         Sublease Agreement between NeoMedia               Incorporated by reference to Exhibit
              Technologies, Inc. and Lancaster Annuity          10.44 to the Registrant's Annual
              Services Company dated November 8, 1996           Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.45         Agreement for Sale of Assets between Basic        Incorporated by reference to Exhibit
              Developments, Inc. and Meja Sistemas C.A. and     10.45 to the Registrant's Annual
              NeoMedia Technologies, dated February 12, 1997    Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.46         Master Lease between William E. Fritz and         Incorporated by reference to Exhibit
              NeoMedia Technologies, Inc., dated November 6,    10.46 to the Registrant's Annual
              1996                                              Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.47         Agreement for Wholesale Financing, dated          Incorporated by reference to Exhibit
              February 20, 1997, between IBM Credit             10.47 to the Registrant's Annual
              Corporation and NeoMedia Technologies, Inc.       Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.48         Collateralized Guaranty, dated February 20,       Incorporated by reference to Exhibit
              1997, between IBM Credit Corporation and          10.48 to the Registrant's Annual
              NeoMedia Technologies, Inc.                       Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.49         Lease by and between American National Bank and   Incorporated by reference to Exhibit
              Trust Company of Chicago and NeoMedia             10.50 to the Registrant's Quarterly
              Technologies, Inc., February 25, 1997             Report on Form 10-QSB as filed with
                                                                the SEC on March 31, 1997

                                               II-13

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.50         Letter Agreement by and between Dominick &        Incorporated by reference to Exhibit
              Dominick, Incorporated and NeoMedia               10.51 to the Registrant's Quarterly
              Technologies, Inc. dated March 20, 1997           Report on Form 10-QSB as filed with
                                                                the SEC on June 30, 1997

10.51         Stock Purchase Agreement dated August 30, 1997    Incorporated by reference to Exhibit
              by and between NeoMedia Technologies, Inc. and    99.1 to the Registrant's Current
              George Luntz and Gerald L. Willis                 Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.52         Registration Rights Agreement dated September     Incorporated by reference to Exhibit
              25, 1997 by and between NeoMedia Technologies,    99.2 to the Registrant's Current
              Inc., Gerald L. Willis and George G. Luntz        Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.53         Consulting Agreement dated August 30, 1997 by     Incorporated by reference to Exhibit
              and between NeoMedia Technologies, Inc. and       99.3 to the Registrant's Current
              George Luntz                                      Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.54         Employment Agreement dated August 30, 1997 by     Incorporated by reference to Exhibit
              and between NeoMedia Technologies, Inc. and       99.4 to the Registrant's Current
              George Luntz                                      Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.55         Termination of Collaterized Guaranty between      Incorporated by reference to Exhibit
              IBM Credit Corporation, Gen-Tech, Inc. and        10.49 to the Registrant's Annual
              Dev-Mark, Inc., dated February 5, 1997            Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.56         Purchase Agreement dated December 31, 1998, by    Incorporated by reference to Exhibit
              and between NeoMedia Technologies, Inc. and       10.30 to the Registrant's Annual
              Solar Communications, Inc.                        Report on Form 10-KSB as filed with
                                                                the SEC on April 15, 1999

10.57         NeoMedia Technologies, Inc. 1998 Stock Option     Incorporated by reference to
              Plan                                              Appendix A of the Registrant's Form
                                                                14A as filed with the SEC on
                                                                February 18, 1998

10.58         Amendment to NeoMedia Technologies 1998 Stock     Incorporated by reference to Form
              Option Plan                                       14A as filed with the SEC on July 2,
                                                                1999

10.59         Employment Agreement dated August 2, 1999         Incorporated by reference to Exhibit
              between NeoMedia Technologies, Inc. and William   10.32 to the Registrant's Annual
              Goins                                             Report on Form 10-KSB as filed with
                                                                the SEC on March 30, 2000

10.60         Licensing Agreement between Digital Convergence   Incorporated by reference to Exhibit
              Corporation and NeoMedia Technologies, Inc.       10.1 to the Registrant's Quarterly
                                                                Report on Form 10-QSB as filed with
                                                                the SEC on October 30, 2000

10.61         Sale and Purchase Agreement between Qode.com,     Incorporated by reference to Exhibit
              Inc. and NeoMedia Technologies, Inc.              10.48 to the Registrant's Current
                                                                Report on Form 8-K as filed with the
                                                                SEC on March 15, 2001

10.62         Warrant repricing letter dated March 19, 2002     Incorporated by reference to Exhibit
                                                                1.2 to the Registrant's Current
                                                                Report on Form 8-K as filed with the
                                                                SEC on April 2, 2002

10.63         Option repricing letter dated April 3, 2002       Incorporated by reference to Exhibit
                                                                1.2 to the Registrant's Current
                                                                Report on Form 8-K as filed with the
                                                                SEC on April 15, 2002

                                               II-14

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.64         Intellectual Property licensing agreement         Incorporated by reference to Exhibit
              between NeoMedia and A.T. Cross Company           10.18 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.65         Intellectual Property licensing agreement         Incorporated by reference to Exhibit
              between NeoMedia and Symbol Technologies, Inc.    10.19 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.66         Sponsorship and Advertising Agreement between     Incorporated by reference to Exhibit
              NeoMedia and About.com, Inc.                      10.20 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.67         Letter of Intent regarding proposed strategic     Incorporated by reference to Exhibit
              transaction between NeoMedia and AirClic, Inc.    10.21 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.68         Form of Promissory Note issued to AirClic, Inc.   Incorporated by reference to Exhibit
                                                                10.22 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.69         Form of Limited Recourse Promissory Note issued   Incorporated by reference to Exhibit
              in exchange for 19 Million Shares of Common       10.23 to the  Registrant's Form S-1/A
              Stock                                             as filed with the SEC on April 24,
                                                                2002

10.70         Nasdaq Staff Determination Letter with respect    Incorporated  by reference to Exhibit
              to de-listing of NeoMedia securities from the     10.24 to the Registrant's Form S-1/A
              Nasdaq SmallCap market                            as filed with the SEC on April 24,
                                                                2002

10.71         Revised warrant repricing letter dated April 3,   Incorporated by reference to Exhibit
              2002                                              10.25 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.72         RESERVED

10.73         License Agreement, dated October 18, 2000,        Incorporated by reference to Exhibit
              between Digital Convergence Corporation and       10.1 to the Registrants Form 10-QSB
              NeoMedia                                          as filed on October 30, 2000

10.74         Nasdaq Staff delisting notification letter        Incorporated by reference to Exhibit
              dated May 16, 2002                                10.18 to the Registrant's Quarterly
                                                                Report on Form 10-Q as filed with
                                                                the SEC on August 14, 2002

10.75         Settlement Agreement relating to wrongful         Incorporated  by reference to Exhibit
              termination  lawsuit  brought  by  former         10.19 to the Registrant's Form 10-Q
              president and Chief Operating Officer             as filed with the SEC on August 14,
                                                                2002

10.76         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and 2150 Western Court      10.20 to the Registrants Form 10-Q
              Company, LLC                                      as filed on November 14, 2002

10.77         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and Ripfire, Inc.           10.21 to the Registrants Form 10-Q
                                                                as filed on November 14, 2002

                                               II-15

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.78         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and Wachovia Bank, N.A.     10.22 to the Registrants Form 10-Q
                                                                as filed on November 14, 2002

10.79         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and Marianne LePera,        10.23 to the Registrants Form 10-Q
              NeoMedia Technologies' former General Counsel     as filed on November 14, 2002

10.80         Equity Line of Credit Agreement,                  Provided herewith
              dated February 11, 2003, between NeoMedia
              Technologies and Cornell Capital Partners LP

10.81         Sponsorship and Advertising Agreement, dated      Incorporated by reference to Exhibit
              May 23, 2001, between About.com and NeoMedia      23.7 to the Registrants Form S-1/A
                                                                as filed on November 16, 2001

10.82         Promissory Note dated December 2, 2002 between    Incorporated by reference to Exhibit
              Michael Kesselbrenner and NeoMedia                99.1 of the Registrant's Form 8-K as
                                                                filed with the SEC on December 12,
                                                                2002.

10.83         Pledge Agreement dated December 2, 2002,          Incorporated by reference to Exhibit
              between Michael Kesselbrenner and NeoMedia        99.2 of the Registrant's Form 8-K as
                                                                filed with the SEC on December 12,
                                                                2002.

10.84         Form of Placement Agent Agreement, dated          Provided herewith
              November 2002, between NeoMedia Technologies
              and Westrock Advisors, Inc.

10.85         Form of Escrow Agreement, dated November 2002,    Provided herewith
              between NeoMedia Technologies and Cornell
              Capital Partners

10.86         Form of Registration Rights Agreement, dated      Provided herewith
              November 2002, between NeoMedia Technologies
              and Cornell Capital Partners

10.87         Promissory Note, dated February 23, 2001,         Provided herewith
              between Digital Convergence Corporation and
              NeoMedia

10.88         Termination Agreement, dated August 21, 2001,     Provided herewith
              between About.com and NeoMedia

21.0          Subsidiaries                                      Incorporated by reference to Exhibit
                                                                21 of the Registrant's  Annual Report
                                                                on Form 10-K as filed on April 18, 2001.

23.1          Consent of Stonefield Josephson, Inc.             Provided herewith

23.2          Consent of Ernst & Young, LLP                     Provided herewith

23.3          Consent of Kirkpatrick & Lockhart, LLP            Incorporated by reference to Exhibit
                                                                5.1 of this filing

23.4          Notice regarding consent of Arthur Andersen LLP   Provided herewith


                                               II-16

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on February 11, 2003.

                                 NEOMEDIA TECHNOLOGIES, INC.


                                 By:  /s/ Charles T. Jensen
                                     ---------------------------------------
                                      Charles T. Jensen
                                      President, Chief Executive Officer,
                                      Chief Operating Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURES             TITLE                                   DATE
----------             -----                                   ----


/s/ Charles T. Jensen
---------------------  President, Chief Executive Officer,
Charles T. Jensen      Chief Operating Officer and Director    February 11, 2003


/s/ William E. Fritz
--------------------   Director and Secretary                  February 11, 2003
William E. Fritz


/s/ Charles W. Fritz
--------------------   Chairman of the Board
Charles W. Fritz                                               February 11, 2003


/s/ David A. Dodge
--------------------   Vice-President, Chief Financial
David A. Dodge         Officer and Controller                  February 11, 2003


/s/ Hayes Barclay
--------------------   Director                                February 11, 2003
Hayes Barclay


/s/ James J. Keil
--------------------   Director                                February 11, 2003
James J. Keil